Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-260359

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
1.150% Senior Notes due 2023	$1,750,000,000	100%	$1,750,000,000	$162,225.00
1.650% Senior Notes due 2024	$3,250,000,000	99.878%	$3,246,035,000	$300,907.44
1.750% Senior Notes due 2024	$1,000,000,000	99.878%	$998,780,000	$92,586.91
2.450% Senior Notes due 2026	$3,750,000,000	99.832%	$3,743,700,000	$347,040.99
3.000% Senior Notes due 2028	$3,750,000,000	99.818%	$3,743,175,000	$346,992.32
3.300% Senior Notes due 2032	$4,000,000,000	99.624%	$3,984,960,000	$369,405.79
3.400% Senior Notes due 2033	$1,500,000,000	99.570%	$1,493,550,000	$138,452.09
3.850% Senior Notes due 2041	$1,500,000,000	99.765%	$1,496,475,000	$138,723.23
Floating Rate Senior Notes due 2023	$500,000,000	100%	$500,000,000	$46,350.00
Guarantees of Notes registered pursuant to this registration statement	—	—	—	(2)
Total				$1,942,683.77

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 19, 2021)

$21,000,000,000

AerCap Ireland Capital Designated Activity Company

AerCap Global Aviation Trust

$1,750,000,000 1.150% Senior Notes due 2023

$3,250,000,000 1.650% Senior Notes due 2024

$1,000,000,000 1.750% Senior Notes due 2024

$3,750,000,000 2.450% Senior Notes due 2026

$3,750,000,000 3.000% Senior Notes due 2028

$4,000,000,000 3.300% Senior Notes due 2032

$1,500,000,000 3.400% Senior Notes due 2033

$1,500,000,000 3.850% Senior Notes due 2041

$500,000,000 Floating Rate Senior Notes due 2023

Guaranteed by AerCap Holdings N.V.

AerCap Ireland Capital Designated Activity Company, a designated activity company with limited liability incorporated under the laws of Ireland (the “Irish Issuer”), and AerCap Global Aviation Trust, a Delaware statutory trust (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers”), are offering $1,750,000,000 aggregate principal amount of 1.150% Senior Notes due 2023 (the “2023 Notes”), $3,250,000,000 aggregate principal amount of 1.650% Senior Notes due 2024 (the “2024 Notes”), $1,000,000,000 aggregate principal amount of 1.750% Senior Notes due 2024 (the “2024 NC1 Notes”), $3,750,000,000 aggregate principal amount of 2.450% Senior Notes due 2026 (the “2026 Notes”), $3,750,000,000 aggregate principal amount of 3.000% Senior Notes due 2028 (the “2028 Notes”), $4,000,000,000 aggregate principal amount of 3.300% Senior Notes due 2032 (the “2032 Notes”), $1,500,000,000 aggregate principal amount of 3.400% Senior Notes due 2033 (the “2033 Notes”), $1,500,000,000 aggregate principal amount of 3.850% Senior Notes due 2041 (the “2041 Notes” and, collectively with the 2023 Notes, the 2024 Notes, the 2024 NC1 Notes, the 2026 Notes, the 2028 Notes, the 2032 Notes and the 2033 Notes, the “Fixed Rate Notes”) and $500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2023 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”). The Notes will be issued pursuant to an indenture, to be dated as of the closing date of this offering (as supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Issuers will pay interest on the 2023 Notes semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022. The 2023 Notes will mature on October 29, 2023. The Issuers will pay interest on the 2024 Notes semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022. The 2024 Notes will mature on October 29, 2024. The Issuers will pay interest on the 2024 NC1 Notes semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022. The 2024 NC1 Notes will mature on October 29, 2024. The Issuers will pay interest on the 2026 Notes semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022. The 2026 Notes will mature on October 29, 2026. The Issuers will pay interest on the 2028 Notes semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022. The 2028 Notes will mature on October 29, 2028. The Issuers will pay interest on the 2032 Notes semi-annually in arrears on January 30 and July 30 of each year, commencing on January 30, 2022. The 2032 Notes will mature on January 30, 2032. The Issuers will pay interest on the 2033 Notes semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022. The 2033 Notes will mature on October 29, 2033. The Issuers will pay interest on the 2041 Notes semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022. The 2041 Notes will mature on October 29, 2041. The Issuers will pay interest on the Floating Rate Notes quarterly in arrears on March 29, June 29, September 29 and December 29 of each year, commencing on December 29, 2021. The Floating Rate Notes will mature on September 29, 2023. Interest on the Floating Rate Notes will reset quarterly and will be equal to compounded SOFR (as defined in this prospectus supplement) applicable to the relevant interest period plus 0.680%, as described under “Description of Notes—Floating Rate Notes.”

We intend to use the net proceeds from this offering to fund a portion of the cash consideration to be paid in the GECAS Transaction (as defined in this prospectus supplement) and to pay related fees and expenses, with any excess proceeds to be used for general corporate purposes. The closing of this offering is not conditioned upon the completion of the GECAS Transaction, which, if completed, will occur subsequent to the closing of this offering. In the event, however, that the GECAS Transaction is not completed on or before the earliest of (i) June 9, 2022, (ii) the valid termination of the Transaction Agreement (as defined in this prospectus supplement) (other than in connection with the completion of the GECAS Transaction) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the GECAS Transaction will not close, we will be required to redeem all of the outstanding Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of Notes—Special Mandatory Redemption.”

Prior to October 29, 2023, in the case of the 2023 Notes (the maturity date of the 2023 Notes), September 29, 2024, in the case of the 2024 Notes (1 month prior to the maturity date of the 2024 Notes), October 29, 2022, in the case of the 2024 NC1 Notes (2 years prior to the maturity date of the 2024 NC1 Notes), September 29, 2026, in the case of the 2026 Notes (1 month prior to the maturity date of the 2026 Notes), August 29, 2028, in the case of the 2028 Notes (2 months prior to the maturity date of the 2028 Notes), October 30, 2031, in the case of the 2032 Notes (3 months prior to the maturity date of the 2032 Notes), July 29, 2033, in the case of the 2033 Notes (3 months prior to the maturity date of the 2033 Notes) and April 29, 2041, in the case of the 2041 Notes

(6 months prior to the maturity date of the 2041 Notes), the Issuers may redeem some or all of the Fixed Rate Notes of the applicable series, at their option, at any time and from time to time by paying a specified “make-whole” premium. On or after September 29, 2024, in the case of the 2024 Notes (1 month prior to the maturity date of the 2024 Notes), October 29, 2022, in the case of the 2024 NC1 Notes (2 years prior to the maturity date of the 2024 NC1 Notes), September 29, 2026, in the case of the 2026 Notes (1 month prior to the maturity date of the 2026 Notes), August 29, 2028, in the case of the 2028 Notes (2 months prior to the maturity date of the 2028 Notes), October 30, 2031, in the case of the 2032 Notes (3 months prior to the maturity date of the 2032 Notes), July 29, 2033, in the case of the 2033 Notes (3 months prior to the maturity date of the 2033 Notes) and April 29, 2041, in the case of the 2041 Notes (6 months prior to the maturity date of the 2041 Notes), the Issuers may redeem some or all of the Fixed Rate Notes of the applicable series, at their option, at any time and from time to time at par. Except as described herein under “Description of Notes—Redemption for Changes in Withholding Taxes,” the Floating Rate Notes will not be subject to redemption at the Issuers’ option. See “Description of Notes—Optional Redemption.” If we experience a Change of Control Triggering Event (as defined under “Description of Notes—Certain Definitions”), the Issuers will be required to make an offer to purchase all of the Notes at the price described under “Description of Notes—Repurchase Upon a Change of Control Triggering Event.” The Issuers may redeem the Notes of a series at their option, at any time in whole but not in part, in the event of certain developments affecting taxation described under “Description of Notes—Redemption for Changes in Withholding Taxes.”

The Notes will be joint and several obligations of the Issuers and will be the Issuers’ senior unsecured obligations. The Notes will be fully and unconditionally guaranteed (the “guarantees”) on a senior unsecured basis by AerCap Holdings N.V. (“Holdings” and such guarantee, the “Holdings Guarantee”) and certain other subsidiaries of Holdings (together with Holdings, the “guarantors”), as described under “Description of Notes—Guarantees.” The Notes and the guarantees will rank pari passu in right of payment with all senior debt of the Issuers and the guarantors and will rank senior in right of payment to all of the Issuers’ and the guarantors’ subordinated debt. The Notes and the guarantees will be effectively subordinated to all of the Issuers’ and each guarantor’s existing and future secured debt to the extent of the value of the assets securing such debt. The Notes and the guarantees will be structurally subordinated to all of the existing and future debt and other liabilities of Holdings’ subsidiaries (other than the Issuers) that do not guarantee the Notes. See “Description of Notes—Ranking.”

Investing in the Notes involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-30 of this prospectus supplement and in the documents incorporated by reference herein before you make an investment in the Notes.

	Public Offering Price(1)	Underwriting Discount(2)	Proceeds Before Expenses to the Issuers(2)
Per 2023 Note	100.000%	0.250%	99.750%
Total for 2023 Notes	$1,750,000,000	$4,375,000	$1,745,625,000
Per 2024 Note	99.878%	0.300%	99.578%
Total for 2024 Notes	$3,246,035,000	$9,750,000	$3,236,285,000
Per 2024 NC1 Note	99.878%	0.300%	99.578%
Total for 2024 NC1 Notes	$998,780,000	$3,000,000	$995,780,000
Per 2026 Note	99.832%	0.500%	99.332%
Total for 2026 Notes	$3,743,700,000	$18,750,000	$3,724,950,000
Per 2028 Note	99.818%	0.525%	99.293%
Total for 2028 Notes	$3,743,175,000	$19,687,500	$3,723,487,500
Per 2032 Note	99.624%	0.550%	99.074%
Total for 2032 Notes	$3,984,960,000	$22,000,000	$3,962,960,000
Per 2033 Note	99.570%	0.675%	98.895%
Total for 2033 Notes	$1,493,550,000	$10,125,000	$1,483,425,000
Per 2041 Note	99.765%	0.875%	98.890%
Total for 2041 Notes	$1,496,475,000	$13,125,000	$1,483,350,000
Per Floating Rate Note	100.000%	0.250%	99.750%
Total for Floating Rate Notes	$500,000,000	$1,250,000	$498,750,000
Total	$20,956,675,000	$102,062,500	$20,854,612,500

(1)	Plus accrued interest, if any, from October 29, 2021.
(2)	Percentages are calculated based on the aggregate principal amount of the applicable series of Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in global form through the book-entry system of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about October 29, 2021.

Joint Global Coordinators

Citigroup	Goldman Sachs & Co. LLC

Joint Book-Running Managers

Citigroup (All Notes)	Goldman Sachs & Co. LLC (All Notes)	BofA Securities (2024 Notes, 2026 Notes and 2033 Notes)	Barclays (2024 NC1 Notes, 2026 Notes, 2041 Notes and Floating Rate Notes)	Credit Agricole CIB (2024 NC1 Notes, 2026 Notes, 2028 Notes and 2041 Notes)

Deutsche Bank Securities (2023 Notes, 2024 Notes and 2041 Notes)	J.P. Morgan (2023 Notes, 2024 NC1 Notes, 2032 Notes and 2041 Notes)	Mizuho Securities (2028 Notes, 2032 Notes, 2033 Notes and Floating Rate Notes)	Morgan Stanley (2024 NC1 Notes, 2024 Notes and 2028 Notes)	RBC Capital Markets (2026 Notes, 2032 Notes and 2033 Notes)

Santander (2032 Notes, 2033 Notes, 2041 Notes and Floating Rate Notes)	BNP PARIBAS (2023 Notes, 2024 Notes and 2028 Notes)	Credit Suisse (2024 Notes, 2026 Notes and 2033 Notes)	HSBC (2023 Notes, 2024 Notes and 2032 Notes)	TD Securities (2023 Notes, 2033 Notes and 2041 Notes)

Truist Securities (2024 NC1 Notes, 2024 Notes and 2032 Notes)	Wells Fargo Securities (2028 Notes, 2032 Notes and Floating Rate Notes)	MUFG (2026 Notes and Floating Rate Notes)	SOCIETE GENERALE (2028 Notes and Floating Rate Notes)	Fifth Third Securities (2023 Notes)

Co-Managers*

BofA Securities	Barclays	Credit Agricole CIB	Deutsche Bank Securities	J.P. Morgan

Mizuho Securities	Morgan Stanley	RBC Capital Markets	Santander	BNP PARIBAS

Credit Suisse	HSBC	TD Securities	Truist Securities	Wells Fargo Securities

	MUFG	SOCIETE GENERALE	Fifth Third Securities
*	Underwriters that are listed above as Joint Book-Running Managers for a particular series of Notes are not also Co-Managers for that series.

Prospectus Supplement dated October 21, 2021

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We and the underwriters are responsible only for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and any information we and the underwriters have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the Notes.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. To fully understand this offering, you should also read all of these documents, including those referred to under the caption “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. Investors should carefully review the risk factors relating to us in the section captioned “Risk Factors” herein, in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 2, 2021, and in our Reports on Form 6-K furnished to the SEC and incorporated by reference herein. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained or incorporated by reference in this prospectus supplement shall control. As used in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “AerCap,” “we,” “us,” “our” and the “Company” include AerCap Holdings N.V. and its consolidated subsidiaries prior to completion of the GECAS Transaction.

This prospectus supplement (i) has not been prepared in accordance with and is not a “prospectus” or a “supplement” for the purposes of either Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) or Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK Prospectus Regulation”), (ii) has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of either the Prospectus Regulation or the UK Prospectus Regulation and (iii) is referred to as a “prospectus supplement” because this is the terminology used for such an offer document in the United States.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the European Economic Area to which the Prospectus Regulation applies (each, a “Relevant Member State”) or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation or the UK Prospectus Regulation, as applicable, from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State or the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuers, the guarantors or the underwriters to publish a prospectus pursuant to the Prospectus Regulation or the UK Prospectus Regulation, as applicable, or supplement a prospectus pursuant to the Prospectus Regulation or the UK Prospectus Regulation, as applicable, in each case, in relation to such offer. None of the Issuers, the guarantors or the underwriters has authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuers, the guarantors or the underwriters to publish or supplement a prospectus for such offer.

Except as otherwise noted, all dollar amounts in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are in U.S. dollars. The consolidated financial statements of the Company incorporated by reference herein have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus supplement, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

•

the severity, extent and duration of the Covid-19 pandemic, including the impact of Covid-19 vaccine distribution and vaccination rates, and the rate of recovery in air travel, the aviation industry and global economic conditions; the potential impacts of the pandemic and responsive government actions on our business and results of operations, financial condition and cash flows,

•	the availability of capital to us and to our customers, and changes in interest rates,

•	a downgrade in our credit rating,

•	the ability of our lessees and potential lessees to make lease payments to us,

•	our ability to successfully negotiate aircraft purchases, sales and leases, to collect outstanding amounts due and to repossess aircraft under defaulted leases, and to control costs and expenses,

•	changes in the overall demand for commercial aircraft leasing and aircraft management services,

•	the effects of terrorist attacks on the aviation industry and on our operations,

•	the economic condition of the global airline and cargo industry and economic and political conditions,

•	development of increased government regulation, including travel restrictions, regulation of trade and the imposition of import and export controls, tariffs and other trade barriers,

•	competitive pressures within the industry,

•	the negotiation of aircraft management services contracts,

•	our ability to consummate the GECAS Transaction, including satisfying the conditions required to complete the GECAS Transaction,

•	if the GECAS Transaction is completed, our ability to successfully integrate GECAS or achieve its anticipated benefits, synergies and cost savings,

•	the potential impact of the announcement or consummation of the GECAS Transaction on relationships, including with employees, suppliers, customers and competitors,

•	the form and terms of debt that we ultimately incur in connection with the GECAS Transaction,

•	regulatory changes affecting commercial aircraft operators, aircraft maintenance, engine standards, accounting standards and taxes, and

•

the risks described or referred to in “Risk Factors” in this prospectus supplement, in our Annual Report on Form 20-F for the year ended December 31, 2020 and in our Reports on Form 6-K furnished to the SEC and incorporated by reference herein.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus supplement and the accompanying prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under “Risk Factors” herein, in our Annual Report on Form 20-F for the year ended December 31, 2020 incorporated by reference herein and in any Report on Form 6-K furnished to the SEC and incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to foreign private issuers. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC’s Internet site at www.sec.gov. We will provide each person to whom a prospectus supplement is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus supplement.

INCORPORATION BY REFERENCE

The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	AerCap’s Annual Report on Form 20-F for the year ended December 31, 2020, as filed with the SEC on March 2, 2021; and

•

AerCap’s Reports on Form 6-K, furnished to the SEC on March 10, 2021 (solely with respect to the first three paragraphs contained therein), March  12, 2021 (solely with respect to exhibit 99.3 thereto), April  2, 2021 (solely with respect to the first two paragraphs contained therein), April  28, 2021, May  12, 2021, July  29, 2021 and October 19, 2021.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, Reports on Form 6-K that we furnish to the SEC, in each case prior to the completion or termination of this offering, shall be incorporated by reference in this prospectus supplement and be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus supplement carefully together with the information incorporated by reference herein, including “Risk Factors” and the financial statements, and notes related thereto, incorporated by reference in this prospectus supplement, before making an investment decision.

Our Business

We are the global leader in aircraft leasing. We focus on acquiring in-demand aircraft at attractive prices, funding them efficiently, hedging interest rate risk prudently and using our platform to deploy these assets with the objective of delivering superior risk-adjusted returns. We believe that by applying our expertise, we will be able to identify and execute on a broad range of market opportunities that we expect will generate attractive returns for our shareholders. We are an independent aircraft lessor, and, as such, we are not affiliated with any airframe or engine manufacturer. This independence provides us with purchasing flexibility to acquire aircraft or engine models regardless of the manufacturer. We operate our business on a global basis.

We have the infrastructure, expertise and resources to execute a large number of diverse aircraft transactions in a variety of market conditions. Our teams of dedicated marketing and asset trading professionals have been successful in leasing and managing our aircraft portfolio. During the six months ended June 30, 2021, our weighted average owned aircraft utilization rate was 95.3%, calculated based on the number of days each aircraft was on lease during the period, weighted by the net book value of the aircraft. As of June 30, 2021, the weighted average age of our 934 owned aircraft fleet, weighted by net book value, was 6.6 years.

We lease most of our aircraft to airlines under operating leases. Under these leases, the lessee is responsible for the maintenance and servicing of the equipment during the lease term and we receive the benefit, and assume the risks, of the residual value of the equipment at the end of the lease.

The GECAS Transaction

Overview

On March 9, 2021, we entered into a definitive agreement (the “Transaction Agreement”) with General Electric Company (“GE”) and certain of its subsidiaries to acquire (the “GECAS Transaction”) GE Capital Aviation Services, the aviation leasing business of GE (“GECAS” or the “GECAS Business”).

Following completion of the GECAS Transaction, we will retain the name AerCap and the GECAS Business will become part of our business. Under the terms of the Transaction Agreement and subject to the conditions set forth therein, GE will receive (subject to adjustment pursuant to the terms of the Transaction Agreement) 111.5 million newly issued AerCap ordinary shares (the “GE Shares”), approximately $24 billion of cash (subject to adjustment pursuant to the terms of the Transaction Agreement, including an adjustment in respect of net cash generated by the GECAS Business from September 30, 2020 to the consummation of the GECAS Transaction that is estimated to result in a reduction in cash consideration to be transferred to GE at consummation of the GECAS Transaction) and $1 billion of subordinated notes, senior notes or cash (to be determined at our option). Upon completion of the GECAS Transaction, we expect GE to own approximately 46% of our outstanding shares. Our shareholders approved the GECAS Transaction on May 12, 2021 and we have received all regulatory approvals required to complete the GECAS Transaction. The completion of the GECAS Transaction remains subject to the satisfaction (or waiver) of customary closing conditions.

Upon completion of the GECAS Transaction, our board of directors (the “AerCap Board”) will consist of the nine directors serving on the AerCap Board immediately prior to completion of the GECAS Transaction and

GE will be entitled to nominate two additional directors. For so long as GE and its wholly owned subsidiaries own at least 10% of our outstanding shares, GE will be entitled to nominate two directors to serve on the AerCap Board, and for so long as GE and its wholly owned subsidiaries own any of our outstanding shares, GE will be entitled to nominate one director to serve on the AerCap Board, in each case subject to certain limitations set forth in a shareholders’ agreement to be entered into between AerCap and certain subsidiaries of GE upon completion of the GECAS Transaction (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, the GE Shares will be subject to a lockup period that will expire in stages over a nine to fifteen month period after completion of the GECAS Transaction. The Shareholders’ Agreement will also contain voting restrictions and standstill provisions in respect of the GE Shares. Additionally, GE will enter into an agreement with us upon completion of the GECAS Transaction pursuant to which we will grant GE registration rights in respect of the GE Shares. In the event that subordinated notes or senior notes are issued to GE upon completion of the GECAS Transaction, GE will be prohibited from transferring those notes prior to six months after the completion date of the GECAS Transaction (in the case of subordinated notes) or 90 days after the completion date of the GECAS Transaction (in the case of senior notes) without our consent.

The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is filed as Exhibit 99.3 to our Report on Form 6-K filed with the SEC on March 12, 2021 and incorporated by reference into this prospectus supplement.

The Combined Company

As of June 30, 2021, on a pro forma basis after giving effect to the GECAS Transaction, we would have owned 1,811 aircraft and we would have managed 191 aircraft. The following table presents our aircraft portfolio by aircraft type as of June 30, 2021, on a pro forma basis after giving effect to the GECAS Transaction:

Aircraft type	Number of owned aircraft	% Net Book Value	Number of managed aircraft	Total owned and managed aircraft
Passenger Aircraft	1,739	97%	191	1,930
Airbus A320 Family	539	14%	80	619
Airbus A320neo Family	276	24%	10	286
Airbus A330	75	3%	10	85
Airbus A350	41	10%	5	46
Boeing 737 MAX	39	3%	—	39
Boeing 737NG	403	15%	78	481
Boeing 767	25	—	3	28
Boeing 777-200ER	21	1%	2	23
Boeing 777-300 / 300ER	49	4%	2	51
Boeing 787	99	20%	1	100
Embraer E190 / 195-E2	73	2%	—	73
Other (1)	99	1%	—	99
Freighter Aircraft	72	3%	—	72
Boeing 737	46	2%	—	46
Boeing 747 / 767 / 777	26	1%	—	26
Total	1,811	100%	191	2,002

Note:

(1)

Other includes 38 Bombardier CRJ200 aircraft; 28 Embraer E170/175 aircraft; 19 ATR and De Havilland Canada DHC-8-400 aircraft; eight Boeing 757-200 aircraft, three A340-600 and three Boeing 737 Classic aircraft.

As of June 30, 2021, on a pro forma basis after giving effect to the GECAS Transaction, we would have had commitments to purchase 450 new aircraft scheduled for delivery through 2027. The following table presents our future aircraft purchase commitments as of June 30, 2021, on a pro forma basis after giving effect to the GECAS Transaction:

Year	Narrowbody Aircraft	Widebody Aircraft	Total
2021	47	1	48
2022	65	8	73
2023	73	6	79
2024	82	9	91
Thereafter	146	13	159
Total(1)	413	37	450

Note:

(1)	Includes purchase leaseback transactions. Excludes aircraft for which certain contractual rights have been, or are expected to be, exercised, and aircraft with contracted sales at delivery.

As of June 30, 2021, on a pro forma basis after giving effect to the GECAS Transaction, the weighted average age of our 1,811 owned aircraft fleet, weighted by net book value, would have been approximately seven years. As of June 30, 2021, on a pro forma basis after giving effect to the GECAS Transaction, new technology aircraft and current technology aircraft would have represented approximately 58% and 42%, respectively, of the net book value of our fleet.

The following table presents our top 15 lessees and regions of operations, each as a percentage of net book value of our fleet as of June 30, 2021, on a pro forma basis after giving effect to the GECAS Transaction:

Lessee	% NBV	Region	% NBV
American Airlines	5%	Americas	29%
China Southern Airlines	5%	Europe	26%
Azul	4%	China	16%
Ethiopian Airlines	2%	Middle East / Africa	11%
Hainan Airlines	2%	North Asia	6%
Egyptair	2%	Southeast Asia	5%
Qatar Airways	2%	Others (including Australia and New Zealand)	7%
Sichuan Airlines	2%	Total	100%
Air France	2%
LATAM Airlines	2%
Delta	2%
KLM	2%
General Electric	2%
Frontier	1%
Virgin Atlantic	1%
Others	64%
Total	100%

The GECAS Business

GECAS is a world-leading aviation lessor and financier. GECAS began leasing aircraft in 1967 and, prior to completion of the GECAS Transaction, is wholly owned by GE. GECAS has a range of assets, including narrowbody and widebody aircraft, regional jets, turboprops, freighters, engines and helicopters. GECAS offers a broad array of financing products and services with respect to these assets, including operating leases, sale-leasebacks and airframe parts management. As of June 30, 2021, GECAS’ portfolio included 963 owned and managed aircraft, 336 owned helicopters and over 900 owned and managed engines, including engines owned by the Shannon Engine Support joint venture (described below). The GECAS Business comprises three reportable segments, which include Aircraft, Engines, and Helicopters. During 2019, GECAS’s lending business was substantially sold.

GECAS is one of the world’s largest engine leasing companies, with over 900 owned and managed engines across approximately 50 customers as of June 30, 2021. The owned engine portfolio is comprised almost entirely of General Electric and CFM International engines, the most liquid engine types that power the world’s most popular and in-demand aircraft, including Boeing 787 aircraft, Boeing 777-300ER aircraft, Boeing 737 aircraft, Airbus A320 Family aircraft, Boeing 737-MAX aircraft and Airbus A320neo Family aircraft. The engine leasing business has deep relationships with two key engine original equipment manufacturers, GE Aviation and CFM International, and its two largest customers, GE Aviation and Shannon Engine Support (a subsidiary of CFM International), represent over 50% of the net book value of the owned engine portfolio. GECAS and GE Aviation have agreed to continue their relationship following completion of the GECAS Transaction.

The GECAS Business leases helicopters to approximately 40 customers. Its largest lessees are Babcock International, Bristow Helicopters, CHC and Saudi Aramco. Approximately 60% of the helicopters by net book value are used for the oil and gas industry, a reduction from approximately 80% in 2015 (the year in which GECAS entered the helicopter leasing business).

The GECAS Business to be acquired by AerCap includes GE’s 50% joint venture ownership interest in Shannon Engine Support Limited (“SES”), a lessor of CFM56 and LEAP engines. SES is headquartered in Shannon, Ireland, with marketing offices in Beijing, China and Budapest, Hungary. SES is a 50/50 joint venture that is currently jointly controlled by GE (through its subsidiary CFM International) and Safran Aircraft Engines. AerCap will acquire GE’s ownership interest in SES as part of the GECAS Transaction. SES offers CFM International operators spare engine solutions that include guaranteed pool access, short-term and long-term leases, trading and exchanges, all of which can be structured and combined to meet an individual airline’s fleet requirements. SES’s spare engine pools are located at certified MRO facilities around the world, close to international logistics hubs, to easily support airlines operating CFM56 and LEAP powered aircraft.

As of June 30, 2021, GECAS had commitments to purchase 238 new aircraft, 23 new helicopters and 36 new engines through 2027 (not including any new assets subject to purchase and leaseback arrangements). The GECAS Business served over 190 customers in over 70 countries from a network of 15 offices around the world as of June 30, 2021. For the year ended December 31, 2020 and the six months ending June 30, 2021, the GECAS Business had total revenues of approximately $3.8 billion and $1.7 billion, respectively.

As of June 30, 2021, GECAS had 37 aircraft that were subject to operating leases scheduled to expire during the remainder of 2021. As of June 30, 2021, of the 37 aircraft with lease expiration dates in 2021, 13 aircraft were subject to a signed lease agreement or a signed letter of intent for further lease following expiration of the current lease, 13 aircraft were under commitments for sale and one aircraft was designated for sale. If the current customers of the remaining ten aircraft do not extend their leases, GECAS will be required to find new customers for these aircraft.

The following table presents the GECAS Business’ aircraft portfolio by aircraft type as of June 30, 2021:

Aircraft type	Number of owned aircraft	Number of managed aircraft	Number of on order aircraft	Total owned, managed and on order aircraft
Passenger Aircraft	805	86	238	1,129
Airbus A320 Family	267	36	—	303
Airbus A320neo Family	101	5	147	253
Airbus A330	17	1	—	18
Airbus A330neos	—	—	12	12
Airbus A350	14	5	—	19
Boeing 737NG	182	35	—	217
Boeing 737 MAX	30	—	70	100
Boeing 767	9	3	—	12
Boeing 777-200ER	5	—	—	5
Boeing 777-300/300ER	28	1	—	29
Boeing 787	9	—	4	13
Embraer E190/195-E2	56	—	—	56
Other (1)	87	—	5	92
Freighter Aircraft	72	—	—	72
Boeing 737	46	—	—	46
Boeing 747 / 767 / 777	26	—	—	26

Total	877	86	238	1,201

Note:

(1)	Other includes 38 Bombardier CRJ200 aircraft; 28 Embraer E170/175 aircraft; 24 ATR, Comac and De Havilland Canada DHC-8-400 aircraft; and two Boeing 757-200 aircraft.

The GECAS Business predominantly enters into net operating leases that require the lessees to pay all operating expenses, normal maintenance and overhaul expenses, insurance premiums and taxes. The leases relating to the GECAS Business’ owned aircraft have remaining terms of up to 12 years, and the weighted average lease term remaining on the current leases, based on the net book value of owned aircraft, was approximately seven years as of December 31, 2020. The leases are generally payable in U.S. dollars with lease rates fixed for the term of the lease.

In addition to its primary leasing activities, the GECAS Business provided fleet management services, for a management fee, for aircraft portfolios comprising an aggregate of 90 aircraft and 236 engines as of December 31, 2020.

As of June 30, 2021, GECAS had outstanding approximately $105.2 million of Export-Import financing and approximately $3.3 million of export credit agency (“ECA”) financing, all of which is expected to remain outstanding following completion of the GECAS Transaction.

GECAS Transaction Financings

On March 30, 2021, Holdings and the Irish Issuer (as borrower) (in such capacity, the “Borrower”), along with certain subsidiaries of Holdings (as subsidiary guarantors) entered into (i) a senior unsecured Bridge Credit Agreement (the “Bridge Credit Agreement”) with the lenders party thereto and Citibank, N.A., as administrative agent, with an aggregate principal commitment of $19.0 billion and (ii) a senior unsecured Term Loan Credit Agreement (the “Term Loan Credit Agreement”) with the lenders party thereto and Citibank, N.A., as administrative agent, with an aggregate principal commitment of $5.0 billion, which, collectively, replaced the $24.0 billion of commitments under a bridge facility debt commitment letter that we previously entered into in connection with financing the GECAS Transaction. The obligations of the Borrower under each of the Bridge Credit Agreement and the Term Loan Credit Agreement are guaranteed by Holdings, the U.S. Issuer and certain subsidiaries of Holdings, which will be guarantors of the Notes. The obligations of the lenders to make loans under each of the Bridge Credit Agreement and the Term Loan Credit Agreement are conditioned upon, among other things, the satisfaction of the conditions precedent to completion of the GECAS Transaction.

The lenders’ commitments under the Bridge Credit Agreement are expected to be reduced dollar-for-dollar by the net proceeds from this offering, and any net proceeds from this offering in excess of lenders’ aggregate commitments under the Bridge Credit Agreement are expected to reduce lenders’ commitments under the Term Loan Credit Agreement dollar-for-dollar.

Prior to, substantially concurrently with, or after the completion of this offering of the Notes, we may incur additional indebtedness to fund a portion of the cash consideration to be paid in the GECAS Transaction, which may be in the form of term loan borrowings secured by certain of AerCap’s currently unencumbered aircraft, senior unsecured euro-denominated notes issued pursuant to a euro medium term note program and/or other available debt financings. We do not expect that the amount of any such secured indebtedness would exceed $2.5 billion. The completion of this offering of the Notes is not conditioned upon the completion of any such other financings.

In this prospectus supplement, we have assumed that:

•	the cash consideration to be paid in the GECAS Transaction will be financed with the net proceeds from the Notes offered hereby and other available debt financings; and

•	upon completion of the GECAS Transaction, we will issue $1 billion of senior notes due 2025 to GE (the “GE Financing”).

To the extent the net proceeds from this offering of Notes and any other new financings are not sufficient to fund the aggregate cash consideration to be paid in the GECAS Transaction, we expect to borrow under the Bridge Credit Agreement or the Term Loan Credit Agreement, in an amount sufficient, together with our other sources of funding, to fund the aggregate cash consideration to be paid in the GECAS Transaction and to pay related fees and expenses. In lieu of incurring secured indebtedness to fund a portion of the cash consideration to be paid in the GECAS Transaction as described above, we may incur secured indebtedness to prepay borrowings under the Term Loan Credit Agreement. We do not expect that the amount of any such secured indebtedness would exceed $2.5 billion.

The form and terms of debt that we ultimately incur in connection with the GECAS Transaction could vary significantly from what we have assumed in this prospectus supplement and we cannot assure you that the actual financing of the GECAS Transaction will reflect the assumptions in this prospectus supplement. Variances could arise from multiple factors, including capital markets conditions, the amount of cash we have on hand at the time of completion of the GECAS Transaction and the anticipated credit rating of us or any debt that we may incur in connection with financing the GECAS Transaction. Accordingly, the form and terms of debt that we ultimately incur in connection with the GECAS Transaction may change and the change could be significant. Any increase or decrease in the amount of secured or total debt that we incur to finance the GECAS Transaction (including any change in the form of the GE Financing) from the amounts we have assumed in this prospectus supplement would have a corresponding effect on the total pro forma amounts of secured or total debt, as applicable, set forth herein.

In addition, on March 30, 2021, Holdings and the Borrower, along with certain subsidiaries of Holdings (as subsidiary guarantors) entered into a senior unsecured Revolving Credit Agreement, with the lenders party thereto and Citibank, N.A., as administrative agent, with an aggregate principal commitment of $4.35 billion (the “New Revolving Credit Facility”). The availability of commitments under the New Revolving Facility is conditioned upon, among other things, the satisfaction of the conditions precedent to completion of the GECAS Transaction.

In this prospectus supplement, this offering of Notes, any other financings we undertake to raise cash to finance the GECAS Transaction and the GE Financing are collectively referred to as the “GECAS Transaction Financings”.

Recent Developments

Set forth below are selected preliminary unaudited financial results for each of AerCap and GECAS for the three months ended September 30, 2021 that are based solely on information available to AerCap and GECAS as of the date of this prospectus supplement and are inherently uncertain and subject to change. AerCap and GECAS have not yet completed their respective financial closing procedures, and these estimates should be considered provisional and subject to change. The preliminary information has been prepared in accordance with U.S. GAAP and any applicable accounting requirements of Regulation S-X. The preliminary unaudited financial results provided below are not and should not be construed as a comprehensive or final statement of AerCap’s or GECAS’ financial results for the three months ended September 30, 2021. Each of AerCap’s and GECAS’ actual results may differ materially from these estimates for a variety of reasons, including the completion of financial closing procedures, final adjustments, further analysis (including review by auditors) and other developments that may arise between the date of this prospectus supplement and the time the financial results for the three months ended September 30, 2021 are finalized. Accordingly, you should not place undue reliance on these estimates. These estimates should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles in the United States and these estimates are not necessarily indicative of the results to be achieved for the three months ended September 30, 2021 or any other period. See “Forward-Looking Statements” for a discussion of certain factors that could result in differences between the preliminary unaudited financial results provided below and the actual results. The preliminary unaudited financial results included in this prospectus supplement have been prepared by, and are the responsibility of, management of AerCap and GECAS, as applicable. None of PricewaterhouseCoopers, AerCap’s independent registered public accounting firm, KPMG, GECAS’ independent registered public accounting firm, or any other independent auditing firm has audited, reviewed, compiled or performed agreed-upon procedures with respect to the preliminary unaudited financial results. Accordingly, none of PricewaterhouseCoopers, KPMG or any other independent auditing firm expresses an opinion or any other form of assurance with respect thereto or its attainability, or assumes responsibility for, and each of PricewaterhouseCoopers and KPMG disclaims any association with, such information. The actual unaudited financial statements for each of AerCap and GECAS for the three months ended September 30, 2021 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering.

AerCap Selected Preliminary Unaudited Financial Results for the Three Months Ended September 30, 2021

•

Total revenues and other income of approximately $1.43 billion to $1.46 billion. This includes other income of approximately $450 million to $475 million, primarily related to the sale of unsecured bankruptcy claims.

•	Net income of approximately $400 million to $450 million. This includes approximately $100 million of transaction-related expenses on a pre-tax basis.

•	Deferral balance of approximately $400 million to $450 million.

•	Operating cash flow of approximately $750 million to $800 million.

GECAS Selected Preliminary Unaudited Financial Results for the Three Months Ended September 30, 2021

•	Total revenues of approximately $820 million to $920 million.

•	Net loss of approximately $90 million to $140 million. This includes impairments of approximately $250 million in connection with GECAS’ annual full fleet impairment review.

•	Gross deferral balance before provisions of approximately $365 million to $415 million.

•	Operating cash flow of approximately $610 million to $710 million.

THE OFFERING

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes. In this subsection, “we,” “us” and “our” refer to Holdings.

Issuers:	AerCap Ireland Capital Designated Activity Company and AerCap Global Aviation Trust.

Securities Offered:	$21,000,000,000 aggregate principal amount of Notes, consisting of:

$1,750,000,000 aggregate principal amount of 1.150% Senior Notes due 2023;

$3,250,000,000 aggregate principal amount of 1.650% Senior Notes due 2024;
$1,000,000,000 aggregate principal amount of 1.750% Senior Notes due 2024;

$3,750,000,000 aggregate principal amount of 2.450% Senior Notes due 2026;

$3,750,000,000 aggregate principal amount of 3.000% Senior Notes due 2028;

$4,000,000,000 aggregate principal amount of 3.300% Senior Notes due 2032;

$1,500,000,000 aggregate principal amount of 3.400% Senior Notes due 2033;

$1,500,000,000 aggregate principal amount of 3.850% Senior Notes due 2041; and

$500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2023.

Maturity Dates:	The 2023 Notes will mature on October 29, 2023.

The 2024 Notes will mature on October 29, 2024.

The 2024 NC1 Notes will mature on October 29, 2024.

The 2026 Notes will mature on October 29, 2026.

The 2028 Notes will mature on October 29, 2028.

The 2032 Notes will mature on January 30, 2032.

The 2033 Notes will mature on October 29, 2033.

The 2041 Notes will mature on October 29, 2041.

The Floating Rate Notes will mature on September 29, 2023.

Interest:	Interest on the 2023 Notes will be payable semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022.

Interest on the 2024 Notes will be payable semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022.

Interest on the 2024 NC1 Notes will be payable semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022.

Interest on the 2026 Notes will be payable semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022.

Interest on the 2028 Notes will be payable semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022.

Interest on the 2032 Notes will be payable semi-annually in arrears on January 30 and July 30 of each year, commencing on January 30, 2022.

Interest on the 2033 Notes will be payable semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022.

Interest on the 2041 Notes will be payable semi-annually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022.

Interest on the Floating Rate Notes will be payable quarterly on March 29, June 29, September 29 and December 29 of each year, commencing on December 29, 2021.

Interest on the Floating Rate Notes will reset quarterly and will be equal to compounded SOFR applicable to the relevant interest period plus 0.680%, as described under “Description of Notes—Floating Rate Notes.”

Guarantees:	The Notes will be fully and unconditionally guaranteed, jointly and severally and on a senior unsecured basis, by us, AerCap Aviation Solutions B.V., AerCap Ireland Limited, International Lease Finance Corporation (“ILFC”) and AerCap U.S. Global Aviation LLC. See “Description of Notes—Guarantees.”

Ranking:	The Notes and the guarantees will be the Issuers’ and the guarantors’ general unsecured senior obligations, respectively, and will:

•	rank senior in right of payment to any of the Issuers’ and the guarantors’ obligations that are, by their terms, expressly subordinated in right of payment to the Notes and the guarantees;

•

rank pari passu in right of payment to all of the Issuers’ and the guarantors’ existing and future senior indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes and the guarantees;

•

be effectively subordinated to all of the Issuers’ and the guarantors’ existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations; and

•

be structurally subordinated to all existing and future obligations and other liabilities (including trade payables) of each of our subsidiaries (other than the Issuers) that do not guarantee the Notes.

See “Description of Notes—Ranking.”

As of June 30, 2021, on a pro forma basis after giving effect to the GECAS Transaction and the GECAS Transaction Financings, the principal amount of outstanding indebtedness of Holdings and its subsidiaries, which excludes fair value adjustments of $11.4 million and debt issuance costs, debt discounts and debt premium of $0.4 billion, would have been approximately $52.3 billion. As of June 30, 2021, the principal amount of outstanding secured indebtedness of Holdings and its subsidiaries was approximately $10.0 billion, and Holdings and its subsidiaries had $6.1 billion of undrawn lines of credit available under their credit and term loan facilities and other available secured debt, subject to certain conditions, including compliance with certain financial covenants. We may incur senior secured indebtedness as part of the financing for the GECAS Transaction. See “Capitalization.”

In addition, as of June 30, 2021, on a pro forma basis after giving effect to the GECAS Transaction and the GECAS Transaction Financings, our subsidiaries that are not guarantors of the Notes (other than the Issuers) would have had total liabilities, including trade payables (but excluding intercompany liabilities), of $15.5 billion and total assets (excluding intercompany receivables) of $37.9 billion. Furthermore, for the six months ended June 30, 2021, on a pro forma basis after giving effect to the GECAS Transaction and the GECAS Transaction Financings, our subsidiaries that are not guarantors of the Notes (other than the Issuers) would have recorded net income of $0.6 billion and generated $3.3 billion of total revenues and other income (each presented on a combined basis and including the results of intercompany transactions with the Issuers and guarantors).

Additional Amounts:

The Issuers and the guarantors will make all payments in respect of the Notes or the guarantees, as the case may be, including principal and interest payments, without deduction or withholding for or on account of any present or future taxes or other governmental charges in Ireland or certain other relevant tax jurisdictions, unless they are obligated by law to deduct or withhold such taxes or governmental charges. If the Issuers or any guarantor are obligated by law to deduct or withhold taxes or governmental charges in respect of the Notes or the guarantees, subject to certain exceptions, the Issuers or the relevant guarantor, as applicable, will pay to the holders of the Notes additional amounts so that the net amount received by the holders after any deduction or withholding will not be less than the amount the holders would have received if those taxes or governmental charges had not been withheld or deducted. See “Description of Notes—Additional Amounts.”

Optional Redemption for Changes in Withholding Taxes:	If, with respect to any series of Notes, the Issuers become obligated to pay any additional amounts as a result of any change in the law of Ireland or certain other relevant taxing jurisdictions that is announced or becomes effective on or after the date on which the Notes of such series are issued (or the date the relevant taxing jurisdiction became applicable, if later), the Issuers may redeem the Notes of such series at their option, at any time in whole but not in part, at a price equal to 100% of the principal amount of the Notes of such series being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date and additional amounts, if any. See “Description of Notes—Redemption for Changes in Withholding Taxes.”

Special Mandatory Redemption:	The completion of this offering is not contingent on the completion of the GECAS Transaction. In the event, however, that the GECAS Transaction is not completed on or before the earliest of (i) June 9, 2022, (ii) the valid termination of the Transaction Agreement (other than in connection with the completion of the GECAS Transaction) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the GECAS Transaction will not close, we will be required to redeem all of the outstanding Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of Notes—Special Mandatory Redemption.”

Optional Redemption:	Prior to the applicable Par Call Date (as defined under “Description of Notes—Certain Definitions”), the Fixed Rate Notes of any series may be redeemed at the Issuers’ option, at any time in whole or from time to time in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date:

•	100% of the principal amount of the Fixed Rate Notes being redeemed; and

•

the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such Fixed Rate Note through the applicable Par Call Date (or, in the case of the 2023 Notes, the maturity date), excluding accrued but unpaid interest to the redemption date, discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 15 basis points, in the case of the 2023 Notes, 15 basis points, in the case of the 2024 Notes, 15 basis points, in the case of the 2024 NC1 Notes, 20 basis points, in the case of the 2026 Notes, 25 basis points, in the case of the 2028 Notes, 25 basis points, in the case of the 2032 Notes, 30 basis points, in the case of the 2033 Notes, and 30 basis points, in the case of the 2041 Notes.

With respect to each series of Fixed Rate Notes other than the 2023 Notes, on or after the applicable Par Call Date, the Fixed Rate Notes of any series may be redeemed at the Issuers’ option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes of such series being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Except as described under “Description of Notes—Optional Redemption for Changes in Withholding Taxes,” the Floating Rate Notes will not be subject to redemption at the Issuers’ option.

Change of Control Triggering Event:	If the Issuers experience a Change of Control Triggering Event, holders will have the right to require them to purchase each holder’s Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of Notes—Repurchase Upon a Change of Control Triggering Event.”

Certain Covenants:	The Indenture will contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•

incur liens on assets, subject to certain exceptions, including the ability to incur additional liens to secure indebtedness for borrowed money in an amount not to exceed 20% of our and our restricted subsidiaries’ Consolidated Tangible Assets (as defined under “Description of Notes—Certain Definitions”); and

•	consolidate, merge or sell or otherwise dispose of all or substantially all of our assets.

These covenants are subject to important qualifications and exceptions as described under “Description of Notes—Certain Covenants.”

Use of Proceeds:	We intend to use the net proceeds from this offering of $20,854,612,500, after deducting the underwriting discounts but before deducting expenses of this offering, to fund a portion of the cash consideration to be paid in the GECAS Transaction, with any excess proceeds to be used for general corporate purposes.

Tax Consequences:	For a discussion of the possible Irish, Dutch and U.S. federal income tax consequences of an investment in the Notes, see “Certain Irish, Dutch and U.S. Federal Income Tax Consequences.” You should consult your own tax advisor to determine the Irish, Dutch, U.S. federal, state, local and other tax consequences of an investment in the Notes.

Risk Factors:	You should carefully consider the information set forth herein under “Risk Factors,” in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 2, 2021 and any risk factors described in any Report on Form 6-K furnished to the SEC and incorporated by reference herein, before deciding whether to invest in the Notes.

Denominations:	The Notes will be issued in minimum denominations of $150,000 and integral multiples of $1,000 above that amount.

Listing:	Application will be made to the Irish Stock Exchange plc, trading as Euronext Dublin (“Euronext Dublin”), for the Notes to be admitted to the Official List and to trading on the Global Exchange Market of Euronext Dublin. We cannot assure you, however, that this application will be accepted. Currently, there is no active trading market for the Notes.

Governing Law:	State of New York.

Trustee:	The Bank of New York Mellon Trust Company, N.A.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF AERCAP

The following tables present summary historical consolidated financial information of AerCap as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 and as of June 30, 2021 and for the six months ended June 30, 2021 and 2020. The summary historical consolidated financial information for the years ended December 31, 2020, 2019 and 2018 and as of December 31, 2020 and 2019 has been derived from our audited consolidated financial statements. The unaudited summary historical financial information for the six months ended June 30, 2021 and 2020 and as of June 30, 2021 has been derived from our unaudited consolidated financial statements, which include, in the opinion of our management, all normal and recurring adjustments that are necessary for the fair statement of the results for such interim periods and dates. Our historical consolidated financial statements are prepared in accordance with U.S. GAAP. The information set forth below is only a summary that you should read together with our audited consolidated financial statements and the related notes contained in our Annual Report on Form 20-F as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, and our unaudited consolidated financial statements and the related notes as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 contained in our Interim Financial Report on Form 6-K furnished to the SEC on July 29, 2021, which are incorporated by reference into this prospectus supplement, and our audited consolidated financial statements and the related notes for the year ended December 31, 2018, and our unaudited consolidated financial statements and the related notes for the six months ended June 30, 2020, which are not included or incorporated by reference into this prospectus supplement.

The summary historical consolidated financial information may not be indicative of our future performance and does not contain all of the information you should consider before deciding whether to invest in the Notes, and should be read in conjunction with “Operating and Financial Review and Prospects” in Item 5 of our Annual Report on Form 20-F for the fiscal year ended December 30, 2020 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Interim Financial Report on Form 6-K furnished to the SEC on July 29, 2021 for the quarterly and six-month period ended June 30, 2021 and our consolidated financial statements and notes thereto, in each case incorporated by reference into this prospectus supplement. For more information, see “Where You Can Find Additional Information.”

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Consolidated Income Statement Information:	(U.S. Dollars in thousands, except share and per share data)
Revenues and other income
Lease revenue:
Basic lease rents	$1,760,324	$1,978,920	$3,761,611	$4,281,260	$4,145,552
Maintenance rents and other receipts	313,829	358,509	559,395	401,006	391,541
Total lease revenue	2,074,153	2,337,429	4,321,006	4,682,266	4,537,093
Net gain on sale of assets	27,248	68,368	89,618	188,835	201,323
Other income	226,017	29,659	83,005	66,239	61,564

Total Revenues and other income	2,327,418	2,435,456	4,493,629	4,937,340	4,799,980
Expenses
Depreciation and amortization	788,720	827,616	1,645,373	1,676,121	1,679,074
Asset impairment	73,386	87,368	1,086,983	70,149	44,186
Interest expense	573,704	630,375	1,248,225	1,295,020	1,174,074
Loss on debt extinguishment	6,061	—	118,460	—	—
Leasing expenses	103,542	180,871	323,535	287,950	446,487
Selling, general and administrative expenses	130,422	117,497	242,161	267,458	305,226
Transaction-related expenses	94,675	—	—	—	—

Total Expenses	1,770,510	1,843,727	4,664,737	3,596,698	3,649,047
(Loss) gain on investment at fair value	(2,463)	13,942	(143,510)	—	—

Income (loss) before income taxes and income of investments accounted for under the equity method	554,445	605,671	(314,618)	1,340,642	1,150,933
Income tax (expense) benefit	(80,395)	(81,766)	17,231	(167,714)	(144,079)
Equity in net earnings of investments accounted for under the equity method	3,855	3,504	2,464	(6,151)	10,643

Net income (loss)	$477,905	$527,409	$(294,923)	$1,166,777	$1,017,497

	As of June 30,	As of December 31,
	2021	2020	2019
Consolidated Balance Sheet Information:	(U.S. Dollars in thousands, except share data)
Assets
Cash and cash equivalents	$1,402,918	$1,248,772	$1,121,396
Flight equipment held for operating leases, net	34,740,867	35,156,450	35,870,781
Prepayments on flight equipment	1,871,816	2,111,659	2,954,478

Total Assets	$41,824,093	$42,048,039	$43,749,244

Liabilities and Equity
Accounts payable, accrued expenses and other liabilities	$1,042,419	$1,109,325	$1,032,623
Accrued maintenance liability	1,648,197	1,750,395	2,190,159
Debt	28,098,620	28,742,081	29,486,131

Total Liabilities	32,372,594	33,115,553	34,367,039

Total Equity	9,451,499	8,932,486	9,382,205

Total Liabilities and Equity	$41,824,093	$42,048,039	$43,749,244

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Consolidated Cash Flow Information:	(U.S. Dollars in thousands)
Net income (loss)	$477,905	$527,409	$(294,923)	$1,166,777	$1,017,497
Net cash provided by operating activities	1,171,503	936,808	2,130,383	3,105,682	2,840,372
Net cash used in investing activities	(233,342)	(561,418)	(712,288)	(2,954,743)	(4,052,610)
Net cash (used in) provided by financing activities	(839,330)	968,018	(1,225,332)	(265,006)	600,410

Cash, cash equivalents and restricted cash at beginning of period	1,495,290	1,300,347	1,300,347	1,415,035	2,024,125
Cash, cash equivalents and restricted cash at end of period	$1,593,365	$2,643,121	$1,495,290	$1,300,347	$1,415,035

SUMMARY HISTORICAL CONDENSED FINANCIAL INFORMATION OF GECAS

The following tables present the summary historical condensed financial information of GECAS as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 and as of June 30, 2021 and for the six months ended June 30, 2021 and 2020. The summary historical condensed financial information for the years ended December 31, 2020, 2019 and 2018 and as of December 31, 2020 and 2019 has been derived from GECAS’s audited condensed financial statements. The unaudited summary historical condensed financial information for the six months ended June 30, 2021 and 2020 and as of June 30, 2021 has been derived from GECAS’s unaudited condensed financial statements, which include, in the opinion of GECAS management, all normal and recurring adjustments that are necessary for the fair statement of the results for such interim periods and dates. GECAS’s historical condensed financial statements are prepared in accordance with U.S. GAAP.

The GECAS historical condensed financial statements have been derived from the consolidated financial statements and accounting records of GE and include allocations for costs attributable to the operations of GECAS. These historical condensed financial statements do not purport to reflect what the earnings, comprehensive income, financial position, equity or cash flows would have been had GECAS operated as an independent standalone company during the periods presented.

The information set forth below is only a summary that you should read together with GECAS’s audited condensed financial statements and the related notes as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, and GECAS’s unaudited condensed financial statements and the related notes for the six months ended June 30, 2021 and 2020 and as of June 30, 2021, in each case contained in our Report on Form 6-K filed with the SEC on October 19, 2021 incorporated by reference into this prospectus supplement.

The summary historical condensed financial information may not be indicative of GECAS’s future performance and does not contain all of the information you should consider before deciding whether to invest in the Notes, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of GECAS for the fiscal year ended December 30, 2020 and for the six-month period ended June 30, 2021 and GECAS’s condensed financial statements and notes thereto, in each case contained in our Report on Form 6-K filed with the SEC on October 19, 2021 incorporated by reference into this prospectus supplement. For more information, see “Where You Can Find Additional Information.”

	Six Months Ended June 30,		For the years ended December 31,
	2021	2020	2020	2019	2018
	(U.S. Dollars in thousands)
Revenues
Operating lease revenue, net	$1,468,115	$1,616,200	$3,251,769	$3,623,210	$3,776,056
Finance lease and interest revenue, net	110,620	112,317	198,962	258,232	232,063
Gain on disposal of equipment leased to others, net	40,484	149,094	193,380	358,722	312,132
Operating lease revenue from GE	63,031	89,539	179,717	161,648	173,666
Other revenue	35,682	7,253	26,652	51,539	116,684

Total revenues	$1,717,931	$1,974,403	$3,850,480	$4,453,351	$4,610,601

Costs and expenses
Depreciation on equipment leased to others	$929,303	$996,539	$1,938,005	$1,927,932	$1,958,714
Impairments on equipment leased to others	66,750	363,050	568,529	75,349	41,729
Impairment on goodwill	—	155,771	155,771	—	—
Interest expense, net	408,495	463,572	903,285	941,276	860,227
Operating lease expense	74,114	72,009	141,648	213,661	152,060
Provision for financing receivables	(6,520)	36,081	38,985	7,478	(1,928)
Selling, general and administrative expense	99,028	95,292	179,584	270,908	274,021
Other expense	48,486	56,812	108,252	140,700	94,624

Total costs and expenses	$1,619,656	$2,239,126	$4,034,060	$3,577,304	$3,379,447

Earnings (loss) from continuing operations before income taxes and share of earnings from associated companies	$98,275	$(264,723)	$(183,579)	$876,047	$1,231,154
Provision for income taxes	(27,855)	(21,167)	(60,548)	(148,416)	(176,202)
Share of earnings from associated companies, net of taxes	19,351	19,323	38,411	158,275	124,979

Net earnings (loss) from continuing operations	$89,771	$(266,566)	$(205,716)	$885,906	$1,179,932

Earnings from discontinued operations, net of taxes	—	43,190	43,190	142,596	72,216

Net earnings (loss)	$89,771	$(223,376)	$(162,526)	$1,028,503	$1,252,148

	As of June 30,	As of December 31,
	2021	2020	2019
	(U.S. Dollars in thousands)
Assets
Cash and cash equivalents	$27,905	$96,156	$91,111
Restricted cash	3,135	3,220	2,494
Financing receivables, net of allowance for credit losses	2,100,949	2,709,807	2,887,833
Operating lease receivables, net	1,090,795	1,088,155	703,118
Equipment leased to others, net	28,775,335	29,194,772	29,405,789
Assets held for sale	641,558	374,233	1,709,407
Pre-delivery payments on flight equipment	2,632,906	2,871,144	2,934,259
Goodwill and intangible assets, net	90,339	103,573	305,712
Associated companies	645,818	624,008	592,331
Other assets and receivables, net	1,196,514	1,055,365	925,325
Operating lease right-of-use assets	116,400	130,125	151,107

Assets of discontinued operations	—	—	134,003

Total assets	$37,321,655	$38,250,559	$39,842,488

Liabilities and equity
Short-term borrowings, net of debt issuance costs	$24,726	$65,366	$119,265
Deferred income	157,473	187,692	223,141
Current portion of operating lease liabilities	14,781	12,580	6,027
Sales deposits	49,961	28,307	681,887
Security deposits	219,047	249,433	330,862
Maintenance reserves	1,345,435	1,375,096	1,570,006
Long-term borrowings, net of debt issuance costs	83,820	99,240	164,873
Long-term operating lease liabilities, less current portion	118,970	121,697	117,684
Deferred income taxes	2,357,262	2,356,443	2,455,487
Other liabilities	263,243	322,189	375,190

Liabilities of discontinued operations	—	—	68,637
Total liabilities	$4,634,719	$4,818,043	$6,113,059

Commitments and contingencies
Net parent investment	$32,766,458	$33,508,540	$33,818,247
Accumulated other comprehensive loss	(79,522)	(76,024)	(88,818)

Total equity	$32,686,936	$33,432,516	$33,729,429

Total liabilities and equity	$37,321,655	$38,250,559	$39,842,488

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(U.S. Dollars in thousands)
Cash flows—operating activities
Net earnings (loss) from continuing operations	$89,771	$(266,566)	$(205,716)	$885,906	$1,179,931
Earnings from discontinued operations	—	43,190	43,190	142,596	72,216

Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Depreciation on equipment leased to others, net	929,303	996,539	1,938,005	1,927,932	1,958,714
Impairments on equipment leased to others, net	66,750	363,050	568,529	75,349	41,729
Impairments on goodwill	—	155,771	155,771	—	—
Loss on equity securities	1,425	13,353	19,984	—	—
Earnings from associated companies	(20,176)	(32,676)	(58,396)	(158,275)	(124,979)
Current and deferred taxes	7,975	(71,253)	(103,071)	(180,902)	(233,563)
Accretion and amortization of intangible assets, net	13,234	31,382	46,368	46,218	36,282
Stock-based compensation	—	—	—	4,254	3,717
Collections on finance leases	232,521	192,664	376,456	419,892	—
Gain on disposal of equipment leased to others, net	(45,597)	(137,427)	(184,022)	(395,482)	(310,741)
Provision for losses on financing receivables	(6,520)	36,081	38,985	7,478	(1,928)
Distributions from associated companies	—	18,650	18,650	323,396	32,500
All other operating activities	(24,011)	(62,465)	(97,109)	(57,196)	(45,381)
Changes in operating assets and liabilities:
Other assets and receivables	143,408	(330,444)	(421,147)	(290,109)	(234,470)
Maintenance reserves	(110,251)	(183,793)	(324,658)	(349,199)	(218,501)
Other liabilities	(75,957)	(93,833)	(93,804)	(155,073)	(72,538)

Cash from operating activities—continuing operations	$1,201,875	$629,032	$1,674,826	$2,104,190	$2,010,772
Cash (used for) from operating activities—discontinued operations	—	(70,508)	(70,508)	(408,962)	63,214

Cash provided by (used for) operating activities	$1,201,875	$558,524	$1,604,318	$1,695,228	$2,073,986

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(U.S. Dollars in thousands)
Cash flows – investing activities
Acquisition and improvement of equipment leased to others, net	$(998,758)	$(654,042)	$(1,763,266)	$(3,912,582)	$(4,522,979)
Proceeds from sales of equipment	473,174	953,921	1,447,829	3,324,462	3,489,546
Proceeds from sales of financing receivables	92,348	31,936	54,168	155,424	—
Investment in financing receivables	—	—	(277,984)	(167,636)	(65,487)
Investment in finance leases and loans	(100,001)	(120,916)
Collections on loans	388,813	41,492	144,590	57,979	485,163
Investment in associated companies	(1,633)	5,570	2,463	(1,235)	1,358
All other investing activities	$(303,608)	$(874,184)	$(1,103,808)	$(386,060)	$(1,716,065)

Cash (used for) from investing activities—continuing operations	(449,666)	(616,223)	(1,496,008)	(929,648)	(2,328,464)
Cash from (used for) investing activities—discontinued operations	—	92,912	92,723	4,281,822	(331,161)

Cash (used for) provided by investing activities	$(449,666)	$(523,311)	$(1,403,285)	$3,352,174	$(2,659,625)

Cash flows – financing activities
Payments on borrowings and debt issuance costs	$(58,016)	$(61,842)	$(124,172)	$(134,103)	$(212,659)
Payments on third-party non-recourse borrowings	(59,938)	(34,162)	(119,785)	(125,722)	(125,303)
Security deposits and maintenance reserve receipts	215,347	231,188	414,299	629,844	660,002
Security deposits and maintenance reserve disbursements	(95,535)	(111,815)	(278,475)	(391,679)	(349,590)
Net transfers (to) from Parent	(822,402)	(17,051)	(64,913)	(1,200,967)	323,130

Cash from (used for) financing activities—continuing operations	$(820,544)	$6,319	$(173,047)	$(1,222,627)	$295,580
Cash from (used for) financing activities—discontinued operations	—	(67,773)	(67,584)	(3,837,007)	270,547

Cash (used for) provided by financing activities	$(820,544)	$(61,454)	$(240,631)	$(5,059,634)	$566,127

Net decrease in cash and cash equivalents and restricted cash	$(68,335)	$(26,241)	$(39,598)	$(12,232)	$(19,512)
Cash and cash equivalents, beginning of period	$96,156	$136,480	$136,480	$147,780	$167,292
Restricted cash, beginning of period	$3,220	$2,494	$2,494	$3,426	$3,426
Restricted cash, end of period	$3,135	$3,361	$3,220	$2,494	$3,426
Cash and cash equivalents, end of period	$27,905	$109,372	$96,156	$136,480	$147,780
Less cash, cash equivalents and restricted cash of discontinued operations at end of period	$—	$—	$—	$45,369	$9,514
Cash, cash equivalents and restricted cash of continuing operations at end of period	$31,041	$112,733	$96,156	$93,605	$141,692

SUMMARY UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

The following summary unaudited condensed combined pro forma financial information gives effect to the GECAS Transaction and the GECAS Transaction Financings, including this offering and the application of the net proceeds from this offering. The summary unaudited condensed combined pro forma income statement for the six months ended June 30, 2021 and for the year ended December 31, 2020 combine the historical unaudited condensed consolidated and the audited consolidated income statements of AerCap and the historical unaudited combined and the historical audited combined statements of earnings for GECAS for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively, giving effect to the GECAS Transaction and the GECAS Transaction Financings as if they had been consummated on January 1, 2020, the beginning of the earliest period presented. The summary unaudited condensed combined pro forma balance sheet combines the historical unaudited condensed consolidated balance sheet of AerCap and the historical unaudited condensed balance sheet of GECAS, in each case as of June 30, 2021, giving effect to the GECAS Transaction and the GECAS Transaction Financings as if they had been consummated on June 30, 2021. See our Report on Form 6-K filed with the SEC on October 19, 2021 incorporated by reference into this prospectus supplement for more information.

The summary unaudited condensed combined pro forma financial information has been derived from, and should be read in conjunction with, the unaudited condensed combined pro forma financial information and the accompanying notes thereto, contained in our Report on Form 6-K filed with the SEC on October 19, 2021 incorporated by reference into this prospectus supplement. The unaudited condensed combined pro forma financial information is based upon, and should be read in conjunction with, the historical financial statements of AerCap and the related notes thereto and the historical financial statements of GECAS and the related notes thereto, in each case as of and for the year ended December 31, 2020 and as of and for the six months ended June 30, 2021, each of which is incorporated by reference into this prospectus supplement. The summary unaudited condensed combined pro forma financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the GECAS Transaction and the GECAS Transaction Financings been completed as of the dates indicated. In addition, the summary unaudited condensed combined pro forma financial information does not purport to project the future financial position or operating results of the combined company.

	Six Months Ended June 30,	Year Ended December 31,
	2021	2020
Combined Pro Forma Income Statement Information:	(U.S. Dollars in thousands)
Revenues and other income
Lease revenue:
Basic lease rents	$3,101,322	$6,739,584
Maintenance rents and other receipts	486,870	970,734

Total lease revenue	3,588,192	7,710,318
Net gain on sale of assets	66,967	291,007
Other income	281,525	138,753

Total Revenues and other income	3,936,684	8,140,078
Expenses
Depreciation and amortization	1,347,349	2,772,516
Asset impairment	140,136	1,811,283
Interest expense	947,760	1,989,076
Loss on debt extinguishment	6,061	118,460
Leasing expenses	282,288	883,487
Selling, general and administrative expenses	231,759	430,282
Transaction-related expenses	94,675	146,325

Total Expenses	3,050,028	8,151,429
Loss on investment at fair value	(2,463)	(143,510)

Income (loss) before income taxes and income of investments accounted for under the equity method	884,193	(154,861)
Income tax expense	(137,184)	(86,234)
Equity in net earnings of investments accounted for under the equity method	23,206	40,875

Net income (loss)	$770,215	$(200,220)

As of June 30,
2021
Combined Pro Forma Condensed Balance Sheet Information:	(U.S. Dollars in thousands)
Assets
Cash and cash equivalents	$2,492,385
Flight equipment held for operating leases, net	58,313,856
Prepayments on flight equipment	5,322,669
Other Assets	10,356,718

Total Assets	$76,485,628

Liabilities and Equity
Accounts payable, accrued expenses and other liabilities	$1,586,207
Accrued maintenance liability	2,677,731
Debt	53,075,598
Other Liabilities	3,084,682

Total Liabilities	$60,424,218

Total Equity	16,061,410

Total Liabilities and Equity	$76,485,628

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus, including in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2020 and any risk factors described in any Report on Form 6-K furnished to the SEC and incorporated by reference herein, and the matters addressed under “Forward Looking Statements” in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risks before making any investment decisions with respect to the Notes. Furthermore, the Covid-19 pandemic (including federal, state and local governmental responses, broad economic impacts and market disruptions) has heightened risks discussed in the risk factors described or incorporated by reference in this prospectus supplement.

Risks Relating to the GECAS Transaction

The historical condensed financial information of GECAS may not be representative of its results if it had been operated independently of GE and, as a result, may not be a reliable indicator of the results that AerCap will achieve in the future following completion of the GECAS Transaction.

The GECAS Business is currently operated through subsidiaries of GE. Consequently, the financial information of GECAS included and incorporated by reference in this prospectus supplement has been derived from the consolidated financial statements and accounting records of GE and reflects assumptions and allocations made by GE. The financial position, earnings, equity and cash flows of GECAS included and incorporated by reference in this prospectus supplement may be different from those that would have resulted if GECAS had historically been operated as a standalone company or by a company other than GE. For example, in preparing the financial statements of GECAS, GE made an allocation of GE costs that are attributable to GECAS. However, these costs reflect the costs attributable to GECAS as part of a larger organization and do not necessarily reflect costs that would be incurred by GECAS had it been operated independently, and may not reflect costs that will be incurred by AerCap following completion of the GECAS Transaction. As a result, the historical financial information of GECAS may not be a reliable indicator of the results that AerCap will achieve in the future following completion of the GECAS Transaction.

The unaudited condensed combined pro forma financial information of AerCap and GECAS is not intended to reflect what the actual financial condition and results of operations would have been had AerCap and GECAS been combined for the periods presented, and therefore these results may not be indicative of AerCap’s future operating performance.

The historical financial statements incorporated by reference in this prospectus supplement consist of the separate financial statements of AerCap and GECAS. The unaudited condensed combined pro forma financial information included and incorporated by reference in this prospectus supplement is for illustrative purposes only and is not intended to, and does not purport to, represent what AerCap’s actual results or financial condition would have been if the GECAS Transaction and the GECAS Transaction Financings had occurred on the relevant date. In addition, such unaudited condensed combined pro forma financial information is based in part on certain assumptions regarding the GECAS Transaction that AerCap believes are reasonable and comply with applicable accounting standards. These assumptions, however, are only preliminary and will be updated only after the consummation of the GECAS Transaction.

The unaudited condensed combined pro forma financial information does not reflect the costs of any integration activities or transaction-related costs or incremental capital expenditures that may be necessary for AerCap to realize the anticipated benefits from the GECAS Transaction. Accordingly, the pro forma financial information included and incorporated by reference in this prospectus supplement does not reflect what AerCap’s results of operations or financial position would have been had AerCap and GECAS been a consolidated entity during all periods presented, or what AerCap’s results of operations or financial position will be in the future.

If the GECAS Transaction is not completed on or before the earliest of (i) June 9, 2022, (ii) the valid termination of the Transaction Agreement (other than in connection with the completion of the GECAS Transaction) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the GECAS Transaction will not close, the Notes will be subject to a special mandatory redemption, and as a result, you may not obtain the return you expect on the Notes.

Our ability to complete the GECAS Transaction is subject to various conditions, certain of which are beyond our control. In addition, the Transaction Agreement contains certain provisions permitting us and GE to terminate the Transaction Agreement under certain circumstances. In the event that the GECAS Transaction is not completed on or before the earliest of (i) June 9, 2022, (ii) the valid termination of the Transaction Agreement (other than in connection with the completion of the GECAS Transaction) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the GECAS Transaction will not close, we will be required to redeem all of the outstanding Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Upon such redemption, you may not be able to reinvest the proceeds from the redemption in an investment that yields comparable returns. In addition, if you purchase the Notes at a price greater than the price at which those Notes are redeemed, you may suffer a loss on your investment. See “Description of Notes—Special Mandatory Redemption.”

We may be unable to redeem the Notes in the event of a special mandatory redemption.

We are not obligated to place the proceeds from the offering of the Notes in escrow or to provide a security interest in such proceeds, and there are no other restrictions on our use of such proceeds. If we do not complete the GECAS Transaction before the earliest of (i) June 9, 2022, (ii) the valid termination of the Transaction Agreement (other than in connection with the completion of the GECAS Transaction) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the GECAS Transaction will not close, we intend to use the net proceeds from this offering to pay part of the redemption price in connection with the special mandatory redemption of the Notes. However, in the event of a special mandatory redemption, we may not have sufficient funds to purchase all of the Notes. See “Description of Notes—Special Mandatory Redemption.”

Risks Relating to the Notes

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under our existing indebtedness and the Notes.

As of June 30, 2021, after giving pro forma effect to the GECAS Transaction and the GECAS Transaction Financings, the principal amount of our outstanding indebtedness, which excludes fair value adjustments of $11.4 million and debt issuance costs, debt discounts and debt premium of $0.4 billion, would have been approximately $52.3 billion (approximately 69% of our pro forma total assets as of that date), and for the six months ended June 30, 2021, our pro forma interest expense would have been approximately $0.9 billion. Due to the capital intensive nature of our business, we expect that we will incur additional indebtedness in the future and continue to maintain substantial levels of indebtedness. We continually review available debt management alternatives, including liability management solutions such as tender offers, debt exchanges and extension of maturities, debt refinancing and further accessing capital markets. As of June 30, 2021, we had outstanding fixed rate debt of $20.8 billion, representing approximately 73% of our outstanding indebtedness. We will incur floating rate debt under the Floating Rate Notes offered hereby and we may incur floating rate senior secured indebtedness as part of the financing for the GECAS Transaction.

Our level of indebtedness:

•

requires a substantial portion of our cash flows from operations to be dedicated to interest and principal payments and therefore not available to fund our operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	may make it more difficult for us to satisfy our obligations with respect to the Notes;

•	restricts the ability of some of our subsidiaries and joint ventures to make distributions to us;

•	may impair our ability to obtain additional financing on favorable terms or at all in the future;

•	may limit our flexibility in planning for, or reacting to, changes in our business and industry;

•	may place us at a disadvantage compared to other less leveraged competitors; and

•	may make us more vulnerable to downturns in our business, our industry or the economy in general.

The agreements governing our debt contain various covenants that impose restrictions on us that may affect our ability to operate our business.

Certain of our indentures, term loan facilities, ECA-guaranteed financings, revolving credit facilities, securitizations, other commercial bank financings, and other agreements governing our debt impose operating and financial restrictions on our activities that limit our operational flexibility. Among other negative covenants customary for such financings, certain of these restrictions limit our ability to incur additional indebtedness, create liens on, sell or access certain assets, declare or pay certain dividends and distributions or enter into certain transactions, investments, acquisitions, loans, guarantees or advances. Additionally, a substantial portion of our owned aircraft are held through special purpose entities or finance structures that finance or refinance the aircraft through funding agreements that place restrictions on distributions of funds to us.

Agreements governing certain of our indebtedness also contain financial covenants, including requirements that we comply with certain loan-to-value, interest coverage and leverage ratios. These restrictions could impede our ability to operate our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities. Our ability to comply with these covenants may be affected by events beyond our control. Failure to comply with any of the covenants in our financing agreements would result in a default under those agreements and could result in a default under other agreements containing cross default provisions. Under these circumstances, we may have insufficient funds or other resources to satisfy all our obligations, including under the Notes.

Despite our substantial indebtedness, we might incur significantly more debt.

Despite our current indebtedness levels, we may increase our levels of debt in the future to finance our operations, including to purchase aircraft or to meet our contractual obligations, or for any other purpose. The agreements relating to our debt, including our indentures, term loan facilities, ECA-guaranteed financings, revolving credit facilities, securitizations, other commercial bank financings, and other financings do not prohibit us from incurring additional debt. As of June 30, 2021, we had approximately $6.1 billion of undrawn lines of credit available under our revolving credit and term loan facilities and other available secured debt, subject to certain conditions, including compliance with certain financial covenants. If we increase our total indebtedness, our debt service obligations will increase, and we will become more exposed to the risks arising from our substantial level of indebtedness.

The Irish Issuer, Holdings and certain other guarantors of the Notes are primarily holding companies with very limited operations and may not have access to sufficient cash to make payments on the Notes.

The Irish Issuer, Holdings and certain other guarantors are primarily holding companies with very limited operations. Their only significant assets are the equity interests of their directly held subsidiaries. As a result, the Irish Issuer, Holdings and certain other guarantors are dependent primarily upon dividends and other payments from their subsidiaries to generate the funds necessary to meet their outstanding debt service and other obligations, and such dividends may be restricted by law or the instruments governing their subsidiaries’ indebtedness. Their subsidiaries may not generate sufficient cash from operations to enable the Issuers or the guarantors, as applicable, to make principal and interest payments on their indebtedness, including the Notes. In addition, their subsidiaries are separate and distinct legal entities and any payments of dividends, distributions, loans or advances to the Issuers or the guarantors by their subsidiaries could be subject to legal and contractual restrictions on dividends. In addition, payments to the Issuers or the guarantors by their subsidiaries will be contingent upon their subsidiaries’ earnings. Additionally, we may be limited in our ability to cause any existing or future joint ventures to distribute their earnings to us. We cannot assure you that agreements governing the current and future indebtedness of our subsidiaries will permit those subsidiaries to provide the Issuers or the guarantors with sufficient cash to fund payments of principal, premiums, if any, and interest on the Notes, when due. In the event that the Issuers or the guarantors do not receive distributions or other payments from their subsidiaries, they may be unable to make required payments on the Notes.

The Notes and the guarantees are effectively subordinated to our and the guarantors’ existing and future secured indebtedness.

The Notes and the guarantees are unsecured obligations of the Issuers and each guarantor, respectively, and are effectively subordinated to all of the Issuers’ and each guarantor’s existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations. As a result, in the event of any liquidation, insolvency, dissolution, reorganization or similar proceeding relating to an Issuer, any guarantor or any property of any such entities, holders of any secured indebtedness of such entity will have claims that are prior to the claims of any noteholder with respect to the assets securing such secured indebtedness. As of June 30, 2021, the Issuers and the guarantors had approximately $17.9 billion of indebtedness outstanding (excluding fair value adjustments, debt issuance costs, debt discounts and debt premium), none of which was secured. Holdings and its subsidiaries may incur senior secured indebtedness as part of the financing for the GECAS Transaction. We do not expect that the amount of any such secured indebtedness would exceed $2.5 billion.

If we defaulted on our obligations under any of our secured debt, our secured lenders would be entitled to foreclose on our assets securing that indebtedness and liquidate those assets. If any secured indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including amounts due on the Notes. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of our secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing such secured indebtedness before the holders of the Notes will be entitled to receive any payment with respect thereto. As a result, the holders of the Notes may recover disproportionately less than the holders of secured indebtedness, and it is possible that there will be no assets from which claims of holders of the Notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full.

The Indenture will contain a covenant that provides that, subject to certain exceptions, we must secure the Notes equally and ratably with certain secured indebtedness that we or our restricted subsidiaries issue, assume or guarantee in the event that the amount of such secured indebtedness exceeds 20% of our Consolidated Tangible Assets as shown on or derived from our most recent quarterly or annual consolidated balance sheet. If this covenant is triggered, we would be obligated to secure the Notes equally and ratably with such other secured indebtedness. As equally and ratably secured parties, holders of the Notes would no longer be effectively subordinated to the other equally and ratably secured indebtedness. The value of the collateral securing our obligations to the holders of the Notes and to the other secured holders, however, could be insufficient to repay the holders of the Notes and the other secured holders in full. To the extent of any insufficiency in the value of such collateral, holders of the Notes would have unsecured claims ranking equally and ratably with unsecured creditors.

We may be able to obtain secured financing without regard to the foregoing limit under the Indenture by doing so through unrestricted subsidiaries. Our indentures provide us with significant flexibility to designate our subsidiaries (other than the Issuers and ILFC) as unrestricted and to invest in, and incur debt (including secured debt) at, those unrestricted subsidiaries. We cannot predict, however, whether we would be able to obtain any required consents so as to incur additional secured debt under our bank credit facilities, which limit our ability to incur secured indebtedness. See “Description of Notes—Certain Covenants—Restrictions on Liens.”

The Notes and the guarantees are structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries that are not, or do not become, guarantors of the Notes.

The Notes are not guaranteed by all of our subsidiaries. The Notes are guaranteed, jointly and severally, on a senior unsecured basis, by Holdings, AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC, and AerCap U.S. Global Aviation LLC. In the future, other restricted subsidiaries of Holdings may be required to guarantee the Notes. See “Description of Notes—Certain Covenants—Future Subsidiary Guarantors.” Our subsidiaries that do not guarantee the Notes, including any subsidiaries that we designate as unrestricted, have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Claims of holders of the Notes will therefore be structurally subordinated to all of the existing and future liabilities, including trade payables, of any non-guarantor subsidiary such that, in the event of an insolvency, liquidation, reorganization, dissolution or similar proceeding relating to any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before the holders of the Notes would be entitled to any payment.

In addition, our subsidiaries that provide, or will provide, guarantees of the Notes will be automatically released from those guarantees upon the occurrence of certain events, including the designation of that subsidiary guarantor as an unrestricted subsidiary in accordance with the terms of the Indenture. The Indenture will provide us with significant flexibility to designate our subsidiaries (other than the Issuers and ILFC) as unrestricted subsidiaries. If any subsidiary guarantee is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables, of that subsidiary will be structurally senior to the claim of any holders of the Notes. See “Description of Notes—Guarantees.”

As of June 30, 2021, after giving pro forma effect to the GECAS Transaction and the GECAS Transaction Financings, our subsidiaries that are not guarantors of the Notes (other than the Issuers) would have had total liabilities, including trade payables (but excluding intercompany liabilities), of $15.5 billion and total assets (excluding intercompany receivables) of $37.9 billion. Furthermore, for the six months ended June 30, 2021, after giving pro forma effect to the GECAS Transaction and the GECAS Transaction Financings, our subsidiaries that are not guarantors of the Notes (other than the Issuers) would have recorded net income of $0.6 billion and generated $3.3 billion of total revenues and other income (each presented on a combined basis and including the results of intercompany transactions with the Issuers and guarantors).

Unrestricted subsidiaries will not be subject to the covenant in the Indenture limiting Holdings’ and its restricted subsidiaries’ (including the Issuers’) ability to secure indebtedness with liens on its or their assets.

The Issuers will have significant flexibility to designate any of Holdings’ subsidiaries (other than the Issuers and ILFC) as unrestricted subsidiaries under the Indenture. Unrestricted subsidiaries will not be subject to the covenant in the Indenture limiting Holdings’ and its subsidiaries’ ability to secure indebtedness with liens on its or their assets. Accordingly, we may secure indebtedness with the assets of any subsidiary we designate as unrestricted, which could reduce the amount of our assets that would be available to satisfy your claims should the Issuers, Holdings or any other guarantor default on the Notes.

If an active trading market for the Notes develops, changes in our credit ratings or the debt markets could adversely affect the market prices of the Notes.

If an active trading market for the Notes develops, the market price for the Notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the number of potential buyers and level of liquidity of the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition, liquidity and future prospects;

•	the time remaining until the Notes mature; and

•	the overall condition of the economy and the financial markets and the industry in which we operate.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations could have an adverse effect on the market prices of the Notes.

Credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. Negative changes in our ratings, or in our outlook, would likely have an adverse effect on the market prices of the Notes. One of the effects of any credit rating downgrade would be to increase our costs of borrowing in the future. In addition, if any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount or at all.

Because your right to require repurchase of the Notes is limited, the trading price of the Notes may decline if we enter into a transaction that is not a Change of Control Triggering Event under the Indenture.

The term “Change of Control Triggering Event” is limited and does not include every event that might cause the trading price of the Notes to decline. The right of the holders of the Notes to require the Issuers to repurchase the Notes upon a Change of Control Triggering Event may not preserve the value of the Notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, any of which could substantially affect our capital structure and the value of the Notes but may not constitute a Change of Control Triggering Event that permits holders to require the Issuers to repurchase their Notes. See “Description of Notes—Repurchase Upon a Change of Control Triggering Event.”

The Issuers may not be able to repurchase the Notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, each holder of Notes has the right to require the Issuers to repurchase all or any part of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Triggering Event, we cannot assure you that the Issuers would have sufficient financial resources available to satisfy their obligations to repurchase the Notes. The Issuers’ failure to repurchase the Notes as required under the Indenture would result in a default under the Indenture, which could result in defaults under the instruments governing our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the Notes. See “Description of Notes—Repurchase Upon a Change of Control Triggering Event.”

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets.

A Change of Control Triggering Event gives each holder of Notes the right to require the Issuers to make an offer to repurchase all or any part of such holder’s Notes. One of the circumstances under which a change of control, which is a condition to a Change of Control Triggering Event, may occur is upon the sale or disposition of “all or substantially all” of our and our restricted subsidiaries’ assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase its Notes as a result of a sale of less than all of our assets to another person is uncertain.

Credit ratings on the Notes may not reflect all risks.

Any credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above or incorporated by reference herein and other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

U.S. federal and state fraudulent transfer laws may permit a court to void the Notes and any of the guarantees, subordinate claims in respect of the Notes and require noteholders to return payments received from us or the guarantors and, if that occurs, you may not receive any payments on the Notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes could be voided as a fraudulent transfer or conveyance if (1) the Issuers issued the Notes with the intent of hindering, delaying or defrauding creditors or (2) the Issuers received less than reasonably equivalent value or fair consideration in return for issuing the Notes and, in the case of (2) only, one of the following is also true at the time thereof:

•	the applicable Issuer or the applicable guarantor was insolvent or rendered insolvent by reason of the issuance of the Notes;

•	the issuance of the Notes left the applicable Issuer or the applicable guarantor with an unreasonably small amount of capital to carry on business; or

•

the applicable Issuer or the applicable guarantor intended to, or believed that the applicable Issuer or the applicable guarantor would, incur debts beyond their ability to pay such debts as they mature.

Claims described under subparagraph (1) above are generally described as intentional fraudulent conveyances, while those under subparagraph (2) above are constructive fraudulent conveyances. A court would likely find that an Issuer did not receive reasonably equivalent value or fair consideration for the Notes if that Issuer did not substantially benefit directly or indirectly from the issuance of the Notes. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or antecedent debt is secured or satisfied. To the extent that the fraudulent conveyance analysis turns on insolvency, as with a constructive fraudulent conveyance, the insolvency determination is an intensely factual one, which is supposed to be conducted based on current conditions rather than with the benefit of hindsight. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness, insolvency was present based on one of three alternative tests described above. For purposes of evaluating solvency under the first of these tests, a court would evaluate whether the sum of an entity’s debts, including contingent liabilities in light of the probabilities of their incurrence, was greater than the fair saleable value of all its assets.

If a court were to find that the issuance of the Notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or subordinate the Notes to presently existing and future indebtedness of ours, or require the holders of the Notes to repay any amounts received with respect to such Notes. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes.

Irish law may permit a court to void the Notes and any of the guarantees, subordinate claims in respect of the Notes and require noteholders to return payments received from us or the guarantors and, if that occurs, you may not receive any payments on the Notes.

Under Irish insolvency law, if an Irish company or a company capable of being wound-up under the Irish Companies Act 2014 (as amended, the “2014 Act”) goes into liquidation, a liquidator can seek to invoke a number of provisions of the 2014 Act to set-side, void or render voidable certain transactions entered into by that company prior to the appointment of the liquidator. Such provisions may be invoked by a liquidator to try to void the Notes and the related guarantees. In such an event, you may not receive any repayment on the Notes. See “Irish Law Considerations—Voidance of Transactions, Unfair Preference, Improper Transactions and Fraudulent Transfer.”

Insolvency laws of Ireland, the Netherlands or other local insolvency laws may preclude holders of the Notes from recovering payments due on the Notes and may not be as favorable to you as those of another jurisdiction with which you may be familiar.

The Irish Issuer and AerCap Ireland Limited, a guarantor, are incorporated, have their registered offices and conduct the administration of their business in Ireland and are likely to have their centre of main interests (within the meaning of Regulation 2015/848, the “EU Insolvency Regulation”) in Ireland. Consequently, main insolvency proceedings in respect of the Irish Issuer and AerCap Ireland Limited are likely to be commenced in Ireland and determined in accordance with Irish insolvency laws.

Holdings is incorporated under the laws of the Netherlands, has its statutory seat (statutaire zetel) in the Netherlands, but conducts (most of) the administration of its business in Ireland and is therefore likely to have its centre of main interests (within the meaning of the EU Insolvency Regulation) in Ireland. Consequently, main insolvency proceedings in respect of Holdings are likely to be commenced in Ireland and determined in accordance Irish insolvency laws.

AerCap Aviation Solutions B.V. is incorporated under the laws of the Netherlands and has its statutory seat (statutaire zetel) in the Netherlands, and is likely to have its centre of main interests (within the meaning of the EU Insolvency Regulation) in the Netherlands. Consequently, main insolvency proceedings in respect of AerCap Aviation Solutions B.V. would likely be initiated in the Netherlands.

Secondary proceedings could be initiated in one or more EU jurisdictions (with the exception of

Denmark) in which the Issuers, Holdings, AerCap Ireland Limited, AerCap Aviation Solutions B.V. or any

other guarantor, as the case may be, have an establishment.

While not incorporated in Ireland, the US Issuer and any non-Irish/EU member state-incorporated guarantor may be subject to insolvency proceedings in Ireland. Following a recent decision of the Irish High Court, there is now authority (although determined on an uncontested basis) for the appointment of an examiner to a non-Irish company that does not have its centre of main interests in Ireland, or in any other EU member state, but has a sufficient connection to Ireland and is related to another company (e.g. a parent, subsidiary or sister company) that (i) has its centre of main interests in Ireland and (ii) is also in examinership. Such proceedings may limit the ability of the holders of the Notes to enforce their rights against the US Issuer or non-Irish/EU member state incorporated guarantor as applicable.

Dutch insolvency laws may make it difficult or impossible to effect a restructuring, which may limit the ability of the holders of the Notes to enforce their rights under the Holdings Guarantee and the guarantee by AerCap Aviation Solutions B.V. (the “AerCap Aviation Guarantee”). See “Irish Law Considerations—Insolvency under Irish Law—Examinership” and “Dutch Law Considerations—Insolvency Under Dutch Law” for a description of insolvency laws in Ireland and the Netherlands.

The Holdings Guarantee and the AerCap Aviation Guarantee may be voidable under Dutch fraudulent conveyance rules.

Dutch law contains specific provisions dealing with fraudulent transfer or conveyance both in and outside of bankruptcy: the so-called actio pauliana provisions. The actio pauliana protects creditors against acts that are prejudicial to them. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having similar effect) can be challenged in or outside bankruptcy of the relevant debtor and may be nullified by the liquidator in bankruptcy (curator) of the relevant debtor or, outside bankruptcy, by any of the creditors of the relevant debtor, if: (i) the debtor performed such acts without a pre-existing legal obligation to do so (onverplicht); (ii) the creditor concerned (or, in the case of the debtor’s bankruptcy, any creditor) was prejudiced as a consequence of the act; and (iii) at the time the act was performed both the debtor and the counterparty to the transaction knew or should have known that one or more of its creditors (existing or future) would be prejudiced, unless the act was entered into for no consideration (om niet), in which case such knowledge of the counterparty is not necessary for a successful challenge on grounds of fraudulent transfer or conveyance. For certain types of transactions that are entered into within one year before (a) the declaration of the bankruptcy (if the transaction is challenged in bankruptcy), or (b) the moment the transaction is challenged by a creditor (if the transaction is challenged outside bankruptcy), the debtor and the counterparty to the transaction are legally presumed to have knowledge of the fact that the transaction will prejudice the debtor’s creditors (subject to evidence of the contrary). In addition, the liquidator in bankruptcy of a debtor may nullify that debtor’s performance of any due and payable obligation if (i) at the time of such performance the payee (hij die betaling ontving) knew that a request for bankruptcy of that debtor had been filed, or (ii) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor’s other creditors. If the granting of the Holdings Guarantee or AerCap Aviation Guarantee or any other transaction entered into by Holdings or AerCap Aviation Solutions B.V. at any time in connection with the issuance of the Notes involves a fraudulent conveyance that does not qualify for any valid defense under Dutch law, then the granting of the Holdings Guarantee or the AerCap Aviation Guarantee or any such other transaction may be nullified. As a result of a successful challenge, holders of the Notes may not enjoy the benefit of the Holdings Guarantee or the AerCap Aviation Guarantee. In addition, under such circumstances, holders of the Notes might be held liable for any damages incurred by prejudiced creditors of Holdings or AerCap Aviation Solutions B.V. as a result of the fraudulent conveyance.

In the event of the Irish Issuer’s liquidation or winding up, the amount of your recovery, if any, may be denominated in euro and may therefore be exposed to currency exchange rate fluctuations.

If you are entitled to recovery with respect to the Notes upon the Irish Issuer’s liquidation or winding up, you might not be entitled to a recovery in U.S. dollars and might be entitled only to a recovery in or in reference to euro or any other lawful currency of Ireland or any other jurisdiction governing such liquidation or winding up. In addition, under current Irish law, in a winding up of the Irish Issuer, all foreign currency claims (including, under the Notes) must be converted into euro or other lawful currency of Ireland for the purpose of proof using the spot rate as of, in the case of a compulsory winding up, either the date of its commencement (presentation of the petition for winding up or earlier winding up resolution) or of the winding up order and, in the case of a voluntary winding up, the date of the winding up resolution. As a result, you would be exposed to currency exchange rate fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

Dutch corporate benefit laws may adversely affect the validity and enforceability of the Holdings Guarantee or the AerCap Aviation Guarantee.

If a Dutch company, such as Holdings or AerCap Aviation Solutions B.V., enters into a transaction (such as the granting of the Holdings Guarantee or the AerCap Aviation Guarantee), the relevant transaction may be nullified by the Dutch company or its liquidator in bankruptcy and, as a consequence, may not be valid, binding and enforceable against it, if that transaction is not within the company’s corporate objects and the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is within the corporate objects of the relevant company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but all relevant circumstances, including whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted or the security was given and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is put at risk by conducting such transaction.

It is unclear whether a transaction can be nullified for being a transgression of the corporate objects of a company if that transaction is expressly permitted according to the wording of the objects clause in the articles of association of that company. A Dutch court of appeal ruled that circumstances such as the absence of corporate benefit are in principle not relevant if the relevant transaction is expressly permitted according to the objects clause in the articles of association of the company. However, there is no decision of the Dutch Supreme Court confirming this, and therefore there can be no assurance that a transaction that is expressly permitted according to the objects clause in the articles of association of a company cannot be nullified for being a transgression of the corporate objects of that company. The objects clauses in the articles of association of Holdings and AerCap Aviation Solutions B.V. include providing security for debts of legal entities and other companies.

If the Holdings Guarantee or the AerCap Aviation Guarantee or any other guarantee of the Notes were held to be unenforceable, it could adversely affect your ability to collect any amounts you are owed in respect of the Notes.

Irish corporate benefit laws may adversely affect the validity and enforceability of the AerCap Ireland Limited guarantee.

The Notes are guaranteed by AerCap Ireland Limited, to the extent that such guarantee would not constitute the giving of unlawful financial assistance within the meaning of Section 82 of the 2014 Act. There is a risk under Irish law that a guarantee may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of the relevant guarantor or that it is not for the purpose of carrying on the business of the relevant guarantor. Where a guarantor is a direct or indirect holding company of an issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of an issuer or is a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

U.S. investors in the Notes may have difficulties enforcing certain civil liabilities against us or our executive officers, some of our directors and some of our named experts in the United States.

Holdings is a public limited liability company (naamloze vennootschap or N.V.) incorporated under the laws of the Netherlands and the Irish Issuer is an entity incorporated and existing under the laws of Ireland. The rights of investors in the Notes under the laws of the Netherlands or Ireland may differ from the rights of investors in companies incorporated in other jurisdictions. Some of the named experts referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are not residents of the United States, and most of our directors and our executive officers and most of our assets and the assets of our directors are located outside the United States. As a result, you may not be able to serve process on us or on such persons in the United States or obtain or enforce judgments from U.S. courts against them or us based on the civil liability provisions of the securities laws of the United States. There is doubt as to whether the courts of the Netherlands or Ireland would enforce certain civil liabilities under U.S. securities laws in original actions and enforce claims for punitive damages.

Under our articles of association, we indemnify and hold our directors, officers and employees harmless against all claims and suits brought against them, subject to limited exceptions. Under our articles of association, to the extent allowed by law, the rights and obligations among or between us, any of our current or former directors, officers and employees and any current or former shareholder shall be governed exclusively by the laws of the Netherlands and subject to the jurisdiction of the Dutch courts, unless such rights or obligations do not relate to or arise out of their capacities listed above. Although there is doubt as to whether U.S. courts would enforce such provision in an action brought in the United States under U.S. securities laws, such provision could make judgments obtained outside of the Netherlands more difficult to enforce against our assets in the Netherlands or jurisdictions that would apply the laws of the Netherlands.

For more information, see “Irish Law Considerations—Enforcement of Civil Liability Judgments Under Irish Law” and “Dutch Law Considerations—Enforcement of Civil Liability Judgments Under Dutch Law.”

Enforcing your rights as an investor in the Notes or under the guarantees across multiple jurisdictions may be difficult.

The Notes are guaranteed by certain of our subsidiaries which are organized under the laws of Ireland, the Netherlands and the United States. In the event of bankruptcy, insolvency, liquidation or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the Notes and the guarantees will be subject to the laws of several jurisdictions and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency, liquidation and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

In addition, the bankruptcy, insolvency, liquidation, foreign exchange, administration and other analogous laws of the various jurisdictions in which the Irish Issuer and the guarantors are located or operate may be materially different from or in conflict with one another and with those of the United States and/or the jurisdiction of the holder of the Notes, including in respect of creditors’ rights, priority of creditors, the ranking of claims, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply and choice of law disputes which could adversely affect your ability to enforce your rights and to collect payment in full under the Notes and the guarantees.

If payments made pursuant to either the Holdings Guarantee or the AerCap Aviation Guarantee are subject to the new withholding tax in the Netherlands, the relevant Dutch guarantor will make the required withholding or deduction for the account of the relevant holder of the Notes and shall not be obliged to pay additional amounts to such holder of the Notes.

The Netherlands has introduced a new withholding tax on interest payments as of January 1, 2021 pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). The new withholding tax generally applies to interest payments made by an entity tax resident in the Netherlands to a related entity (as described below) if such related entity (i) is considered to be tax resident (gevestigd) in a Listed Jurisdiction (as defined below), (ii) has a permanent establishment located in a Listed Jurisdiction to which the interest is attributable, (iii) is entitled to the interest payable where the main purpose or one of the main purposes is to avoid taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions, (iv) is a hybrid entity or (v) is not resident in any jurisdiction, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For purposes of the Dutch Withholding Tax Act 2021, an entity is considered a related entity if (i) such entity has a Qualifying Interest (as defined below) in the entity tax resident in the Netherlands, (ii) the entity tax resident in the Netherlands has a Qualifying Interest in such entity or (iii) a third party has a Qualifying Interest in both the entity tax resident in the Netherlands and such entity.

The term “Qualifying Interest” means a directly or indirectly held interest—either individually or jointly as part of a collaborating group (samenwerkende groep)—that enables the holder of such interest to exercise decisive influence on the decisions that can determine the activities of the entity in which the interest is held (within the meaning of case law of the European Court of Justice on the right of freedom of establishment (vrijheid van vestiging)).

A jurisdiction is considered a listed jurisdiction (a “Listed Jurisdiction”) if it is listed in the annually updated Dutch Regulation on low-taxing jurisdictions and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), which includes

(i) jurisdictions with a corporation tax on business profits with a general statutory rate of less than 9% and (ii) jurisdictions that are included in the EU list of non-cooperative jurisdictions. For the fiscal year 2021, the following 23 jurisdictions are Listed Jurisdictions: American Samoa, Anguilla, Bahamas, Bahrain, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, Fiji, Guam, Guernsey, Isle of Man, Jersey, Palau, Panama, Samoa, Seychelles, Trinidad and Tobago, Turkmenistan, Turks and Caicos Islands, Vanuatu, the United Arab Emirates and the U.S. Virgin Islands.

The new withholding tax may also apply in situations where artificial structures are put in place with the main purpose or one of the main purposes being to avoid the Dutch withholding tax such as where an interest payment to a Listed Jurisdiction is artificially routed via an intermediate entity in a non-Listed Jurisdiction.

If any payments made pursuant to either the Holdings Guarantee or the AerCap Aviation Guarantee are subject to withholding tax on interest in the Netherlands pursuant to the Dutch Withholding Tax Act 2021 as a result of the relevant holder of the Notes being a related entity in respect of any of the Issuers or the Dutch Guarantors (as defined below) for purposes of the Dutch Withholding Tax Act 2021, the relevant Dutch Guarantor will make the required withholding or deduction for the account of the relevant holder of the Notes and shall not be required to pay additional amounts in respect of the withholding or deduction. See “Description of Notes—Additional Amounts.”

In practice, the Issuers or the Dutch Guarantors may not always be able to assess whether a holder of the Notes is a related entity located in a Listed Jurisdiction. The parliamentary history is unclear in this respect on the Issuers’ or the Dutch Guarantors’ responsibilities to determine the absence of affiliation in respect of notes issued in the market, like the Notes.

Risks Relating to the Floating Rate Notes

The interest rate on the Floating Rate Notes will be based on compounded SOFR, which will be determined by reference to the SOFR Index, a relatively new market index.

For each interest period with respect to the Floating Rate Notes, the interest rate on the Floating Rate Notes will be based on compounded SOFR, which will be determined by reference to the SOFR Index (as defined in this prospectus supplement). The SOFR Index measures the cumulative impact of compounding the daily secured overnight financing rate (“SOFR”) as provided by the Federal Reserve Bank of New York (“FRBNY”), on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The value of the SOFR Index on a particular business day reflects the effect of compounding SOFR on such business day and allows the calculation of compounded SOFR averages over custom time periods. For this and other reasons, the interest rate on the Floating Rate Notes during any interest period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the observation period (as defined in this prospectus supplement) for an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction in the compounded SOFR used to calculate the interest rate on the Floating Rate Notes during the relevant interest period.

The FRBNY only began publishing the SOFR Index on March 2, 2020. In addition, very limited market precedent exists for securities that use SOFR as the interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the use of the SOFR Index for purposes of calculating compounded SOFR as used for the Floating Rate Notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the market value of the Floating Rate Notes.

The SOFR Index may be modified or discontinued and the Floating Rate Notes may bear interest by reference to a rate other than the SOFR Index, which could adversely affect the value of the Floating Rate Notes.

The interest rate for the Floating Rate Notes will be determined by reference to the SOFR Index. Because the SOFR Index is published by the FRBNY, as administrator of SOFR, based on data received by it from sources other than us, we have no control over its determination, calculation or publication or availability at any time. We cannot guarantee that the SOFR Index, particularly given its relatively recent introduction, will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Floating Rate Notes and the trading prices of the Floating Rate Notes. In addition, the FRBNY may withdraw, modify or amend the published SOFR Index or other SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or other SOFR data that the FRBNY may publish after the interest rate for that interest period has been determined.

If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in this prospectus supplement) have occurred in respect of the SOFR Index, then the interest rate on the Floating Rate Notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under the caption “Description of Notes—Compounded SOFR.” If a particular Benchmark Replacement (as defined in this prospectus supplement) or Benchmark Replacement Adjustment (as defined in this prospectus supplement) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined in this prospectus supplement) (such as the ARRC (as defined in this prospectus supplement)), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us or our designee. In addition, the terms of the Floating Rate Notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined in this prospectus supplement) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Floating Rate Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Floating Rate Notes in connection with a Benchmark Transition Event, could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

In addition, the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, we cannot assure you that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and we cannot guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR. As a result, a Benchmark Transition Event could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes. Furthermore, any failure of the Benchmark Replacement to gain market acceptance could adversely affect the value of the Floating Rate Notes, the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, the secondary trading market for the Floating Rate Notes linked to the Benchmark Replacement may be limited and the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

As described in “Description of Notes—Floating Rate Notes,” if the SOFR Index is unavailable at any time at which its value is required to be determined to calculate compounded SOFR for any interest period, compounded SOFR for such interest period and each interest period thereafter will have the meaning given to such term and will be determined as described in “Description of Notes—Interest—Floating Rate Notes.” In such case, there is a risk that the Floating Rate Notes may bear interest by reference to a rate other than SOFR as described under “—The SOFR Index may be modified or discontinued and the Floating Rate Notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the Floating Rate Notes.”

Any failure of SOFR to gain market acceptance could adversely affect the Floating Rate Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London interbank offered rate (“U.S. dollar LIBOR”), in part because it is considered a good representation of general funding conditions in the overnight Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. Furthermore, several services are offering or developing credit sensitive alternative rates, which are designed to reflect the credit risk of banks, unlike SOFR which is a riskless rate. In some circumstances, particularly in the corporate lending market, market participants may prefer credit sensitive alternative rates to riskless rates such as SOFR. This may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including as a representation of the unsecured short-term funding costs of banks) or for which credit sensitive alternative rates may be used in the future, which may, in turn, lessen market acceptance of SOFR. In addition, an established trading market for the Floating Rate Notes may never develop or may not be very liquid if it does develop. Market terms for debt securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions of those debt securities, may evolve over time, and as a result, trading prices of the Floating Rate Notes may be lower than those of later-issued debt securities that are linked to SOFR. If for these or other reasons SOFR does not prove to be widely used for debt securities that are similar or comparable to the Floating Rate Notes, the trading price of the Floating Rate Notes may be lower than those of debt securities that are linked to rates that are more widely used. Investors in the Floating Rate Notes may not be able to sell their Floating Rate Notes at all or may not be able to sell their Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR and there is no guarantee that SOFR is a comparable substitute for U.S. dollar LIBOR.

In June 2017, the FRBNY’s Alternative Reference Rates Committee (the “ARRC”) announced SOFR as its recommended alternative to U.S. dollar LIBOR. However, the composition and characteristics of SOFR, which underlies the SOFR Index, are not the same as those of U.S. dollar LIBOR. SOFR is a broad treasury repo financing rate that represents overnight secured funding transactions. This means that SOFR is fundamentally different from U.S. dollar LIBOR for two key reasons. First, SOFR is a secured rate, while U.S. dollar LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while U.S. dollar LIBOR represents interbank funding over different maturities. As a result, we cannot assure you that SOFR or the SOFR Index will perform in the same way as U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For example, since publication of SOFR began on April 3, 2018, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or other market rates.

The amount of interest payable with respect to each interest period for the Floating Rate Notes will be determined near the end of the relevant interest period for the Floating Rate Notes.

The interest rate with respect to any interest period for the Floating Rate Notes will only be capable of being determined near the end of the relevant interest period in relation to the Floating Rate Notes. Consequently, it may be difficult for investors in the Floating Rate Notes to reliably estimate the amount of interest that will be payable on the Floating Rate Notes. In addition, some investors may be unwilling or unable to trade the Floating Rate Notes without changes to their information technology systems to facilitate computing the interest that will be payable on the Floating Rate Notes, both of which could adversely impact the liquidity and trading price of the Floating Rate Notes.

We or our designee will make certain determinations with respect to the Floating Rate Notes, which determinations may adversely affect the value of Floating Rate Notes.

We or our designee will make certain determinations with respect to the Floating Rate Notes as further described under “Description of Notes—Floating Rate Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the Floating Rate Notes in our or our designee’s sole discretion. Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Any of these determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the calculation of Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes. For further information regarding these types of determinations, see “Description of Notes—Floating Rate Notes Compounded SOFR.”

USE OF PROCEEDS

We intend to use the net proceeds from this offering of $20,854,612,500, after deducting the underwriting discounts but before deducting expenses of this offering, to fund a portion of the cash consideration to be paid in the GECAS Transaction and to pay related fees and expenses, with any excess proceeds to be used for general corporate purposes.

In the event that the GECAS Transaction is not completed on or before the earliest of (i) June 9, 2022, (ii) the valid termination of the Transaction Agreement (other than in connection with the completion of the GECAS Transaction) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the GECAS Transaction will not close, we will be required to redeem all of the outstanding Notes at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of Notes—Special Mandatory Redemption.”

Pending application of the net proceeds from this offering as described herein, we expect to invest such net proceeds in high quality, short-term debt securities (although we are not required to do so by the terms of the Notes).

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021, on an actual basis and on an as adjusted basis after giving effect to the GECAS Transaction and the GECAS Transaction Financings.

Other than the changes noted above, there has been no material change in our cash and cash equivalents or capitalization since June 30, 2021. The information presented in the table below is unaudited and should be read in conjunction with our financial statements and related notes incorporated by reference into this prospectus supplement.

	As of June 30, 2021
	Actual	As Adjusted
(U.S. dollars in thousands)
Cash and cash equivalents	$1,402,918	$1,402,918

Consolidated debt
Unsecured
ILFC Legacy Notes	$1,034,274	$1,034,274
Issuers’ Existing Notes	13,253,097	13,253,097
Notes offered hereby	—	21,000,000
Notes issued to GE	—	1,000,000
New Revolving Credit Facility	—	—
Asia Revolving Credit Facility	—	—
Citi Revolving Credit Facility	—	—
Other unsecured debt	1,717,125	1,717,125
Fair value adjustment	13,038	13,038

TOTAL UNSECURED	$16,017,534	$38,017,534

Secured
Export credit facilities	$1,256,251	$1,256,251
Institutional secured term loans and secured portfolio loans(1)	6,710,679	8,710,679
AerFunding Revolving Credit Facility	1,295,955	1,295,955
Other secured debt	730,014	730,014
Fair value adjustment	(1,406)	(1,406)

TOTAL SECURED	$9,991,493	$11,991,493

Subordinated
Subordinated Notes	$2,250,000	$2,250,000
Subordinated debt (joint ventures)	43,521	43,521
Fair value adjustment	(217)	(217)

TOTAL SUBORDINATED	$2,293,304	$2,293,304

Debt issuance costs and debt discounts	(203,711)	(374,099)

Total consolidated debt	$28,098,620	$51,928,233

Total Equity(2)	$9,451,499	$16,501,644

Total Capitalization	$37,550,119	$68,429,877

(1)

As part of the financing for the GECAS Transaction, a secured institutional term loan of $2.0 billion will be launched on October 22, 2021 and is expected to close shortly after the completion of this offering of the Notes. The $2.0 billion has been included in the “As Adjusted” column above.

(2)

Adjusted equity reflects 111.5 million AerCap ordinary shares issued at an assumed price of $63.23 on October 21, 2021. The actual value of the shares to be issued will be measured upon the consummation of the GECAS Transaction at the then current market price.

DESCRIPTION OF NOTES

General

Certain terms used in this “Description of Notes” are defined under the subheading “—Certain Definitions.” In this description, (1) the term “Irish Issuer” refers to AerCap Ireland Capital Designated Activity Company and not to any of its Affiliates, (2) the term “U.S. Issuer” refers only to AerCap Global Aviation Trust and not to any of its Affiliates, (3) references to the “Issuers” refer only to the Irish Issuer and the U.S. Issuer and not to any of their subsidiaries or Affiliates, (4) the term “Holdings” refers to AerCap Holdings N.V. and (5) references to “we,” “our” and “us” refer to Holdings and its consolidated subsidiaries prior to completion of the GECAS Transaction.

The 1.150% Senior Notes due 2023 (the “2023 Notes”), 1.650% Senior Notes due 2024 (the “2024 Notes”), 1.750% Senior Notes due 2024 (the “2024 NC1 Notes”), 2.450% Senior Notes due 2026 (the “2026 Notes”), 3.000% Senior Notes due 2028 (the “2028 Notes”), 3.300% Senior Notes due 2032 (the “2032 Notes”), 3.400% Senior Notes due 2033 (the “2033 Notes”), 3.850% Senior Notes due 2041 (the “2041 Notes” and, together with the 2023 Notes, the 2024 Notes, the 2024 NC1 Notes, the 2026 Notes, the 2028 Notes, the 2032 Notes and the 2033 Notes, the “Fixed Rate Notes”) and the Floating Rate Senior Notes due 2023 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”) will be issued under an indenture, to be dated as of the Issue Date, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (as supplemented by a supplemental indenture with respect to the Fixed Rate Notes, to be dated as of the Issue Date, among the Issuers, the Guarantors party thereto and the Trustee and a supplemental indenture with respect to the Floating Rate Notes, to be dated as of the Issue Date, among the Issuers, the Guarantors party thereto and the Trustee (collectively, the “Indenture”)). The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Notes and the Indenture, including the definitions of certain terms contained therein.

The Notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $150,000 and integral multiples of $1,000 above that amount. The Notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry, Delivery and Form of Securities.”

Listing

Application will be made to Euronext Dublin for the Notes to be admitted to the Official List and to trading on the Global Exchange Market of Euronext Dublin. We cannot assure you, however, that this application will be accepted.

The Issuers are not regulated by the Central Bank of Ireland or any other financial services regulator under Irish law by virtue of the issuance of the Notes. Any investment in the Notes does not have the status of a bank deposit and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. The Issuers are not required to be licensed, registered or authorized under any current securities, commodities or banking laws of Ireland.

Paying Agent and Registrar for the Notes

The Issuers will maintain one or more paying agents and registrars for the Notes.

Calculation Agent

The calculation agent for the Floating Rate Notes will initially be The Bank of New York Mellon Trust Company, N.A. We may appoint a successor calculation agent at our discretion.

Principal Amount; Maturity and Interest

Fixed Rate Notes

The 2023 Notes will be initially issued in an aggregate principal amount of $1,750,000,000 and will mature on October 29, 2023. The 2024 Notes will be initially issued in an aggregate principal amount of $3,250,000,000 and will mature on October 29, 2024. The 2024 NC1 Notes will be initially issued in an aggregate principal amount of $1,000,000,000 and will mature on October 29, 2024. The 2026 Notes will be initially issued in an aggregate principal amount of $3,750,000,000 and will mature on October 29, 2026. The 2028 Notes will be initially issued in an aggregate principal amount of $3,750,000,000 and will mature on October 29, 2028. The 2032 Notes will be initially issued in an aggregate principal amount of $4,000,000,000 and will mature on January 30, 2032. The 2033 Notes will be initially issued in an aggregate principal amount of $1,500,000,000 and will mature on October 29, 2033. The 2041 Notes will be initially issued in an aggregate principal amount of $1,500,000,000 and will mature on October 29, 2041.

The 2023 Notes will bear interest at the rate per annum shown on the front cover of this prospectus supplement, payable semiannually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022, until full repayment of the outstanding principal amount of the 2023 Notes. Interest on the 2023 Notes will be payable to the holders of record on April 14 and October 14, as the case may be, immediately preceding such interest payment date, whether or not such day is a Business Day.

The 2024 Notes will bear interest at the rate per annum shown on the front cover of this prospectus supplement, payable semiannually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022, until full repayment of the outstanding principal amount of the 2024 Notes. Interest on the 2024 Notes will be payable to the holders of record on April 14 and October 14, as the case may be, immediately preceding such interest payment date, whether or not such day is a Business Day.

The 2024 NC1 Notes will bear interest at the rate per annum shown on the front cover of this prospectus supplement, payable semiannually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022, until full repayment of the outstanding principal amount of the 2024 NC1 Notes. Interest on the 2024 NC1 Notes will be payable to the holders of record on April 14 and October 14, as the case may be, immediately preceding such interest payment date, whether or not such day is a Business Day.

The 2026 Notes will bear interest at the rate per annum shown on the front cover of this prospectus supplement, payable semiannually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022, until full repayment of the outstanding principal amount of the 2026 Notes. Interest on the 2026 Notes will be payable to the holders of record on April 14 and October 14, as the case may be, immediately preceding such interest payment date, whether or not such day is a Business Day.

The 2028 Notes will bear interest at the rate per annum shown on the front cover of this prospectus supplement, payable semiannually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022, until full repayment of the outstanding principal amount of the 2028 Notes. Interest on the 2028 Notes will be payable to the holders of record on April 14 and October 14, as the case may be, immediately preceding such interest payment date, whether or not such day is a Business Day.

The 2032 Notes will bear interest at the rate per annum shown on the front cover of this prospectus supplement, payable semiannually in arrears on January 30 and July 30 of each year, commencing on January 30, 2022, until full repayment of the outstanding principal amount of the 2032 Notes. Interest on the 2032 Notes will be payable to the holders of record on January 15 and July 15, as the case may be, immediately preceding such interest payment date, whether or not such day is a Business Day.

The 2033 Notes will bear interest at the rate per annum shown on the front cover of this prospectus supplement, payable semiannually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022, until full repayment of the outstanding principal amount of the 2033 Notes. Interest on the 2033 Notes will be payable to the holders of record on April 14 and October 14, as the case may be, immediately preceding such interest payment date, whether or not such day is a Business Day.

The 2041 Notes will bear interest at the rate per annum shown on the front cover of this prospectus supplement, payable semiannually in arrears on April 29 and October 29 of each year, commencing on April 29, 2022, until full repayment of the outstanding principal amount of the 2041 Notes. Interest on the 2041 Notes will be payable to the holders of record on April 14 and October 14, as the case may be, immediately preceding such interest payment date, whether or not such day is a Business Day.

Floating Rate Notes

The Floating Rate Notes will be initially issued in an aggregate principal amount of $500,000,000 and will mature on September 29, 2023. The Floating Rate Notes will bear interest at the rate per annum equal to compounded SOFR on the Interest Payment Determination Date (as defined below) for such interest period plus 0.680%, in each case as determined by the calculation agent in the manner described below. Interest on the Floating Rate Notes will be payable quarterly in arrears on March 29, June 29, September 29 and December 29 of each year, commencing on December 29, 2021. Interest on the Floating Rate Notes will be payable to the holders of record on March 14, June 14, September 14 and December 14, as the case may be, immediately preceding such interest payment date, whether or not such day is a Business Day.

Compounded SOFR will be calculated by the calculation agent in accordance with the formula set forth below with respect to the observation period relating to the relevant interest period. The term “interest period” with respect to Floating Rate Notes means:

•

the period commencing on any interest payment date for the Floating Rate Notes (or, with respect to the initial interest period only, commencing on October 29, 2021) to, but excluding, the next succeeding interest payment date for the Floating Rate Notes;

•

in the case of the final such period, the period from and including the interest payment date for the Floating Rate Notes immediately preceding the maturity date of the Floating Rate Notes to, but excluding, such maturity date; and

•

in the event of any redemption of any Floating Rate Notes, the period from and including the interest payment date for the Floating Rate Notes immediately preceding the applicable redemption date to, but excluding, such redemption date.

Secured Overnight Financing Rate and the SOFR Index

SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the FRBNY and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The FRBNY notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period for the Floating Rate Notes will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the FRBNY may publish after the interest rate for that interest period has been determined.

Compounded SOFR

“Compounded SOFR” will be determined by the calculation agent (i) in accordance with the following formula (and the resulting percentage will be rounded, if applicable, to the nearest one hundred-thousandth of a percentage point) or (ii) as set forth under “—SOFR Index Unavailable Provisions” if a SOFR Index Start or SOFR Index End is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR:

where:

“SOFR Index Start” = (i) for any period other than the initial interest period, the SOFR Index value on the Interest Payment Determination Date with respect to the immediately preceding interest period, and (ii) for the initial interest period, the SOFR Index value on December 27, 2021;

“SOFR Index End” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable interest payment date (or in the final interest period, relating to the applicable maturity date, or in the case of a redemption of any Floating Rate Notes, relating to the applicable redemption date); and

“d” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days prior to each interest payment date (or in the final interest period, prior to the applicable maturity date, or in the case of a redemption of any Floating Rate Notes, prior to the applicable redemption date).

“Observation Period” means, in respect of each interest period, the period from and including the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date, or in the case of a redemption of any Floating Rate Notes, preceding the applicable redemption date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2) if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at http://www.newyorkfed.org (or any successor source).

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determines at or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period for the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

SOFR Index Unavailable Provisions

If a SOFR Index Start or SOFR Index End is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day denoted as “i” in the Observation Period, SOFRi for such day denoted as “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1)

Benchmark Replacement. If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding absent manifest error, (ii) if made by us, will be made in our sole discretion, (iii) if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object and (iv) notwithstanding anything to the contrary in this prospectus supplement and accompanying prospectus, shall become effective without any consent of the holders of the Floating Rate Notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee (which may be our affiliate) on the basis as described above, and in no event shall the calculation agent be responsible for making any such determination, decision or election.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of: (i) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (ii) the Benchmark Replacement Adjustment;

(2)	the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; or

(3)

the sum of: (i) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated Floating Rate Notes at such time and (ii) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar Floating Rate Notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); and

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark, means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest rate and amount of interest to be paid on the Floating Rate Notes for each interest period will be determined by the calculation agent. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the Floating Rate Notes. For so long as Compounded SOFR is required to be determined with respect to the Floating Rate Notes, there will at all times be a calculation agent. In the event that any then-acting calculation agent shall be unable or unwilling to act, or such calculation agent shall fail to establish Compounded SOFR for any interest period, or we propose to remove such calculation agent, we shall appoint a replacement calculation agent.

None of the Trustee, the paying agent or the calculation agent shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the Business Day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, paying agent and calculation agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

None of the Trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the Trustee, paying agent or calculation agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the Trustee, paying agent or calculation agent be under any obligation to oversee or monitor our performance or that of our designee.

The Notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Floating Rate Notes will be calculated on the basis of as 360-day year and the actual number of days in each interest period (or any other relevant period).

Additional Notes

The Issuers may, from time to time, without notice to or the consent of the holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional notes (the “Additional Notes”) of any series maturing on the same maturity date as the Notes of such series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the Notes of such series at the time Outstanding in all respects (or in all respects except for the issue date and the date of the first interest payment thereon) so that such Additional Notes shall be consolidated and form a single class with the Notes of such series at the time Outstanding for all purposes under the Indenture, including with respect to waivers, amendments, redemptions and offers to purchase; provided that, if the Additional Notes are not fungible with the Notes of such series for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP, ISIN or other identifying number.

Additional Notes, if any, will be the subject of a separate prospectus supplement.

Ranking

The Notes and the Guarantees thereof will rank pari passu in right of payment with all existing and future senior indebtedness of the relevant Issuer or the relevant Guarantor, as the case may be.

The Notes will be effectively subordinated to all of the Issuers’ and each Guarantor’s existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations. As of June 30, 2021, after giving pro forma effect to the GECAS Transaction and GECAS Transaction Financings, the principal amount of outstanding indebtedness of Holdings and its Subsidiaries, which excludes fair value adjustments of $11.4 million and debt issuance costs, debt discounts and debt premium of $0.4 billion, would have been approximately $52.3 billion. As of June 30, 2021, the principal amount of outstanding secured indebtedness of Holdings and its subsidiaries was approximately $10.0 billion and Holdings and its subsidiaries had $6.1 billion of undrawn lines of credit available under their credit and term loan facilities and other available secured debt, subject to certain conditions, including compliance with certain financial covenants. We may incur senior secured indebtedness as part of the financing for the GECAS Transaction. See “Capitalization.”

The Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each Subsidiary of Holdings (other than the Issuers) that does not guarantee the Notes. As of June 30, 2021, after giving pro forma effect to the GECAS Transaction and the GECAS Transaction Financings, these non-Guarantor Subsidiaries would have had total liabilities, including trade payables (but excluding intercompany liabilities), of $15.5 billion and total assets (excluding intercompany receivables) of $37.9 billion. Furthermore, for the six months ended June 30, 2021, after giving pro forma effect to the GECAS Transaction and the GECAS Transaction Financings, these non-Guarantor Subsidiaries would have recorded net income of $0.6 billion and generated $3.3 billion of total revenues and other income (each presented on a combined basis and including the results of intercompany transactions with the Issuers and Guarantors).

Guarantees

The Notes and all obligations under the Indenture will be initially irrevocably and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Holdings, AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC. In addition, in the future, other Restricted Subsidiaries of Holdings may be required to guarantee the Notes. See “—Certain Covenants—Future Subsidiary Guarantors.”

In addition, the obligations of each Guarantor (other than any Guarantor that is a direct or indirect parent of the Irish Issuer) under its Guarantee will be limited to the extent necessary to prevent such Guarantee from constituting a fraudulent conveyance or transfer under applicable law (or to ensure compliance with legal restrictions with respect to distributions or the provision of other benefits to direct or indirect shareholders) or as necessary to recognize certain defenses generally available to guarantors, including voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally or other considerations under applicable law. See “Irish Law Considerations—Insolvency Under Irish Law” and “Dutch Law Considerations—Insolvency Under Dutch Law.”

A Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)

(a) any sale, exchange, disposition or transfer (including through consolidation, amalgamation, merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor;

(b)

other than with respect to each Subsidiary Guarantor that is a party to the Indenture on the date of the Indenture, the release, discharge or termination of the Guarantee by such Subsidiary Guarantor that resulted in the obligation of such Subsidiary Guarantor to guarantee the Notes, except a release, discharge or termination by or as a result of payment under such Guarantee;

(c)	the permitted designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary;

(d)

the consolidation, amalgamation or merger of any Subsidiary Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such consolidation, amalgamation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to an Issuer or another Guarantor; or

(e)

the Issuers exercising their legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations under the Indenture being discharged as described under “—Satisfaction and Discharge”; and

(2)

if evidence of such release and discharge is requested to be executed by the Trustee, the Irish Issuer delivering, or causing to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction and to the execution of such evidence by the Trustee have been complied with.

Additional Amounts

The Issuers and the Guarantors are required to make all payments under or with respect to the Notes and each Guarantee, as the case may be, free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of (i) Ireland or any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which an Issuer is organized or otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, (iii) any jurisdiction from or through which payment on the Notes or any Guarantee or any political subdivision or any authority or agency therein or thereof having the power to tax is made or (iv) any jurisdiction in which a Guarantor that actually makes a payment on the Notes or its Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or any authority or agency therein or thereof having the power to tax (each a “Relevant Taxing Jurisdiction”), unless the Issuers and the Guarantors are required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If an Issuer or a Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Guarantee, the Issuers and the Guarantors will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by holders (including Additional Amounts) after such withholding or deduction will not be less than the amount holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but other than a connection arising from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof); (2) any estate, inheritance, gift, sales, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes imposed as a result of the failure of the relevant holder or beneficial owner of the Notes to comply with a timely request in writing of any Issuer addressed to the holder or beneficial owner, as the case may be (such request being made at a time that would enable such holder or beneficial owner acting reasonably to comply with that request), to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such holder or beneficial owner, as applicable; (4) any Taxes that are payable other than by deduction or withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes; (5) any Taxes that are required to be deducted or withheld on a payment that are required to be made pursuant to Council Directive 2014/107/EU

(“DAC2”) or any law implementing or complying with, or introduced in order to conform to such Directive; (6) any Taxes withheld or deducted pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or (7) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements or treaties (including any law implementing any such agreement or treaty) entered into in connection with the implementation thereof; nor will the Issuers or Guarantors pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is permitted or required for payment) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later, (b) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note, or (c) in respect of any Note where such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (7), (a) and (b) of this paragraph.

The Issuers and the Guarantors will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuers and the Guarantors will provide the Trustee, for the benefit of the holders, with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid. If, notwithstanding the efforts of the Issuers and the Guarantors to obtain such receipts, the same are not obtainable, the Issuers and the Guarantors will provide the Trustee with other evidence. In no event, however, shall any Issuer or Guarantor be required to disclose any information it reasonably deems to be confidential.

If the Issuers or the Guarantors are or become obligated to pay Additional Amounts under or with respect to any payment made on the Notes or any Guarantee, at least 30 days prior to the date of such payment, the Issuers will deliver to the Trustee an Officers’ Certificate stating that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date. Whenever in the Indenture there is mentioned, in any context:

(1)	the payment of principal or interest;

(2)	redemption prices or purchase prices in connection with a redemption or purchase of Notes; or

(3)	any other amount payable on or with respect to any of the Notes or any Guarantee;

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuers and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture, any Guarantee or any other document or instrument in relation thereof, and the Issuers and the Guarantors will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to any Issuer or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein. For a discussion of Irish withholding taxes applicable to payments under or with respect to the Notes, see “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain Irish Tax Consequences.”

Special Mandatory Redemption

The closing of this offering is not conditioned upon the completion of the GECAS Transaction, which, if completed, will occur subsequent to the closing of this offering. See “Risk factors—Risks related to the Notes—If the GECAS Transaction is not completed on or before the earliest of (i) June 9, 2022, (ii) the valid termination of the Transaction Agreement (other than in connection with the completion of the GECAS Transaction) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the GECAS Transaction will not close, the Notes will be subject to a special mandatory redemption, and as a result, you may not obtain the return you expect on the Notes.”

In the event that the GECAS Transaction is not completed on or before the earliest of (i) June 9, 2022, (ii) the valid termination of the Transaction Agreement (other than in connection with the completion of the GECAS Transaction) and (iii) our determination based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the GECAS Transaction will not close (the earliest of any such date under clause (i), (ii) or (iii), the “Trigger Date”), we will be required to redeem all of the outstanding Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In such event, we will cause a notice of special mandatory redemption to be transmitted to each holder of the Notes at its registered address and to the Trustee promptly, but in any event not later than five Business Days after the Trigger Date, and will redeem the Notes on the date specified in the notice of special mandatory redemption (the date so specified, the “Special Mandatory Redemption Date”). The Special Mandatory Redemption Date will be a date selected by us and set forth in the notice of special mandatory redemption and will be no later than 30 days following any Trigger Date, but no earlier than the fifth Business Day following the day the notice of special mandatory redemption is transmitted to holders of the Notes.

If funds sufficient to pay the special mandatory redemption price of the Notes on the Special Mandatory Redemption Date are deposited with the Trustee or a paying agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest. The proceeds of this offering will not be deposited into an escrow account pending any special mandatory redemption of the Notes. See “Risk factors—Risks related to the Notes—We may be unable to redeem the Notes in the event of a special mandatory redemption.”

Optional Redemption

Prior to the applicable Par Call Date, the Issuers may redeem all or part of the Fixed Rate Notes of a series, upon not less than 15 nor more than 45 days’ prior notice mailed by first class mail to each holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to the greater of (i) 100% of the principal amount of Fixed Rate Notes being redeemed and (ii) the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such Fixed Rate Notes through the applicable Par Call Date (or, in the case of the 2023 Notes, the maturity date) excluding accrued but unpaid interest to the redemption date, discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 15 basis points, in the case of the 2023 Notes, the Treasury Rate plus 15 basis points, in the case of the 2024 Notes, the Treasury Rate plus 15 basis points, in the case of the 2024 NC1 Notes, the Treasury Rate plus 20 basis points, in the case of the 2026 Notes, the Treasury Rate plus 25 basis points, in the case of the 2028 Notes, the Treasury Rate plus 25 basis points, in the case of the 2032 Notes, the Treasury Rate plus 30 basis points, in the case of the 2033 Notes, and the Treasury Rate plus 30 basis points, in the case of the 2041 Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. On or after the applicable Par Call Date, the Fixed Rate Notes of such series may be redeemed at the Issuers’ option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Except as described below under “—Redemption for Changes in Withholding Taxes,” the Floating Rate Notes will not be subject to redemption at the Issuers’ option.

In the event of a partial redemption of the Notes of a series, the Notes of such series to be redeemed shall be selected in the manner described under “—Selection and Notice.”

Any redemption or notice of any redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any debt or equity financing, acquisition or other corporate transaction or event, and, at the Issuers’ discretion, the redemption date may be delayed until such time as any or all of such conditions have been satisfied. In addition, the Issuers may provide in any notice of redemption that payment of the redemption price and the performance of their obligations with respect to such redemption may be performed by another Person; provided, however, that the Issuers will remain obligated to pay the redemption price and perform their obligations with respect to such redemption in the event such other Person fails to do so.

In addition to the Issuers’ right to redeem Notes as set forth above, the Issuers may at any time and from time to time purchase Notes pursuant to open-market transactions, tender offers or otherwise.

The Trustee shall not be responsible for calculating the redemption price of the Notes.

Redemption for Changes in Withholding Taxes

The Issuers are entitled to redeem the Notes of a series, at the option of the Issuers, at any time in whole but not in part, upon not less than 15 nor more than 45 days’ notice (which notice shall be irrevocable) to the holders mailed by first-class mail to each holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and Additional Amounts, if any, in the event the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes of such series, any Additional Amounts with respect to the Notes of such series as a result of:

(1)	a change in or an amendment to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(2)

any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date on which the Notes of such series are issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, on or after such later date), and the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers. Notwithstanding the foregoing, no such notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (ii) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

Before the Issuers publish or mail or deliver notice of redemption of the Notes of a series as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with. The Issuers will also deliver an opinion of outside counsel stating that the Issuers would be obligated to pay Additional Amounts as a result of a change or amendment described above and that all conditions precedent to the redemption have been complied with.

The foregoing will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

Repurchase Upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first class mail, or delivered electronically if held by DTC, with a copy to the Trustee, to each holder of Notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)

a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase Upon a Change of Control Triggering Event,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);

(3)	any Note not properly tendered will remain Outstanding and continue to accrue interest;

(4)

unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(5)	the instructions determined by the Issuers consistent with this covenant that a holder must follow in order to have its Notes purchased or to cancel a previous order of purchase; and

(6)

if such notice is mailed or delivered prior to the occurrence of a Change of Control Triggering Event, stating the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event.

While the Notes are in global form, when the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to DTC’s rules and regulations.

If holders of not less than 90% in aggregate principal amount of the Notes of a series at the time Outstanding validly tender and do not withdraw such notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, purchase all of the Notes of such series validly tendered and not withdrawn by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain Outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described under the caption “—Optional Redemption” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and canceled at the Issuers’ option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and Outstanding.

The Issuers will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers (or any Person making a Change of Control Offer in lieu of the Issuers) will, to the extent permitted by law,

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)

at the option of the Issuers, unless a Person is making a Change of Control Offer in lieu of the Issuers, deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The paying agent will promptly mail or otherwise deliver to each holder of the Notes the Change of Control Payment for such Notes, and the Trustee, upon the Issuers’ order, will promptly authenticate and mail, or deliver electronically if held by DTC, to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control Triggering Event purchase feature is a result of negotiations between the underwriters of the Notes and us. We have no present intention to engage in a transaction that would trigger a Change of Control Offer, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could cause a change in effective control of Holdings or any of its subsidiaries, increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Except for the limitations contained in the Indenture and described below, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in a highly levered transaction.

Certain of our debt facilities provide that the occurrence of certain change of control events with respect to us would constitute a default thereunder. In the event a Change of Control occurs, we may seek the consent of our lenders or may attempt to refinance or repay outstanding borrowings under those debt facilities. If we do not obtain such consent or refinance or repay such borrowings, we may be in default under those debt facilities, which may, in turn, constitute a default under the Indenture. In addition, future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase or repayment of such indebtedness upon a Change of Control. The exercise by the holders of their right to require the Issuers to repurchase their Notes could cause a default under such indebtedness, even if a Change of Control itself does not, due to the financial effect of such repurchase on us. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Holdings. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The existence of a holder’s right to require the Issuers to repurchase such holder’s Notes upon the occurrence of a Change of Control Triggering Event may deter a third party from seeking to acquire Holdings or its subsidiaries in a transaction that would constitute a Change of Control.

The provisions under the Indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes and all other series of notes Outstanding under the indenture voting as a single group.

Notice of repurchase, at the Issuers’ option and discretion, may be subject to one or more conditions precedent, including, but not limited to, completion of such Change of Control, as the case may be.

Selection and Notice

If less than all of the Notes of a particular series are to be redeemed or repurchased at any time, selection of such Notes for redemption or repurchase will be made in accordance with the procedures of DTC; provided that no Notes of $150,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, or delivered electronically if held by DTC, at least 15 but not more than 45 days before the purchase or redemption date to each holder of the Notes to be purchased or redeemed at such holder’s registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. In the case of any book-entry notes, notices of purchase or redemption will be given to DTC in accordance with its applicable procedures.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Issuers default in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

For so long as the Notes are admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market thereof and the guidelines of Euronext Dublin so require, the Issuers shall deliver, or cause to be delivered, notice of redemption to the Company Announcements Office in Dublin and, with respect to certificated Notes only, mail such notice to holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the registrar, in each case not less than 30 nor more than 60 days prior to the redemption date.

Certain Covenants

The Indenture contains the negative covenants summarized below.

Restrictions on Liens

The Indenture provides that Holdings will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money secured by any Lien upon any property of Holdings or any Restricted Subsidiary, or upon any shares of Capital Stock of any Restricted Subsidiary, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such indebtedness for borrowed money, that the Notes (together with, if Holdings shall so determine, any other indebtedness of Holdings or a Restricted Subsidiary ranking equally with the Notes then existing or thereafter created) shall be secured equally and ratably with such indebtedness for borrowed money; provided, however, that the foregoing restrictions shall not apply to:

(1)	Liens existing on the Issue Date;

(2)	Liens to secure the payment of all or part of the purchase price of property (other than property acquired for lease to a Person other than Holdings or a Restricted Subsidiary) upon the acquisition of such property by Holdings or a Restricted Subsidiary or to secure any indebtedness for borrowed money incurred or guaranteed by Holdings or a Restricted Subsidiary prior to, at the time of or within 180 days after the latest of the acquisition, completion of construction or commencement of full operation of such property, which indebtedness for borrowed money is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the Liens shall not apply to any property theretofore owned by Holdings or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

(3)	Liens on the property of a Restricted Subsidiary on the date it becomes a Restricted Subsidiary;

(4)	Liens securing indebtedness for borrowed money of a Restricted Subsidiary owing to Holdings or to another Restricted Subsidiary;

(5)

Liens on property of a Person existing at the time such Person is merged into or consolidated or amalgamated with Holdings or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a Person as an entirety or substantially as an entirety by Holdings or a Restricted Subsidiary;

(6)	bankers’ Liens arising by law or by contract in the ordinary and usual course of business of Holdings or any Restricted Subsidiary;

(7)

any replacement or successive replacement in whole or in part of any Liens referred to in the foregoing clauses (1) to (6), inclusive; provided, however, that the principal amount of the indebtedness for borrowed money secured by the Liens shall not be increased and the stated maturity of such indebtedness shall remain the same or be extended and (A) such replacement shall be limited to all or part of the property that secured the indebtedness for borrowed money so replaced (plus improvements and construction on such property), or (B) if the property that secured the indebtedness for borrowed money so replaced has been destroyed, condemned or damaged and pursuant to the terms of such indebtedness other property has been substituted therefor, then such replacement shall be limited to all or part of such substituted property;

(8)

Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against Holdings or any Restricted Subsidiary with respect to which Holdings or such Restricted Subsidiary is, in good faith, prosecuting an appeal or proceedings for review; or Liens incurred by Holdings or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Holdings or such Restricted Subsidiary is a party; or Liens created by or resulting from any litigation or other proceeding that would not result in an Event of Default under the Indenture;

(9)

Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s Liens on property held under lease; and any other Liens or charges incidental to the conduct of the business of Holdings or any Restricted Subsidiary or the ownership of the property and assets of any of them that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that do not, in the opinion of Holdings, materially impair the use of such property in the operation of the business of Holdings or such Restricted Subsidiary or the value of such property for the purposes of such business; or

(10)	Liens arising as a result of or in connection with a fiscal unity (fiscal eenheid) of which one or more Restricted Subsidiaries are members.

Notwithstanding the foregoing provisions, Holdings and any one or more Restricted Subsidiaries may issue, assume or guarantee indebtedness for borrowed money secured by Liens that would otherwise be subject to the foregoing restrictions in an aggregate amount that, together with all the other outstanding indebtedness for borrowed money of Holdings and its Restricted Subsidiaries secured by Liens that are not listed in clauses (1) through (10) above, does not at the time of the issuance, assumption of guarantee thereof, exceed 20% of the Consolidated Tangible Assets of Holdings as shown on, or derived from, Holdings’ most recent quarterly or annual consolidated balance sheet.

Restrictions on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries

The Indenture provides that Holdings will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary unless, immediately after such designation, such Subsidiary will not own, directly or indirectly, any Capital Stock or indebtedness of any Restricted Subsidiary.

The Indenture also provides that Holdings will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless, immediately after such designation, such Subsidiary has no Liens outstanding securing indebtedness for borrowed money except as would have been permitted by the covenant described under the caption “—Restrictions on Liens” above had such Liens been incurred immediately after such designation.

Promptly after the adoption of any resolution by the Board of Directors of Holdings designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, Holdings shall file a certified copy thereof with the Trustee, together with an Officers’ Certificate as required by the terms of the Indenture.

Each of Holdings’ Subsidiaries as of the Issue Date will be a Restricted Subsidiary.

SEC Reports and Reports to Holders

The Indenture provides that notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis pursuant to rules and regulations promulgated by the SEC, Holdings will file with, or furnish to, the SEC (and will deliver a copy to the Trustee and make available to the holders of the Notes (without exhibits), within 15 days after it files them with, or furnishes them to, the SEC):

(1)

within 120 days (or any longer time period then in effect under the rules and regulations of the Exchange Act for a non-accelerated filer), plus any grace period provided by Rule 12b-25 under the Exchange Act, after the end of each fiscal year, annual reports on Form 20-F, or any successor or comparable form (including Form 10-K), containing the information required to be contained therein;

(2)

within 75 days (or any longer time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, containing the information required to be contained therein, or any successor or comparable form (including Form 10-Q);

(3)

promptly from time to time after the occurrence of an event required to be therein reported, current reports containing substantially the information required to be contained in a current report on Form 6-K, or any successor or comparable form; provided that no such current report or any information required to be contained in such current report will be required to be filed or furnished if the Issuers determine in their good faith judgment that such event, or any information with respect to such event that is not included in any report that is filed or furnished, is not material to the holders of the Notes or the business, assets, operations, financial position or prospects of Holdings and its Restricted Subsidiaries, taken as a whole, or such current report relates solely to securities other than the Notes and the Guarantees; and

(4)	any other information, documents and other reports that Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act; provided that all such reports

(A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K or (C) will not be required to contain the separate financial information contemplated by Rules 3-10, 13-01 or 13-02 of Regulation S-X promulgated by the SEC; provided further that Holdings shall not be so obligated to file such reports with, or furnish such reports to, the SEC if the SEC does not permit such filing or furnishing, in which event Holdings will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the holders of the Notes, in each case within 15 days after the time Holdings would be required to file such information with, or furnish such information to, the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act, pursuant to the provisions set forth in clauses (1) through (4) above.

Other than with respect to delivery to the Trustee, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the SEC’s EDGAR system (or a successor thereto) within the applicable time periods specified above.

Merger and Sale of Assets

The Indenture provides that Holdings may not consolidate, amalgamate or merge with or into or wind up into (whether or not Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

Holdings is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of Holdings or under the laws of a Permitted Jurisdiction (Holdings or such Person, as the case may be, being herein called “Successor Holdings”);

(2)	Successor Holdings, if other than Holdings, expressly assumes all the obligations of Holdings under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	Immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

Successor Holdings, if other than Holdings, shall have delivered, or cause to be delivered, to the Trustee an opinion of counsel (which may contain customary exceptions) stating that the Guarantee to be provided by Successor Holdings has been duly authorized, executed and delivered by Successor Holdings and constitutes the legal, valid and enforceable obligation of Successor Holdings; and

(5)

Successor Holdings shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture; provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into Holdings; (ii) Holdings may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of Holdings solely for the purpose of reincorporating Holdings in a Permitted Jurisdiction; and (iii) Holdings may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under the Indenture and the Holdings Guarantee and in such event Holdings will automatically be released and discharged from its obligations under the Indenture and the Holdings Guarantee.

The Indenture provides that the Irish Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Irish Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

the Irish Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Irish Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of incorporation of the Irish Issuer or under the laws of a Permitted Jurisdiction (the Irish Issuer or such Person, as the case may be, being herein called “Successor Irish Issuer”);

(2)	the Successor Irish Issuer, if other than the Irish Issuer, expressly assumes all the obligations of the Irish Issuer under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of local tax counsel stating that the holders of Notes will not recognize income, gain or loss in the jurisdiction of incorporation of the Irish Issuer for income tax purposes as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(5)

if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of local tax counsel stating that the holders of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(6)

if the Successor Irish Issuer is other than the Irish Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Irish Issuer’s obligations under the Indenture and each series of Notes; and

(7)

the Successor Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture; provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into the Irish Issuer; (ii) the Irish Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the Irish Issuer solely for the purpose of reincorporating the Irish Issuer in a Permitted Jurisdiction; and (iii) the Irish Issuer may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

Successor Irish Issuer (if other than the Irish Issuer) will succeed to, and be substituted for, the Irish Issuer under the Indenture and the Notes and in such event the Irish Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes.

The Indenture provides that the U.S. Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the U.S. Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

the U.S. Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the U.S. Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the U.S. Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the U.S. Issuer or such Person, as the case may be, being herein called “Successor U.S. Issuer”);

(2)	the Successor U.S. Issuer, if other than the U.S. Issuer, expressly assumes all the obligations of the U.S. Issuer under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

if the Successor U.S. Issuer is other than the U.S. Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor U.S. Issuer’s obligations under the Indenture and each series of Notes; and

(5)

the Successor U.S. Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture; provided, however, that, notwithstanding the foregoing clause (3), (i) the U.S. Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the U.S. Issuer solely for the purpose of reincorporating the U.S. Issuer in the United States, any state thereof, the District of Columbia or any territory thereof; and (ii) the U.S. Issuer may be converted into, or reorganized or reconstituted in the United States, any state thereof, the District of Columbia or any territory thereof.

Successor U.S. Issuer (if other than the U.S. Issuer) will succeed to, and be substituted for the U.S. Issuer, as the case may be, under the Indenture and the Notes and in such event the U.S. Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes.

The Indenture provides that each Subsidiary Guarantor may not consolidate, amalgamate or merge with or into or wind up into (whether or not the applicable Subsidiary Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Restricted Subsidiary (other than an Issuer) unless:

(1)

the applicable Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or under the laws of a Permitted Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called “Successor Subsidiary Guarantor”);

(2)

the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, shall have delivered, or cause to be delivered, to the Trustee an opinion of counsel (which may contain customary exceptions) stating that the Guarantee to be provided by such Successor Subsidiary Guarantor has been duly authorized, executed and delivered by such Successor Subsidiary Guarantor and constitutes the legal, valid and enforceable obligation of such Successor Subsidiary Guarantor; and

(5)

the Successor Subsidiary Guarantor shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture; provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into a Subsidiary Guarantor; (ii) any Subsidiary Guarantor may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of such Subsidiary Guarantor solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction; and (iii) any Subsidiary Guarantor may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

Successor Subsidiary Guarantor (if other than the applicable Subsidiary Guarantor) will succeed to, and be substituted for the applicable Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s Guarantee and in such event the applicable Subsidiary Guarantor will automatically be released and discharged from its obligations under the Indenture and such Subsidiary Guarantor’s Guarantee.

Future Subsidiary Guarantors

The Indenture provides that Holdings will not cause or permit any of its Restricted Subsidiaries (other than a Securitization Subsidiary), directly or indirectly, to guarantee any capital markets debt or any unsecured credit facility (other than Standard Securitization Undertakings in connection with a Qualified Securitization Financing) of Holdings, the Issuers or any Subsidiary Guarantor (other than guarantees by any of the U.S. Issuer’s Subsidiaries of capital markets debt or unsecured credit facilities of the U.S. Issuer or any of its Subsidiaries), unless such Restricted Subsidiary:

(1)

within five Business Days of the date on which it guarantees such capital markets debt or unsecured credit facility, executes and delivers to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee all of the Issuers’ obligations under the Notes and the Indenture; and

(2)

delivers to the Trustee an opinion of counsel (which may contain customary exceptions) stating that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute the legal, valid and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture until such Guarantee is released in accordance with the provisions of the Indenture.

Notwithstanding the foregoing, Restricted Subsidiaries of the U.S. Issuer and any of its Subsidiaries shall be permitted to guarantee capital markets debt and unsecured credit facilities without complying with this covenant.

Events of Default

The Indenture defines an Event of Default with respect to a series of Notes as being any one of the following occurrences:

(1)	default in the payment of any installment of interest upon any Note of such series when it becomes due and payable, and continuance of such default for a period of 30 days or more;

(2)	default in the payment of all or any part of the principal of any Note of such series when it becomes due and payable at its maturity;

(3)

default in the performance, or breach, of any other covenant or warranty of Holdings or any Restricted Subsidiary in the Indenture applicable to such series of Notes, and continuance of such default or breach for a period of 60 days after notice to Holdings by the Trustee, or to Holdings and the Trustee by the holders of at least 25% in principal amount of the Notes of such series at the time Outstanding;

(4)

default under any mortgage, indenture (including the Indenture) or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of Holdings or any Restricted Subsidiary existing on, or created after, the date of the Indenture, which default shall constitute a failure to pay principal of such indebtedness in an amount exceeding $200,000,000 when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding $200,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after there has been given a notice to Holdings by the Trustee, or to Holdings and the Trustee by the holders of at least 25% in principal amount of Notes of such series at the time Outstanding;

(5)

any Guarantee ceases to be in full force and effect in any material respect (except as contemplated by the terms thereof) or any such Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee if, and only if, in each such case, such default continues for ten consecutive days; or

(6)	certain events in relation to bankruptcy, insolvency, reorganization, receivership or liquidation, whether voluntary or involuntary.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency, reorganization, receivership or liquidation) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount with respect to any series of Notes at the time Outstanding by notice to the Issuers (and to the Trustee, if notice is given by the holders) may declare any series of Notes to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of such series of Notes at the time Outstanding. If an Event of Default relating to certain events of bankruptcy, insolvency, reorganization, receivership or liquidation occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

The holder of any Note will not have any right to institute any proceeding with respect to the Indenture or remedies thereunder, unless:

(1)	such holder previously gives the Trustee written notice of an Event of Default with respect to the applicable series of Notes and that Event of Default is continuing;

(2)

the holders of not less than 25% in principal amount of the Notes of such series at the time Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and

(3)

the Trustee shall have failed to institute such proceeding for 60 days after its receipt of such notice, request and offer of indemnity and the Trustee has not been given inconsistent direction during such 60-day period by holders of a majority in principal amount of the Notes of such series at the time Outstanding.

The right of any holder of any Note to institute suit for enforcement of any payment of principal and interest on any Note on or after the applicable due date may not be impaired or affected without such holder’s consent.

The holders of a majority in principal amount of the Notes of such series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to such series of Notes. The Trustee may refuse to follow any direction that conflicts with any rule of law or the Indenture or that may expose the Trustee to personal liability. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive security or indemnity reasonably satisfactory to the Trustee from such holders against the fees, costs, expenses and liabilities that might be incurred by the Trustee in compliance with any such direction. Under the Indenture, if a Default occurs and is continuing and is actually known to a Responsible Officer (as defined in the Indenture) of the Trustee, the Trustee will deliver within 60 days by mail, or electronically if held by DTC, to each holder of the Notes of such series notice of the Default, unless such Default shall have been cured or waived. The Trustee may withhold from holders of a series of Notes notice of any continuing Default (except a Default in payment of principal, premium (if any) or interest), if it determines that withholding notice is in the interests of the holders of such series of Notes.

Holdings is required under the Indenture to furnish to the Trustee within 120 days after the end of each fiscal year a statement as to whether it is in Default under the Indenture and, if it is in Default, specifying all such Defaults and the nature and status thereof.

Amendment, Supplement and Waiver of the Indenture

The Indenture contains provisions permitting the Issuers and the Trustee to amend or supplement the Indenture (including the provisions relating to a repurchase of the Notes upon the occurrence of a Change of Control Triggering Event) with the consent of the holders of a majority in principal amount of the Notes and all other series of notes Outstanding under the Indenture voting as a single group; provided that any amendment or supplement that affects the terms of any series of Notes as distinct from any other series of Notes shall require the consent of the holders of a majority in principal amount of the Outstanding Notes of such series. Any past Default by the Issuers in respect of any series of Notes and its consequences may be waived with the consent of the holders of a majority in principal amount of the Notes of such series at the time Outstanding. The Issuers are not permitted, however, to enter into any amendment, supplement or waiver without the consent of the holders of all affected Notes if the amendment, supplement or waiver would:

(1)	change the stated maturity of the principal of or any installment of principal or interest on any Note;

(2)	reduce the principal amount payable of, or the rate of interest on, any Note;

(3)	change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(4)	reduce any premium payable (other than in connection with a Change of Control Triggering Event);

(5)	make any Note payable in a currency other than U.S. dollars;

(6)	impair the right of the holders of such series of Notes to institute suit for the enforcement of any payment on or after the stated maturity thereof;

(7)	release the Guarantee of Holdings or the Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary;
(8)	amend, change or modify any provision of the Indenture affecting the ranking of a series of Notes in a manner adverse to the holders of such series of Notes; or

(9)	make any change in the preceding amendment, supplement or waiver provisions.

The Indenture also contains provisions permitting the Issuers and the Trustee to amend or supplement the terms of the Indenture with respect to a series of Notes, without the consent of any holder of such series of Notes, for certain purposes including:

(1)	to evidence either Issuer’s succession by another Person;

(2)	to comply with the covenant described under the caption “—Certain Covenants—Merger and Sale of Assets”;

(3)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(4)	to add Guarantees under the Indenture in accordance with the terms of the Indenture;

(5)	to add covenants for the benefit of the holders of such series of Notes or any additional Event of Default for the benefit of the holders of such series of Notes;

(6)	to secure such series of Notes;

(7)	to evidence the appointment of a successor trustee or calculation agent;

(8)

to conform the text of the Indenture or the Notes to any provision of this “Description of Notes” to the extent that such provision was intended by the Issuers to be a verbatim recitation of a provision of the Indenture, which intent shall be evidenced by an Officers’ Certificate delivered to the Trustee; or

(9)

to cure any ambiguity, to correct or supplement any provision of the Indenture inconsistent with other provisions or make any other provision that does not adversely affect the interests of the holders of such series of Notes in any material respect, as determined by the Issuers.

Legal Defeasance and Covenant Defeasance

The Issuers and the Guarantors may, at their option, and at any time, elect to have all their obligations discharged under the Indenture with respect to a series of Notes and cure any then existing Events of Default with respect to such series of Notes (“legal defeasance”), other than:

(1)	the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on such series of Notes when such payments are due;

(2)	the Issuers’ obligations with respect to the register, transfer and exchange of such Notes and with respect to mutilated, destroyed, lost or stolen Notes;

(3)	the Issuers’ obligations to maintain an office or agency in the place designated for payment of such Notes and with respect to the treatment of funds held by paying agents;

(4)

the Issuers’ obligations to hold, or cause the paying agent to hold, in trust money for the payment of principal and interest due on the Notes of such series at the time Outstanding for the benefit of the holders;

(5)	certain obligations to the Trustee; and

(6)	certain obligations arising in connection with such discharge of obligations.

The Issuers may also, at their option and at any time, elect to be released from the restrictions described under the caption “—Certain Covenants” above with respect to the a series of Notes (“covenant defeasance”) and thereafter, any omission to comply with such covenants will not constitute an Event of Default with respect to such series of Notes.

The conditions the Issuers must satisfy for legal defeasance or covenant defeasance include the following:

(1)

the Issuers must have irrevocably deposited with the Trustee trust funds for the payment of such series of Notes. The trust funds must consist of U.S. dollars or U.S. Government Obligations, or a combination thereof, that, in the opinion of a certified public accounting firm of national reputation, will be in an amount sufficient without reinvestment to pay at maturity or redemption the entire amount of principal and interest on such series of Notes;

(2)

in the case of legal defeasance, the Issuers shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that (i) the Issuers have received from, or there has been published by, the U.S. Internal Revenue Service (the “IRS”) a ruling or (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case stating that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of such series of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

(3)

in the case of covenant defeasance, the Issuers shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that the beneficial owners of such series of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

(4)

the Issuers shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel stating that the beneficial owners of such series of Notes will not recognize income, gain or loss in the jurisdiction of incorporation of the Irish Issuer for income tax purposes as a result of such defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(5)

no Default or Event of Default shall have occurred and be continuing on the date the Issuers make such deposits (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens in connection therewith);

(6)

the Issuers shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers; and

(7)

the Issuers shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to such defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to a series of Notes when:

(1)	either:

(a)

all Notes of such series theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)

all Notes of such series not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, and the Issuers have irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)	the Issuers have paid or caused to be paid all sums payable under the Indenture; and

(3)

the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver, or cause to be delivered, an Officers’ Certificate and an opinion of counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law; Jury Trial Waiver

The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof. The Indenture provides that the Issuers, the Guarantors, the Trustee, and each holder of a Note by its acceptance thereof irrevocably waives, to the fullest extent permitted by applicable law, any and all right to a trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or any transaction contemplated thereby.

Certain Definitions

The following definitions apply to the terms of the Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Below Investment Grade Rating Event” means, with respect to the Notes, that at any time within a 60 day period from the Rating Date, the rating on the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by two Rating Organizations, if the Notes are rated by all three Rating Organizations or both Rating Organizations, if the Notes are only rated by two Rating Organizations; provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Organizations making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Trustee shall not be responsible for monitoring or charged with knowledge of the ratings on the Notes.

“Board of Directors” means, with respect to Holdings, either the board of directors of Holdings or any committee of that board duly authorized to act under the terms of the Indenture and with respect to any other Person, the board of directors or committee of such Person serving a similar function.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking or trust institutions in New York or London are authorized generally or obligated by law, regulation or executive order to remain closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, unlimited liability company or limited liability company, partnership interests, membership interests (whether general or limited) or shares in the capital of the company and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means:

(1)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of Holdings’ Voting Stock;

(2)	Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer, other than director’s qualifying shares and other shares required to be issued by law;

(3)

(a) all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) Holdings consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Holdings, in either case in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the applicable surviving or transferee Person (or applicable parent thereof); provided that this clause shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of Holdings or the applicable surviving or transferee Person (or applicable parent thereof) or (ii) to a consolidation, amalgamation or merger of Holdings with or into a (x) Person or (y) wholly-owned subsidiary of a Person that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) that beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such Person and, in the case of clause (y), the parent of such wholly-owned subsidiary guarantees Holdings’ obligations under the Notes and the Indenture; or

(4)	Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Holdings.

“Change of Control Triggering Event” means the occurrence of both a (1) Change of Control and (2) Below Investment Grade Rating Event.

“Consolidated Tangible Assets” means total assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under GAAP) that, under GAAP, would be included on a consolidated balance sheet of Holdings and its Restricted Subsidiaries, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of Holdings or any of its Restricted Subsidiaries or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, trademarks, unamortized debt discount and goodwill.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or any successor ratings agency.

“GAAP” means generally accepted accounting principles in the United States that are in effect from time to time. At any time after the Issue Date, Holdings may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Holdings shall give notice of any such election made in accordance with this definition to the Trustee and the holders of the Notes.

“GECAS Transaction” means the acquisition of or subscription for, as applicable, equity interests and assets comprising the GECAS business by one or more direct or indirect Wholly-Owned Subsidiaries of Holdings, pursuant to the Transaction Agreement.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ obligations under the Indenture and the Notes.

“Guarantor” means each Person that Guarantees the Notes in accordance with the terms of the Indenture, including Holdings and the Subsidiary Guarantors.

“ILFC” means International Lease Finance Corporation.

“Investment Grade Rating” means a rating of BBB- or higher by Fitch (or its equivalent under any successor rating category of Fitch), a rating of Baa3 or higher by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or higher by S&P (or its equivalent under any successor rating category of S&P).

“Issue Date” means October 29, 2021.

“Lien” means any mortgage, pledge, lien, security interest or other charge, encumbrance or preferential arrangement, including the retained security title of a conditional vendor or lessor. For avoidance of doubt, the parties hereto acknowledge that (a) the filing of a financing statement under the Uniform Commercial Code does not, in and of itself, give rise to a Lien and (b) in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investor Service, Inc. or any successor ratings agency.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer or any Secretary or other executive officer or any duly authorized attorney in fact of the Irish Issuer, the U.S. Issuer or Holdings, as applicable.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person that meets the requirements set forth in the Indenture.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(1)	Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)

Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if an Issuer shall act as its own paying agent);

(3)	Notes that have been defeased pursuant to the procedures specified under the caption “—Legal Defeasance and Covenant Defeasance” above; and

(4)

Notes that have been paid in lieu of reissuance relating to lost, stolen, destroyed or mutilated certificates, or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuers and the Guarantors; provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Notes owned by an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor.

“Par Call Date” means September 29, 2024, in the case of the 2024 Notes (one month prior to the maturity date of the 2024 Notes), October 29, 2022, in the case of the 2024 NC1 Notes (two years prior to the maturity date of the 2024 NC1 Notes), September 29, 2026, in the case of the 2026 Notes (one month prior to the maturity date of the 2026 Notes), August 29, 2028, in the case of the 2028 Notes (two months prior to the maturity date of the 2028 Notes), October 30, 2031, in the case of the 2032 Notes (three months prior to the maturity date of the 2032 Notes), July 29, 2033, in the case of the 2033 Notes (three months prior to the maturity date of the 2033 Notes) and April 29, 2041, in the case of the 2041 Notes (six months prior to the maturity date of the 2041 Notes).

“Permitted Holders” means at any time, (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer and any Secretary of Holdings or other executive officer of Holdings or any Subsidiary of Holdings at such time and (ii) General Electric Company and its Affiliates. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Jurisdiction” means any of the United States, any state or territory thereof, the District of Columbia, any member state of the Pre-Expansion European Union, Switzerland, Bermuda, the Cayman Islands and Singapore.

“Person” means any individual, corporation, unlimited liability company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pre-Expansion European Union” means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004; provided that “Pre-Expansion European Union” shall not include any country whose long-term debt does not have a long-term rating of at least “Aa2” by Moody’s, “AA” by S&P, “AA” by Fitch or the equivalent rating category of another Rating Organization.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary, the financing terms, covenants, termination events and other provisions of which, including any Standard Securitization Undertakings, shall be market terms.

“Rating Date” means the date that is the day prior to the initial public announcement by Holdings or the proposed acquirer that (i) the proposed acquirer has entered into one or more binding agreements with Holdings or shareholders of Holdings that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of Holdings.

“Rating Organizations” means the following nationally recognized rating organizations: Moody’s, S&P and Fitch or, if any of Moody’s, S&P or Fitch or all three shall not make a rating on the Notes publicly available, a nationally recognized rating organization, or organizations, as the case may be, selected by the Issuers that shall be substituted for any of Moody’s, S&P or Fitch or all three, as the case may be.

“Restricted Subsidiary” means any Subsidiary of Holdings that is not an Unrestricted Subsidiary; provided, however, that the Board of Directors of Holdings may, subject to the covenant described under the caption “—Certain Covenants—Restrictions on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries” above, designate any Unrestricted Subsidiary (other than any Unrestricted Subsidiary of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries) as a Restricted Subsidiary. For the avoidance of doubt, references to Subsidiaries of Holdings include the Issuers.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor rating agency.

“SEC” means the U.S. Securities and Exchange Commission.

“Securitization Assets” means the accounts receivable, lease, royalty or other revenue streams and other rights to payment and all related assets (including contract rights, books and records, all collateral securing any and all of the foregoing, all contracts and all guarantees or other obligations in respect of any and all of the foregoing and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving any and all of the foregoing) and the proceeds thereof, in each case pursuant to a Securitization Financing.

“Securitization Financing” means one or more transactions or series of transactions that may be entered into by Holdings or any Subsidiary of Holdings pursuant to which Holdings or any Subsidiary of Holdings may sell, convey or otherwise transfer Securitization Assets to (a) a Securitization Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries that is not a Securitization Subsidiary) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of Holdings or any Subsidiary of Holdings.

“Securitization Subsidiary” means a Subsidiary (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Holdings or any Subsidiary of Holdings makes an investment and to which Holdings or any Subsidiary of Holdings transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of Holdings or a Subsidiary of Holdings, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors of Holdings or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and (b) to which none of Holdings or any other Subsidiary of Holdings, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Holdings or such other Person shall be evidenced by a resolution of the Board of Directors of Holdings or such other Person giving effect to such designation.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any of its Subsidiaries that are customary for a seller or servicer of assets in a Securitization Financing.

“Subsidiary” means, with respect to any specified Person, a corporation, limited liability company, partnership or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof).

“Subsidiary Guarantor” means each of the Subsidiaries of Holdings (other than the Issuers) party to the Indenture as of the Issue Date, together with any other Subsidiary of Holdings required to become a Guarantor under the Indenture in the future.

“Transaction Agreement” means the Transaction Agreement, dated as of March 9, 2021 (as amended from time to time and including the exhibits and schedules thereto and all related documents), by and among Holdings, AerCap Aviation Leasing Limited, AerCap US Aviation LLC, General Electric Company, GE Ireland USD Holdings ULC, GE Financial Holdings ULC and GE Capital US Holdings, Inc.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the applicable Par Call Date, as determined by the Issuers; provided, however, that if the period from the redemption date to the applicable Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (i) any Subsidiary of Holdings (other than the Issuers and ILFC) that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary and (ii) any other Subsidiary of Holdings (other than the Issuers and ILFC) of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

(2)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

In either case, the U.S. Government Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt. The custodian is not authorized, however, to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

We will issue the Notes in the form of one or more global securities. We will deposit these global securities with, or on behalf of, DTC and register these securities in the name of DTC’s nominee. Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

Investors may elect to hold beneficial interests in the global securities through either DTC, Clearstream or Euroclear if they are participants in these systems, or indirectly through organizations that are participants in these systems. Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by The New York Stock Exchange and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the “Euroclear Operator,” in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the Notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations, or “Euroclear Participants” and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions with respect to the Notes of a series held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations, or the “DTC Participants,” on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Neither we nor the Trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

CERTAIN IRISH, DUTCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion, subject to the limitations set forth below, describes material tax consequences of Ireland, the Netherlands and the United States relating to your ownership and disposition of the Notes. This discussion is based on laws, regulations, rulings and decisions now in effect in Ireland, the Netherlands and the United States, which, in each case, may change. Any change could apply retroactively and could affect the continued validity of this discussion. This discussion does not purport to be a complete analysis of all tax consequences in Ireland, the Netherlands or the United States, and this discussion does not describe all of the tax consequences that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your own tax advisor about the tax consequences of holding the Notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws.

Certain Irish Tax Consequences

The following general summary describes the material Irish tax consequences of acquisition, holding and disposal of the Notes. This summary is based on the Irish tax law and published practice of the Revenue Commissioners as in effect on the date of this prospectus supplement and both are subject to change possibly with retroactive effect. Holders or prospective holders of Notes should consult with their tax advisors with regard to the tax consequences of investing in the Notes in their particular circumstances. The discussion below is included for general information purposes only.

Withholding Tax

In general, tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An exemption from withholding on interest payments exists, however, under Section 64 of the Taxes Consolidation Act, 1997 (the “1997 Act”) for certain interest bearing securities issued by a company which are quoted on a recognized stock exchange (which should include the Global Exchange Market of Euronext Dublin) (“quoted Eurobonds”).

Any interest paid on such quoted Eurobonds can be paid free of withholding tax provided:

1.	the person by or through whom the payment is made is not in Ireland; or

2.	the payment is made by or through a person in Ireland, and either:

(a)	the quoted Eurobond is held in a clearing system recognized by the Irish Revenue Commissioners (DTC, Euroclear, Clearstream Banking SA and Clearstream Banking AG are so recognized); or

(b)

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to the person by or through whom the payment is made in the prescribed form.

So long as the Notes are quoted on a recognized stock exchange and are held in DTC, Euroclear, Clearstream Banking SA, Clearstream Banking AG or another clearing system recognized by the Irish Revenue Commissioners, interest on the Notes can be paid by the Irish Issuer and any paying agent outside Ireland without any withholding or deduction for or on account of Irish income tax.

In other circumstances, where the exemption under Section 64 of the 1997 Act does not apply, interest payments on the Notes should be subject to Irish withholding tax at the standard income tax rate unless another exemption under Irish domestic law applies or relief is available and is claimed under the provisions of a double taxation treaty between Ireland and the country of tax residence of the noteholder. In this regard, Ireland has tax treaties with a number of jurisdictions which, under certain circumstances, reduce the rate of Irish withholding tax on payments of interest to persons resident in those jurisdictions.

Taxation of Noteholders

Notwithstanding that a holder may receive interest on the Notes free of withholding tax, the holder may still be liable to pay Irish income tax. Interest paid on the Notes may have an Irish source and therefore be within the charge to Irish income tax, Pay Related Social Insurance (“PRSI”) and the Universal Social Charge. Ireland operates a self assessment system in respect of income tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

Certain categories of taxpayer may be exempt from taxation of interest:

•

A person will be exempt from Irish tax on interest on the Notes where the Notes qualify for the quoted Eurobond exemption from withholding tax as described above; provided that the person does not carry on a trade in Ireland through a branch or agency to which the interest is attributable and the person is not resident in Ireland and is resident in a Member State of the EU under the law of that Member State or in a country with which Ireland has a double taxation agreement under the terms of that agreement.

•	A person will also be exempt from Irish tax on interest on the Notes where the Notes qualify for the quoted Eurobond exemption from withholding tax as described above and where the person is either:

(i)

a company, not resident in Ireland, which is under the control, whether directly or indirectly, of person(s) who by virtue of the laws of a Member State of the EU (other than Ireland) or a country with which Ireland has a double taxation agreement are resident for the purposes of tax in that jurisdiction and are not under the control of person(s) who are not so resident in a Member State of the EU (other than Ireland) or a country with which Ireland has a double taxation agreement; or

(ii)

a company not resident in Ireland, or where the non-Irish resident company is a 75%-owned subsidiary of a company or companies, the principal class of shares in which is substantially and regularly traded on a recognised stock exchange in an EU member state or in a country with which Ireland has a double tax agreement, provided the company in (i) and (ii) above does not carry on a trade in Ireland through a branch or agency to which the interest is attributable.

•

Under Irish domestic law, a company that is not resident in Ireland and is resident either in a Member State of the EU or in a country with which Ireland has a double taxation agreement which imposes a tax that generally applies to interest receivable in that territory by companies from sources outside that territory or where the interest payable is exempted from the charge to tax under the relevant double tax agreement, or would be exempted if the relevant double tax agreement had the force of law when the interest was paid, will be exempt from Irish tax on any interest received on the Notes provided it does not carry on a trade in Ireland through a branch or agency to which this interest is attributable and as long as the Irish Issuer is making the interest payments in the ordinary course of its trade or business.

•

In addition, an exemption from Irish tax may also be available under the terms of an applicable double tax agreement to certain persons entitled to the benefits of such an agreement (subject to any applicable administrative requirements for claiming treaty benefits).

Holders receiving interest on the Notes which does not fall within any of the above exemptions may be liable to Irish income tax, PRSI and the Universal Social Charge on such interest.

A corporate noteholder that carries on a trade in Ireland through a branch or agency in respect of which the Notes are held or attributed or which is a resident of Ireland, may have a liability to Irish corporation tax on the Notes (including the interest arising on the Notes).

Encashment Tax

In certain circumstances, Irish encashment tax may be required to be withheld from interest on any Notes, where such interest is collected by a person in Ireland on behalf of any noteholder. As of January 1, 2021, the applicable rate of encashment tax is 25%. If a noteholder appoints an Irish collecting agent, then an exemption from Irish encashment tax should be available where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the collecting agent. Where a non-Irish collection agent is appointed by a noteholder, there should not be any obligation to deduct Irish encashment tax.

Deposit Interest Retention Tax (“DIRT”)

The interest on the Notes should not be liable to DIRT on the basis that the Irish Issuer is not a deposit taker as defined in Irish tax law.

Capital Gains Tax

Capital gains tax is chargeable at the rate of 33% on taxable capital gains (calculated in euros). The Notes are chargeable assets for Irish capital gains tax purposes. Persons who are neither resident nor ordinarily resident in Ireland, however, are only liable for capital gains tax on the disposal of the Notes where the Notes have been used in, or held, or acquired for use by or for the purposes of a branch or agency in Ireland.

Domicile Levy

Irish domiciled individuals in Ireland may be subject to the domicile levy as a consequence of owning the Notes.

Capital Acquisitions Tax

A gift or inheritance comprising of Notes will be within the charge to capital acquisitions tax (currently levied at a rate of 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland or (ii) if the Notes are regarded as property situated in Ireland. Special rules with regard to residence apply where an individual is not domiciled in Ireland. The Notes may be regarded as situated in Ireland for Irish capital acquisition tax purposes. Accordingly, if such Notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

Stamp Duty

No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Ireland (collectively “Irish stamp duty”) should be payable on the creation, initial issue or delivery of Notes.

The Notes should be considered loan capital within the meaning of Section 85 of the Stamp Duties Consolidation Act, 1999, and on the basis that the issue price is not less than 90% of their nominal value, the transfer of any interest in such Notes therein by written instrument or by book entry should not attract Irish stamp duty. Any Irish stamp duty charged would be at the rate of one per cent of the amount of the consideration for the transfer or, if greater, the market value of the interest in the Notes being transferred.

Common Reporting Standard

The Common Reporting Standard (“CRS”) requires participating jurisdictions to exchange certain information held by financial institutions (as defined for CRS purposes) regarding their non-resident customers. CRS does not impose any additional requirements to withhold tax on payments to investors.

Certain Dutch Tax Consequences

General

The following is a general summary of certain material Dutch tax consequences of the acquisition, holding and disposal of the Notes. This summary does not purport to describe all possible tax consequences that may be relevant to a holder or prospective holder of Notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, it should be treated with corresponding caution. Holders or prospective holders of Notes should consult with their own tax advisor with regard to the tax consequences of investing in the Notes in their particular circumstances. The discussion below is included for general information purposes only.

Except as otherwise indicated, this summary only addresses the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where this summary refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

Withholding tax on payments by a Dutch Guarantor

Holders of the Notes (other than entities related to the Issuers or the Dutch Guarantors (as defined below); see below):

All payments of principal or interest made by Holdings or AerCap Aviation Solutions B.V. (the “Dutch Guarantors”) under the Notes to holders of the Notes other than holders that are entities related (gelieerd) to the Issuers or the Dutch Guarantors (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021) (see below) may be made free of withholding or deduction of or for or on account of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Holders of the Notes that are entities related to the Issuers or the Dutch Guarantors:

Payments of principal and interest made by a Dutch Guarantor under the Notes to a holder of Notes that is an entity related (gelieerd) to the Issuers or the Dutch Guarantors (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021) may become subject to a withholding tax at a rate of 25% (rate for 2021) if such related entity

(i)

is considered to be a tax-resident (gevestigd) in a jurisdiction that is listed in the annually updated Dutch Regulation on low-taxing jurisdictions and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(ii)	has a permanent establishment located in a Listed Jurisdiction to which the interest is attributable; or

(iii)

is entitled to the interest payable where the main purpose or one of the main purposes is to avoid taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(iv)	is a hybrid entity (a hybrid mismatch); or

(v)	is not resident in any jurisdiction,

all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For the fiscal year 2021, the following 23 jurisdictions are Listed Jurisdictions: American Samoa, Anguilla, Bahamas, Bahrain, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, Fiji, Guam, Guernsey, Isle of Man, Jersey, Palau, Panama, Samoa, Seychelles, Trinidad and Tobago, Turkmenistan, Turks and Caicos Islands, Vanuatu, the United Arab Emirates and the U.S. Virgin Islands.

For purposes of the Dutch Withholding Tax Act 2021, an entity is considered an entity related to the Issuers or the Dutch Guarantors if:

(i)	such entity has a Qualifying Interest (as defined below) in the relevant Issuer or the relevant Dutch Guarantor;

(ii)	the relevant Issuer or the relevant Dutch Guarantor has a Qualifying Interest in such entity; or

(iii)	a third party has a Qualifying Interest in both the relevant Issuer or the relevant Dutch Guarantor and such entity.

The term “Qualifying Interest” means a directly or indirectly held interest – either individually or jointly as part of a collaborating group (samenwerkende groep) – that enables the holder of such interest to exercise decisive influence on the decisions that can determine its activities of the entity in which the interest is held (within the meaning of case law of the European Court of Justice on the right of freedom of establishment (vrijheid van vestiging)).

See “Risk Factors—Risks Relating to the Notes—If payments made pursuant to either the Holdings Guarantee or the AerCap Aviation Guarantee are subject to the new withholding tax in the Netherlands, the relevant Dutch guarantor will make the required withholding or deduction for the account of the relevant holder of the Notes and shall not be obliged to pay additional amounts to such holder of the Notes” for more information on the new withholding tax on interest in the Netherlands.

Taxes on income and capital gains

Please note that the summary in this section does not describe the Dutch tax consequences for:

(i)

holders of Notes if such holders, and in the case of individuals, their partner or certain of their relatives by blood or marriage in the direct line (including foster children), have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in an Issuer, Holdings or any other of the guarantors under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of an individual, together with his/her partner (as defined in the Dutch Income Tax Act 2001), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)

pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) (as defined in the Dutch Corporate Income Tax Act 1969; Wet op de vennootschapsbelasting 1969) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax; and

(iii)

holders of Notes who are individuals for whom the Notes or any benefit derived from the Notes are a remuneration or deemed to be a remuneration for activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001).

Dutch Resident Entities

Generally speaking, if the holder of the Notes is an entity that is a resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (a “Dutch Resident Entity”), any income derived from a payment on the Notes or any gain or loss realized on the disposal or deemed disposal of the Notes is subject to Dutch corporate income tax at a rate of 15% with respect to taxable profits up to €245,000 and 25% with respect to taxable profits in excess of that amount (rates and brackets for 2021).

Dutch Resident Individuals

If a holder of the Notes is an individual, resident or deemed to be resident of the Netherlands for Dutch income tax purposes (a “Dutch Resident Individual”), any income derived from a payment on the Notes or any gain or loss realized on the disposal or deemed disposal of the Notes is taxable at the progressive income tax rates (with a maximum of 49.5% in 2021), if:

(i)

the Notes are attributable to an enterprise from which the holder of the Notes derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)

the holder of the Notes is considered to perform activities with respect to the Notes that go beyond ordinary asset management (normaal, actief vermogensbeheer) or derives benefits from the Notes that are taxable as benefits from other activities (resultaat uit overige werkzaamheden).

If the above-mentioned conditions (i) and (ii) do not apply to the individual holder of the Notes, such holder will be taxed annually on a deemed income based on a variable return (with a maximum of 5.69% in 2021) on his/her net investment assets (rendementsgrondslag) for the year, insofar as the individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The deemed return on the individual’s net investment assets for the year is taxed at a rate of 31% (the rate for 2021).

The net investment assets for the year are the fair value of the investment assets less the allowable liabilities on 1 January of the relevant calendar year. The Notes are included as investment assets.

For the net investment assets on January 1, 2021, the variable return ranges between 1.9% and 5.69% (depending on the amount of such holder’s net investment assets on January 1, 2021). The variable return will be adjusted annually on the basis of historic market yields.

Non-Residents of the Netherlands

A holder of the Notes that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch taxes on income or capital gains in respect of any income derived from the Notes or in respect of any gain or loss realized on the disposal or deemed disposal of the Notes, provided that:

(i)

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969), which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Notes are attributable; and

(ii)

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Notes that go beyond ordinary asset management and does not derive benefits from the Notes that are taxable as benefits from other activities in the Netherlands.

Gift and Inheritance

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the Notes by way of a gift by, or on the death of, a holder of such Notes who is resident or deemed resident of the Netherlands at the time of the gift or his/her death.

Non-Residents of the Netherlands

No Dutch gift or inheritance taxes will arise with respect to a transfer of Notes by way of gift by, or on the death of, a holder of Notes who is neither resident nor deemed to be resident in the Netherlands, unless:

(i)

in the case of a gift of a Note by an individual who at the date of the gift was neither resident nor deemed to be a resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands; or

(ii)	in the case of a gift of a Note made under a condition precedent, the holder of the Notes is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(iii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, an individual holding the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or his/her death. Additionally, for purposes of Dutch gift tax, amongst others, an individual not holding the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the 12 months preceding the date of the gift. The applicable tax treaty may override deemed residency.

Value-Added Tax (VAT)

No Dutch VAT will be payable by the holders of the Notes on (i) any payment in consideration for the issue of the Notes or (ii) the payment of interest or principal under the Notes.

Other Taxes and Duties

No Dutch registration tax, stamp duty or any other similar documentary tax or duty will be payable by the holders of the Notes in respect of or in connection with (i) the payment of interest or principal under the Notes or (ii) the transfer of the Notes.

Certain U.S. Federal Income Tax Consequences

The following discussion, subject to the limitations and conditions set forth herein, describes the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) of owning and disposing of Notes. The discussion is only applicable to holders that hold Notes as “capital assets” (generally for investment purposes), and who are initial purchasers of the Notes at their initial offering price. This discussion also assumes that the Notes will not be issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to a holder subject to special treatment under U.S. federal income tax law (including, but not limited to, persons subject to the alternative minimum tax, U.S. expatriates, banks, tax-exempt organizations, governmental organizations, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or foreign currencies, traders who elect to mark their securities to market, partnerships or other pass-through entities, U.S. Holders who have a functional currency other than the U.S. dollar, holders that hold Notes as part of a hedge, constructive sale, straddle, conversion or integrated transaction or persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement).

In addition, this discussion does not address state, local, or non-U.S. tax consequences of the ownership or disposition of Notes, or any U.S. federal tax consequences other than U.S. federal income tax consequences, such as the estate and gift tax and the alternative minimum tax. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, rulings and other pronouncements of the IRS and judicial decisions as of the date hereof. Such authorities may be repealed, revoked or modified (with possible retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

Holders of Notes are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of ownership and disposition of Notes in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

The treatment of the Notes for U.S. federal income tax purposes is unclear in certain respects due to the absence of authorities that directly address the treatment of debt obligations that have both U.S. and non-U.S. co-obligors. All of the proceeds of this offering of the Notes will be received by the Irish Issuer or a series of the U.S. Issuer that is wholly owned by the Irish Issuer and is disregarded as separate from the Irish Issuer for U.S. federal income tax purposes. The Issuers have entered into a Reimbursement Agreement pursuant to which (i) all payments on the Notes will be made by the Irish Issuer and (ii) notwithstanding the foregoing, in the event that the U.S. Issuer makes a payment on or with respect to a Note, the Irish Issuer will promptly reimburse the U.S. Issuer for such payment (plus interest thereon). This Reimbursement Agreement is binding upon the successors (if any) of the Issuers. For U.S. federal income tax purposes, we intend to treat (i) the Notes as debt of the Irish Issuer and (ii) interest payments on the Notes as interest from sources outside the U.S. We cannot assure you, however, that the IRS will not challenge this treatment or, if the IRS were to challenge this treatment, that a court would not agree with the IRS. If the IRS were to successfully challenge this treatment, the tax consequences of holders would be different from those described below. Holders, and Non-U.S. Holders in particular, are urged to consult with their own tax advisors with regard to the source of interest on the Notes. The following discussion assumes that our treatment as described above will be respected.

As used herein, the term “U.S. Holder” means a beneficial owner of Notes that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of Notes that is neither a U.S. Holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes).

If a partnership (or an entity classified as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding Notes is urged to consult its own tax advisor regarding the consequences of the ownership or disposition of Notes.

Potential Contingent Payment Debt Treatment

Certain debt instruments that provide for one or more contingent payments are subject to U.S. Treasury regulations governing contingent payment debt instruments. A payment is not treated as a contingent payment under these regulations if, as of the issue date of the debt instrument, the likelihood that such payment will be made is remote or the payments are incidental. In certain circumstances as set forth in the “Description of Notes,” we may redeem or repurchase the Notes in advance of their stated maturity, in which case we may pay amounts on the Notes that are in excess of the stated interest or principal of the Notes. We believe, however, that the potential under the terms of the Notes for payments in excess of stated interest and principal, e.g., in the event of a special mandatory redemption or a Change of Control Triggering Event, is remote or incidental and therefore the Notes are not subject to the rules governing contingent debt instruments. Accordingly, we do not intend to treat the potential payment of such amounts as part of the yield to maturity of the Notes. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position, a U.S. Holder might be required to use the accrual method, even if such holder were otherwise a cash method taxpayer, to take into account interest income on the Notes and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

Taxation of Payments of Interest and Additional Amounts

Interest paid on a Note (including Additional Amounts, if any) will be included in the gross income of a U.S. Holder as ordinary interest income at the time it is paid or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

If withholding taxes are imposed in Ireland or in another jurisdiction, U.S. Holders will be treated as having actually received an amount equal to the amount of such taxes and as having paid such amount to the relevant taxing authority. As a result, the amount of income included in gross income by a U.S. Holder may be greater than the amount of cash actually received by the U.S. Holder. Subject to certain limitations, a U.S. Holder generally will be entitled to a credit against its U.S. federal income tax liability for any income taxes withheld by us and remitted to the Irish tax authority or other non-U.S. taxing authority. Alternatively, a U.S. Holder may elect to claim a deduction for such income taxes paid to Ireland or other non-U.S. country in computing its U.S. federal taxable income; provided that the election shall apply to all foreign income taxes paid or accrued by the U.S. Holder for the taxable year. U.S. Holders should consult their own tax advisors concerning the U.S. federal income tax consequences of the imposition of such taxes.

Interest received or accrued on the Notes and Additional Amounts generally will constitute foreign source income to U.S. Holders for U.S. foreign tax credit purposes. For purposes of the foreign tax credit limitation, foreign source income is classified in different “baskets,” and the credit for foreign taxes paid or accrued with respect to foreign source income in any basket is limited to U.S. federal income tax allocable to that income. Interest on the Notes generally will be in the “passive category income” basket for most U.S. Holders. The calculation of U.S. foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of deductions involve the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should, therefore, consult their own tax advisors regarding the application of the U.S. foreign tax credit rules.

Sale, Redemption, Retirement and Other Taxable Disposition of the Notes

A U.S. Holder will generally recognize gain or loss on the sale, redemption, retirement or other taxable disposition of a Note in an amount equal to the difference between (i) the amount of cash and the fair value of property received by such U.S. Holder on such disposition (including any make-whole amount received upon redemption, but less any amounts attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income), and (ii) the U.S. Holder’s adjusted tax basis in the Note at the time of such disposition. A U.S. Holder’s initial tax basis in a Note will generally equal the acquisition cost of such Note to the U.S. Holder. A U.S. Holder’s adjusted tax basis in a Note generally will be its cost decreased by the amount of any payments on the Note other than payments of stated interest. Gain or loss with respect to a taxable disposition of a Note generally will be capital gain or loss. Capital gains of certain non-corporate U.S. Holders, including individuals, derived with respect to capital assets held for over one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Gain or loss recognized by a U.S. Holder on the sale, redemption, retirement or other taxable disposition of a Note will generally be U.S.-source gain or loss. Accordingly, if Ireland or another non-U.S. jurisdiction imposes a tax on the sale or disposition of the Notes, a U.S. Holder may not be able to fully utilize its U.S.

foreign tax credits in respect of such tax unless such U.S. Holder has other foreign source income. Prospective investors should consult their own tax advisors as to the U.S. federal income tax and foreign tax credit implications of such sale, redemption, retirement or other disposition of a Note.

Additional Tax on Net Investment Income

Certain U.S. Holders that are individuals, trusts or estates are subject to a 3.8% tax, in addition to otherwise applicable U.S. federal income tax, on the lesser of (1) the U.S. Holder’s “net investment income” (or undistributed “net investment income,” in the case of a trust or estate) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) for the relevant taxable year above a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s “net investment income” generally includes, among other things, interest income on and capital gain from the disposition of securities like the Notes, subject to certain exceptions. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your investment in the Notes.

Non-U.S. Holders

Payments on the Notes (including the amount of any Irish taxes withheld, if any, and any Additional Amounts) to a Non-U.S. Holder will not be subject to U.S. federal withholding tax. A Non-U.S. Holder’s net income from the Notes also will not be subject to U.S. federal income taxation unless the income is effectively connected with such Non-U.S. Holder’s conduct of a United States trade or business. Gain realized by a Non-U.S. Holder on its disposition of the Notes will not be subject to U.S. federal income tax unless (1) the gain is effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business or (2) the Non-U.S. Holder is an individual who is present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met.

Backup Withholding and Information Reporting

In general, payments of principal and interest, and payments of the proceeds of a sale, exchange or other disposition of Notes, paid within the United States or through certain United States-related financial intermediaries to a U.S. Holder may be subject to information reporting and backup withholding unless the U.S. Holder (i) is an exempt recipient or (ii) in the case of backup withholding (but not information reporting), provides an accurate taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred, and the payor is not notified by the IRS or by a broker that the U.S. Holder has underreported interest or dividend income.

Non-U.S. Holders will generally not be subject to information reporting and backup withholding on payments of principal and interest, and payments of the proceeds of a sale, exchange or other disposition of Notes. Information reporting and backup withholding may apply, however, in cases where amounts are paid within the United States or through certain United States-related financial intermediaries. Non-U.S. Holders should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability provided the required information is timely provided to the IRS.

Information with Respect to Foreign Financial Assets

U.S. Holders that are individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns, subject to certain exceptions. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Notes may be subject to these rules. U.S. Holders that are individuals are urged to consult their own tax advisors regarding the application of this legislation to their ownership of the Notes.

FATCA

Pursuant to Sections 1471 through 1474 of the Code (provisions commonly known as “FATCA”), a “foreign financial institution” may be required to withhold U.S. tax on certain foreign passthru payments to the extent such payments are treated as attributable to certain U.S. source payments. However, under proposed U.S. Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which applicable final regulations defining foreign passthru payments are published. Obligations issued on or prior to the date that is six months after the date on which applicable final regulations defining foreign passthru payments are filed generally would be “grandfathered” unless they are characterized as equity for U.S. federal income tax purposes, or they are materially modified after such date. To date, no such regulations have been issued.

Accordingly, if the Irish Issuer is treated as a foreign financial institution, FATCA would apply to payments on or with respect to the Notes only if there is a significant modification of the Notes for U.S. federal income tax purposes after the expiration of this grandfathering period. Non-U.S. governments have entered into agreements with the United States to implement FATCA in a manner that alters the rules described herein. The Irish and U.S. governments signed an intergovernmental agreement (“Irish IGA”) on December 21, 2012. Under the Irish IGA, information about relevant U.S. investors will be provided on an annual basis by each Irish financial institution (unless the financial institution is exempted from the FATCA requirements) directly to the Irish Revenue Commissioners, who will then provide such information to the U.S. tax authorities. Holders should consult their own tax advisors on how these rules may apply to their investment in the Notes. In the event any withholding under FATCA is imposed with respect to any payments on the Notes, there generally will be no additional amounts payable to compensate for the withheld amount (see “Description of Notes—Additional Amounts”).

However, we do not expect to engage in withholding under FATCA with respect to the Notes.

IRISH LAW CONSIDERATIONS

Insolvency Under Irish Law

Difference in Insolvency Law

The Irish Issuer and AerCap Ireland Limited, a guarantor, are incorporated under the laws of Ireland (together, the “Irish Entities” and each an “Irish Entity”). Holdings, although incorporated under the laws of The Netherlands, conducts the administration of its business in Ireland, and is likely to have its centre of main interests in Ireland (within the meaning of the EU Insolvency Regulation). Any insolvency proceedings applicable to any of them will therefore be likely to be governed by Irish insolvency laws. Irish insolvency laws differ from the insolvency laws of the United States or The Netherlands and may make it more difficult for holders of the Notes to recover the amount due in respect of the Notes or due under Holdings’ or an Irish guarantor’s guarantee (as applicable) of the Notes than they would have recovered in a liquidation or bankruptcy proceeding in the United States.

Priority of Secured Creditors

Irish insolvency laws generally recognize the priority of secured creditors over unsecured creditors. The lenders under any secured facilities have, or will have, security interests on certain of the assets of the Issuers, AerCap Ireland Limited and Holdings. The Notes and the related guarantees are unsecured.

Preferential Creditors

Under Irish law, upon the insolvency of a company that is liable to be wound up under the 2014 Act, which could include the Irish Entities and Holdings, preferential debts are, pursuant to Section 621 of the 2014 Act, on a liquidation, required to be paid in priority to all debts other than the expenses of an examinership (if that has occurred prior to liquidation) and those secured by a fixed security interest. Preferential debts therefore have priority over unsecured debts. If the assets of the relevant company available for payment of general creditors are insufficient to pay all unsecured debts (including preferential debts), the preferential debts are required to be paid first out of the available assets.

The preferential debts will comprise, among other things: (i) any amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains tax, VAT, PAYE, social security and pension scheme contributions and remuneration, salary and wages of employees; and (ii) amounts due to any city or local council in relation to rates. In addition, the costs and expenses of liquidation and examinership (should either occur) of the Irish Entities or Holdings are required to be paid ahead of the preferential creditors prescribed by the 2014 Act.

Therefore in a winding-up of any of the Irish Issuer, AerCap Ireland Limited, Holdings or any company capable of being wound up under the 2014 Act, the liquidator may be required to pay amounts due to preferential creditors in full in advance of paying any amounts due to holders of the Notes.

Voidance of Transactions

Under Irish insolvency law, if an Irish company or a company capable of being wound up under the 2014 Act (which may include Holdings) goes into liquidation, a liquidator can seek to invoke a number of provisions of the 2014 Act, further discussed below, to set-side, void or render voidable certain transactions entered into by the company prior to the appointment of the liquidator. Such provisions may be invoked by a liquidator to try to void the Notes and the related guarantees.

Unfair Preference

Under Irish insolvency law, if an Irish company or a company capable of being wound up under the 2014 Act (which could include Holdings) goes into liquidation, a liquidator may apply to the court to have certain transactions set aside if they amounted to an unfair preference.

Section 604 of the 2014 Act (“Section 604”) provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company, which is at the time of the transaction unable to pay its debts as they become due, in favor of any creditor or any person on trust for any creditor, with a view to giving such creditor (or any guarantor for the debt due to such creditor) a preference over the other creditors carried out within six months of the commencement of a winding-up of the company is deemed an unfair preference of its creditors and shall be invalid. In the case of a connected person, the look-back period is two years and any such transaction shall, unless the contrary is shown, be deemed to be an unfair preference without the requirement of establishing an intention to prefer.

Section 604 is only applicable if, at the time of the conveyance, mortgage payment or other relevant act, the Irish company was unable to pay its debts as they became due.

Improper Transfers

Under Section 608 of the 2014 Act (“Section 608”), if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up, to the satisfaction of the Irish High Court, that any property of such company was disposed of (which would include by way of transfer, mortgage or security) and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable, order any person who appears to have use, control or possession of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the Irish High Court sees fit. In deciding whether it is just and equitable to make an order under Section 608, the Irish High Court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application. Section 608 does not apply to a disposal that would constitute an unfair preference for the purposes of Section 604.

Fraudulent Transfer

Section 74(3) of the Land and Conveyancing Law Reform Act 2009 (as amended) provides that a conveyance of property made with the intention of defrauding a creditor or other person is voidable by any person thereby prejudiced. The foregoing will not apply, however, to any estate or interest in property conveyed for valuable consideration to any person in good faith not having, at the time of the conveyance, notice of the fraudulent intention.

Disclaimer of Onerous Property

Section 615 of the 2014 Act confers power on a liquidator, with the leave of the court, at any time within 12 months after the commencement of the liquidation (or such extended period as may be allowed by the Court), to disclaim any property of the company being wound up which consists of, amongst other things, (a) unprofitable contracts or (b) any property which is unsaleable or not readily saleable by reason of it binding the possessor to the performance of any onerous act or to the payment of money. Where a disclaimer is allowed by the court, the company is relieved of continuous and onerous obligations (and any future benefits) under the contract, but, the other party to the contract obtains the right to prove in the liquidation for the losses sustained by it as a result of the disclaimer. A liquidator must disclaim the whole of the property; he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer, the rights, interests and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability.

Pooling

Section 600 of the 2014 Act (“Section 600”) provides that, where two or more related companies are being wound up, and if a court is satisfied that it is just and equitable to do so, both companies may be wound up together as if they were one company (a “pooling order”). A pooling order does not affect the rights of any secured creditor of any companies which are subject to it. In deciding whether it is just and equitable to make a pooling order, a court will have regard (but not exclusively) to the extent to which any of the companies took part in the management of any of the other companies; the conduct of any of the companies towards the creditors of any of the other companies; the extent to which the circumstances that gave rise to the winding up of any of the companies are attributable to the actions or omissions of any of the other companies; and the extent to which the businesses of the companies have been intermingled. Section 600(7) provides that it is not just and equitable to make a pooling order if the only reason for doing so is the fact that one company is related to another; or that the creditors of the company being wound up have relied on the fact that another company is or has been related to the first company. In addition, in deciding the terms and conditions of a pooling order the Irish High Court must have particular regard to the interests of those persons who are members of some, but not all, of the companies. However, the interests of persons who are creditors of one, but not another, company are not expressly required to be taken into account. There is no reported judicial authority in Ireland which would assist in clarifying the circumstances in which the High Court would exercise its discretion to grant a pooling order in respect of related companies. Where a pooling order is made in respect of the Irish Issuer and any other company (including AerCap Ireland Limited and Holdings as guarantors of the Notes), this would result in those companies being wound up as a single entity and their assets and liabilities being pooled for that purpose. This could have potentially adverse consequences for the Irish Issuer’s ability to perform its obligations under the Notes and where applicable for Holdings’/AerCap Ireland Limited’s ability to perform its guarantee in respect of the Notes.

Contribution

Under Section 599 of the 2014 Act (“Section 599”), the Irish High Court may, on the application of a liquidator or any creditor or contributory of a company, if satisfied that it is just and equitable to do so, order that any company that is or has been related to a company which is being wound up shall pay to the liquidator of that company an amount equivalent to the whole or part of all or any of the debts provable in that winding up (a “contribution order”). Section 599(5) states that no contribution order shall be made unless the court is satisfied that the circumstances that gave rise to the winding up are attributable to the actions or omissions of the related company. Further, Section 599(6) provides that it is not just and equitable to make a contribution order if the only reason for doing so is (a) the mere fact that one of the companies is related to the other, or (b) the mere fact that the creditors of the company being wound up have relied on the fact that the other company is or has been related to it. Section 599(4) provides that in deciding whether it is just and equitable to make a contribution order the court must have regard (but not exclusively) to the extent to which the related company took part in the management of the company being wound up; the conduct of the related company towards the creditors of the company being wound up; and the effect which such order would be likely to have on the creditors of the related company concerned. There is no reported judicial authority in Ireland which would assist in clarifying the circumstances in which the Irish High Court would exercise its discretion to grant a contribution order in respect of companies which are or have been related. Where a contribution order is made in respect of the Irish Issuer or any other company which has obligations related to the Notes (including AerCap Ireland Limited and Holdings as guarantors of the Notes), this would result in those companies being required to contribute to the liabilities of the relevant company being wound up. This could have potentially adverse consequences for the Irish Issuer’s ability to perform its obligations under the Notes and where applicable for Holdings’/ AerCap Ireland Limited’s ability to perform its guarantee in respect of the Notes.

Examinership

Examinership is a court procedure available under Part 10 of the 2014 Act to facilitate the survival of Irish companies, such as the Irish Entities, in financial difficulties. An examiner could also be appointed to Holdings on the basis that it is capable of being wound up under the 2014 Act and its centre of main interests (as that term is used in Article 3 of the EU Insolvency Regulation) is in Ireland.

Following a recent decision of the Irish High Court, there is now authority (although determined on an uncontested basis) for the appointment of an examiner to a non-Irish company that does not have its centre of main interests in Ireland, or in any other EU member state, but has a sufficient connection to Ireland and is related to another company (e.g. a parent, subsidiary or sister company) that (i) has its centre of main interests in Ireland and (ii) is also in examinership.

In circumstances where a company is or is likely to be unable to pay its debts, then that company, the directors of that company, a contingent, prospective or actual creditor of that company, or shareholders of that company holding at the date of presentation of the petition not less than one-tenth of the voting share capital of that company, are each entitled to petition the court for the appointment of an examiner to that company. The examiner’s role is to formulate proposals for a scheme of arrangement to secure the survival of the company as a going concern.

The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company after this appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to this appointment. Furthermore, the examiner may sell assets the subject of a fixed security interest. If such power is exercised, the examiner must account to the holders of the fixed security interest for the amount realized and discharge the amount due to the holders of the fixed security interest out of the proceeds of the sale.

Where the Irish High Court (or the Irish Circuit Court where the petition is presented in respect of a “small company” as that term is defined in the 2014 Act) appoints an examiner to a company, it may, at the same or any time thereafter, make an order appointing the examiner to be examiner for the purposes of the 2014 Act to a related company of such company.

During the period of protection, the examiner will formulate proposals for a compromise or scheme of arrangement to assist the survival of the company, or of the related company, or both, and the whole or any part of its or their undertaking as a going concern. A scheme of arrangement may be approved by the Irish Court provided that a majority in number representing a majority in value of at least one class of impaired creditors has voted in favor of the proposals and the Irish Court is satisfied that such proposals are fair and equitable in relation to any class of members or creditors that has not accepted the proposals and whose interests would be impaired by implementation of the scheme of arrangement. The Court will not confirm a scheme if the proposals are unfairly prejudicial to the interests of any interested party. Further, the Irish Court shall not confirm proposals for a scheme of arrangement which has the effect of impairing the creditors of that company in such a manner as to unfairly favor the interest of the creditors or members of a related company in examinership.

Under Section 537 of the 2014 Act, where proposals for a compromise or scheme of arrangement are to be formulated in relation to a company, for the survival of the company in examinership and the whole or part of its undertaking as a going concern, the company (but not the examiner) may, subject to the approval of the court, affirm or repudiate any contract under which some element of performance (other than payment) remains to be rendered both by the company and the other contracting party or parties. Any person who suffers loss or damage as a result of such repudiation stands as an unsecured creditor for the amount of such loss or damage and his claim may be dealt with by the examiner under the proposed scheme of arrangement.

The Irish Circuit Court has jurisdiction to hear a petition for the appointment of an examiner in respect of a small company. A “small company” under the 2014 Act is a company which satisfies at least two of the following conditions in the financial year immediately preceding the presentation of the petition: (i) it has a balance sheet not in excess of €6 million; (ii) it has a turnover not in excess of €12 million; and (iii) it has not more than 50 employees.

The 2014 Act provides, among other things, that no enforcement action or other proceedings of any sort may be commenced against the company in examinership or any guarantor in respect of the debts of the company in examinership. The primary risks to the holders of the Notes, under the laws of Ireland, if an examiner were appointed to an Irish Entity, Holdings or a company related to an Irish Entity or Holdings (each a “Relevant Company”) are as follows:

(i)

during the period of court protection, no action may be taken by creditors to enforce their rights to payment of amounts due by the company in examinership or any guarantor and accordingly if an examiner were to be appointed to such Relevant Company, there may be a delay in enforcing payment obligations of such Relevant Company and any payment obligations contained in a guarantee given by Holdings, AerCap Ireland Limited or any subsidiary guarantor;

(ii)	the potential for a scheme of arrangement being approved involving the write-down or rescheduling of the debt due by such Relevant Company to the holders of the Notes;

(iii)

the potential for a scheme of arrangement being approved involving the write-down or rescheduling of any payment obligations owed by a guarantor under a guarantee where such a guarantor is a related company to such Relevant Company;

(iv)

the potential for the examiner to seek to set aside any negative pledge in the Notes prohibiting the creation of security or the incurring of borrowings by such Relevant Company to enable the examiner to borrow to fund such Relevant Company during the protection period; and

(v)

in the event that a scheme of arrangement is not approved in respect of such Relevant Company and such Relevant Company subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of such Relevant Company and approved by the Irish Court) will take priority over the monies and liabilities which from time to time are or may become due, owing or payable to the holders of the Notes.

Irish company law contains certain rules regarding the enforcement of guarantees in an examinership and in the event of the appointment of an examiner to a Relevant Company, there are certain steps which the holder of the guarantee will have to observe strictly in order to preserve its rights to enforce the obligations of the guarantor(s) under the guarantee. In this respect, a notice containing an offer by the holder of the guarantee to transfer to the guarantor(s) such holder’s rights to vote on the examiner’s proposals in respect of the Relevant Company must be served on guarantor(s) within certain prescribed time limits. There is no flexibility in relation to the prescribed time limits and they must be strictly adhered to in order to preserve the guaranteed party’s rights. If the creditor under the guarantee does not comply with the notification procedure, it may not enforce, by legal proceedings or otherwise, the obligations of the guarantor(s) in respect of the debts of such Relevant Company pursuant to the guarantee.

Under Irish law, the remuneration, costs and expenses of an examiner shall be paid before any other claim, secured or unsecured, under any scheme or arrangement or in any receivership or liquidation of the company. Furthermore, if the examiner certifies certain liabilities incurred during the protection period, those liabilities are treated as expenses properly incurred by the examiner and shall be paid before any other claims including floating charge claims but after any fixed charge claims.

Statutory Scheme of Arrangement

Pursuant to Part 9 of the 2014 Act, a scheme of arrangement (“Part 9 Scheme of Arrangement”) can be proposed by a company which enables the company to agree with its creditors or a class of its creditors a composition or arrangement in respect to its debts or obligations owed to those creditors. Any Irish registered company (such as the Irish Entities) can propose of a Part 9 Scheme of Arrangement. It is also possible for a company which is capable of being wound up under the 2014 Act (i.e. a non-Irish registered company such as Holdings or AerCap Aviation) to propose a Part 9 Scheme of Arrangement.

A Part 9 Scheme of Arrangement is not an insolvency process. There is no requirement for a company to establish or prove that it is unable to discharge its debts or that it is otherwise insolvent in order to propose a

Part 9 Scheme of Arrangement. A Part 9 Scheme of Arrangement requires the following to occur in order to become legally binding:

(a)

the approval of a majority in number representing at least 75% in value of every class of creditors of the company present in person or by proxy and voting at the meeting convened by the permission of the Irish High Court or by the directors of the company;

(b)	the approval of the Irish High Court by the making of an order sanctioning the scheme of arrangement; and

(c)	the delivery of the order sanctioning the scheme of arrangement to the Irish registrar of companies.

A Part 9 Scheme of Arrangement cannot be sanctioned by the Irish High Court unless the Irish High Court is satisfied, among other things, that the relevant provisions of Part 9 of the Irish Companies Act have been complied with and an intelligent and honest person, who is a member of the class concerned and is acting in respect of his own interest, might reasonably approve the scheme. If the Part 9 Scheme of Arrangement is approved by the relevant creditors and sanctioned by the Irish High Court and the order sanctioning the Scheme is delivered as above, the scheme will bind all the creditors that are subject to the scheme (this includes those creditors who voted in favor of it and those creditors who voted against it or did not vote at all, and their respective successors and assigns).

The primary risks to the holders of the Notes, under the laws of Ireland, if an Irish Company, Holdings or a guarantor company related to an Irish Entity or Holdings (each a “Relevant Company”) propose a Part 9 Scheme of Arrangement are as follows:

(a)

while there is no automatic moratorium which prevents creditors from enforcing their rights after the scheme is proposed and before the scheme is sanctioned, the Relevant Company can seek orders from the Irish High Court restraining any proceedings being issued against it for such period as the court deems appropriate. There may therefore be a delay in enforcing payment obligations of such Relevant Company under the Notes;

(b)	the potential for a scheme of arrangement being approved involving the write-down or rescheduling of the debt due by such Relevant Company to the holders of the Notes; and

(c)	the potential for a scheme of arrangement being approved involving the write-down or rescheduling of any payment obligations owed by a guarantor.

Enforcement Process

Receivership. A receiver could be appointed to the assets and/or undertaking of the Issuers or guarantors by way of enforcement of the rights of the holders of fixed and/ or floating security interests. Receivers are appointed over specified assets, and not over the company itself, but may be appointed to the entire assets and undertaking of the company. The realizations from the assets to which the Receiver is appointed will be applied in accordance with the priority rules set out in Irish law—first in discharge of the remuneration, costs and expenses of any examiner (if that has occurred prior to the appointment of the receiver), then in discharge of the costs and expenses of the receivership, then to the debts secured by fixed security, then to the debts of preferential creditors and then to the debts secured by floating charge security. In addition, liabilities incurred during an examinership and certified by the examiner are paid before any other claims including floating charge claims but after any fixed charge claims. Only after these debts have been fully discharged will any surplus realizations from the secured assets be returned to the company to be applied in satisfaction of the debts of unsecured creditors, such as the holders of the Notes.

Guarantees. The Notes will be guaranteed by AerCap Ireland Limited, and Irish incorporated company, to the extent that such guarantee would not constitute the giving of unlawful financial assistance within the meaning of Section 82 of the 2014 Act. There is a risk that such guarantee may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of a relevant guarantor or that it is not for the purpose of carrying on the business of a relevant guarantor. Where a guarantor is a direct or indirect holding company of an Issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of an Issuer or a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

Enforcement of Civil Liability Judgments under Irish Law

As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States (the “Relevant Court”) will be enforced by the courts in Ireland if the following general requirements are met:

(a)	the Irish court is satisfied (on the basis of Irish conflicts of laws) that the Relevant Court was a court of competent jurisdiction;

(b)	the judgment has not been obtained or alleged to have been obtained by fraud or a trick;

(c)	the decision of the Relevant Court and the enforcement thereof was not and would not be contrary to natural or constitutional justice under Irish law;

(d)	the enforcement of the judgment would not be contrary to public policy as understood by the Irish court or constitute the enforcement of a judgment of a penal or revenue nature;

(e)	the judgment is not inconsistent with a judgment of the Irish courts in respect of the same matter;

(f)	the judgment is final and conclusive and is a judgment against the relevant company for a debt or definite sum of money;

(g)	the procedural rules of the Relevant Court and the Irish courts have been observed;

(h)

no fresh evidence is adduced by any party thereto which could not have been discovered prior to the judgment of the Relevant Court by reasonable diligence by such party and which shows such judgment to be erroneous; and

(i)	there is a practical benefit to the party in whose favor the judgment of the Relevant Court is made in seeking to have that judgment enforced in Ireland.

Other Irish Law Considerations

Application will be made to Euronext Dublin for the Notes to be admitted to the Official List and to trading on the Global Exchange Market of Euronext Dublin. We cannot assure you that any such approval will be granted or, if granted, that such listing will be maintained. This prospectus does not constitute “listing particulars” for the purposes of admission of the Notes to the Official List and to trading on the Global Exchange Market of Euronext Dublin. A separate document constituting such “listing particulars” will be filed with Euronext Dublin for the purposes of such listing.

The Issuers are not regulated by the Central Bank of Ireland or any other financial services regulator under Irish law by virtue of the issuing of the Notes. Any investment in the Notes does not have the status of a bank deposit and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. The Issuer is not required to be licensed, registered or authorized under any current securities, commodities or banking laws of Ireland. There is no assurance, however, that regulatory authorities having authority in Ireland would not take a contrary view regarding the applicability of any such laws. The taking of a contrary view by such a regulatory authority could have an adverse impact on the Issuers or the holders of the Note.

No action may be taken with respect to the Notes in Ireland otherwise than in conformity with the provisions of:

(a) the European Union (Markets in Financial Instruments) Regulations 2017, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No 648/2012 and all implementing measures, delegated acts and guidance in respect thereof, and the provisions of the Investor Compensation Act 1998;

(b) the 2014 Act, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989;

(c) the Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any other rules made or guidelines issued under Section 1363 of the 2014 Act by the Central Bank of Ireland; and

(d) if applicable, the Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules made or guidelines issued under Section 1370 of the 2014 Act by the Central Bank of Ireland.

DUTCH LAW CONSIDERATIONS

Insolvency Under Dutch Law

Holdings, a public limited liability company (naamloze vennootschap or N.V.), and AerCap Aviation Solutions B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid or B.V.), are both incorporated under the laws of the Netherlands. Insolvency proceedings applicable to AerCap Aviation Solutions B.V. would likely be governed by Dutch insolvency laws. There are three insolvency regimes under Dutch law in relation to corporations. The first, suspension of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern. The second, a pre-insolvency plan (onderhands akkoord), is also intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern. The third, bankruptcy (faillissement), is primarily designed to liquidate the assets of a debtor and distribute the proceeds thereof to its creditors. In practice a suspension of payments nearly always results in the bankruptcy of the debtor. All insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet). A general description of the principles of those insolvency regimes is set out below.

The first insolvency regime provides for a suspension of payments (surseance van betaling). A request for a suspension of payments can only be filed by the debtor itself if it foresees that it will not be able to continue to pay its debts as they fall due in the future. Upon commencement of suspension of payments proceedings, the court will immediately (dadelijk) grant a provisional suspension of payments, and will appoint an administrator (bewindvoerder). A definitive suspension will generally be granted in a creditors’ meeting called for that purpose, unless a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors’ meeting or one-third in number of creditors represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent or if there is no prospect that the debtor will in the future be able to pay its debts as they fall due (in which case the debtor will generally be declared bankrupt). During a suspension of payments, unsecured and non-preferential creditors will be precluded from attempting to recover their claims existing at the moment of the commencement of the suspension of payments from the assets of the debtor. Secured creditors and (subject to certain limitations) preferential creditors (such as tax and social security authorities and employees) are excluded from the application of the suspension. This implies that during suspension of payments proceedings secured creditors are not barred from taking recourse against the assets that secure their claims to satisfy their claims, and preferential creditors are also not barred from seeking to recover their claims. Therefore, during a suspension of payments, certain assets of the debtor may be sold in a manner that does not reflect their going concern value. Consequently, Dutch insolvency laws could preclude or inhibit a restructuring of Holdings or AerCap Aviation Solutions B.V. A competent Dutch court may order a “cooling down period” for a period of two months with a possible extension of two more months, during which enforcement actions by secured creditors and preferential creditors are barred, unless such creditors have obtained leave for enforcement from the court or the supervisory judge (rechter-commissaris).

In a suspension of payments, a composition (akkoord) may be offered by the debtor to its creditors. Such a composition will be binding on all unsecured and non-preferential creditors, irrespective whether they voted in favor or against it or whether they were represented at the creditor’s meeting called for the purpose of voting on the composition plan, if (i) it is approved by a simple majority of the recognized and admitted creditors present or represented at the relevant meeting, representing at least 50% of the amount of the recognized and admitted claims and (ii) it is subsequently ratified (gehomologeerd) by the court. Consequently, Dutch insolvency laws could reduce the recovery of holders of the Notes in a Dutch suspension of payments applicable to Holdings or AerCap Aviation Solutions B.V.

The second insolvency regime provides for the possibility to enter into a pre-insolvency plan (onderhands akkoord). Debtors have the possibility to offer a composition outside of formal insolvency proceedings under the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord) (“Act on Court Confirmation of Extrajudicial Restructuring Plans”). The pre-insolvency plan regime has been incorporated in the Dutch Bankruptcy Act pursuant to this Act on Court Confirmation of Extrajudicial Restructuring Plans. Unlike a composition in suspension of payments and in bankruptcy, a composition under the Act on Court Confirmation of Extrajudicial Restructuring Plans can be offered to secured creditors as well as shareholders. The Act on Court Confirmation of Extrajudicial Restructuring Plans provides, inter alia, for cross class cramdown, the restructuring of group company obligations through either one or more aligned proceedings, the termination of onerous contracts with deactivation of ipso facto, and supporting court measures. Such composition may result in claims against Holdings or AerCap Aviation Solutions being compromised if the relevant majority of creditors within a class or a more senior class vote in favour of such a composition. A composition plan under the Act on Court Confirmation of Extrajudicial Restructuring Plans can extend to claims against entities that are not incorporated under Dutch law and/or are residing outside the Netherlands. Accordingly, the Act on Court Confirmation of Extrajudicial Restructuring Plans can affect the rights of the Trustee and/or the holders of the Notes under the Indenture and therefore the Notes.

Under the Act on Court Confirmation of Extrajudicial Restructuring Plans, voting on a composition plan is done in classes. Approval by a class requires a decision adopted with a majority of two third of the claims of that class that have voted on the plan or, in the case of a class of shareholders, two thirds of the shares of that class that have voted on the plan. The Act on Court Confirmation of Extrajudicial Restructuring Plans provides for the possibility for a composition plan to be binding on a non-consenting class (cross class cramdown). Under the Act on Court Confirmation of Extrajudicial Restructuring Plans, the court will confirm a composition plan if at least one class of creditors (other than a class of shareholders) that can be expected to receive a distribution in case of a bankruptcy of the debtor approves the plan, unless there is a statutory ground for refusal. The court can, inter alia, refuse confirmation of a composition plan on the basis of (i) a request by an affected creditor of a consenting class if the value of the distribution that such creditor receives under the plan is lower than the distribution it can be expected to receive in case of a bankruptcy of the debtor or (ii) a request of an affected creditor of a non-consenting class, if the plan provides for a distribution of value that deviates from the statutory or contractual ranking and priority to the detriment of that class.

Under the Act on Court Confirmation of Extrajudicial Restructuring Plans, the court may grant a stay on enforcement of a maximum of 4 months, with a possible extension of 4 months. During such period, inter alia, all enforcement action against the assets of (or in the possession of) the debtor is suspended, including action to enforce security over the assets of the debtor. Accordingly, during such stay a pledgee of claims may not collect nor notify the debtors of such pledged claims of its rights of pledge.

The third insolvency regime is bankruptcy. Bankruptcy can be applied for either by the debtor itself or by a creditor if the debtor has ceased to pay its debts as they fall due. This is deemed to be the case if the debtor has at least two creditors (at least one of which has a claim that is due and payable). Simultaneously with the opening of the bankruptcy, a liquidator in bankruptcy (curator) will be appointed. Under Dutch bankruptcy proceedings, the assets of an insolvent debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with the ranking and priority of their respective claims. The general principle of Dutch bankruptcy law is the so-called paritas creditorum (principle of equal treatment) which means that the proceeds of the liquidation of the debtor’s assets in bankruptcy proceedings shall be distributed to the unsecured and non-preferential creditors in proportion to the size of their claims. Certain creditors (such as secured creditors and preferential creditors) have special rights that may adversely affect the interests of holders of the Notes. For example, a Dutch bankruptcy in principle does not prohibit secured creditors from taking recourse against the encumbered assets of the bankrupt debtor to satisfy their claims. Furthermore, secured creditors in principle do not have to contribute to the liquidation costs.

Consequently, Dutch insolvency laws could reduce the potential recovery of a holder of the Notes in Dutch bankruptcy proceedings. As a general rule, to obtain payment on unsecured non-preferential claims, such claims need to be submitted to the liquidator in bankruptcy in order to be recognized. The liquidator in bankruptcy determines whether a claim can be provisionally recognized for the purpose of the distribution of the proceeds, and at what value. The valuation of claims that do not by their terms become payable at the time of the commencement of the bankruptcy proceedings may be based on their net present value. Interest payments that fall due after the date of the bankruptcy will not be recognized. At a creditors’ meeting (verificatievergadering) the liquidator in bankruptcy, the insolvent debtor and all relevant creditors may dispute the provisional recognition of claims of other creditors. Creditors whose claims or part thereof are disputed in the creditors’ meeting will be referred to separate court proceedings (renvooiprocedure). This procedure could result in holders of the Notes receiving a right to recover less than the principal amount of their Notes. In addition, in a Dutch bankruptcy in practice usually no or little funds remain available for the payment of unsecured and non-preferential creditors.

As in suspension of payments proceedings, in a bankruptcy, a composition (akkoord) may be offered to the unsecured and non-preferential creditors. Such a composition will be binding upon all unsecured and non-preferential creditors, if (i) it is approved by a simple majority of unsecured non-preferential creditors with recognized and provisionally admitted claims representing at least 50% of the total amount of the recognized and provisionally admitted unsecured non preferential claims and (ii) it is subsequently ratified (gehomologeerd) by the court.

Secured creditors may, in a Dutch bankruptcy, enforce their rights against the assets of the debtor which are subject to their security rights, to satisfy their claims as if there were no bankruptcy. As in suspension of payments proceedings, the competent Dutch court or the supervisory judge may order a “cooling down period” for a maximum of two times two months during which enforcement actions by those creditors are barred unless they have obtained leave for enforcement from the supervisory judge. Furthermore, a liquidator in bankruptcy can force a secured creditor to foreclose its security right within a reasonable time (as determined by the liquidator in bankruptcy pursuant to Section 58(1) of the Dutch Bankruptcy Act), failing which the liquidator in bankruptcy will be entitled to sell the relevant rights or assets and distribute the net proceeds (after deduction of a pro rata part of the costs of the bankruptcy proceedings) to the secured party and excess proceeds of enforcement must be returned to the liquidator in bankruptcy. Such excess proceeds may not be offset against an unsecured claim of the secured creditor against the debtor. Under Dutch law, as soon as a debtor is declared bankrupt, all pending enforcements of judgments against such debtor terminate by operation of law and all attachments on the debtor’s assets lapse by operation of law. Litigation against a debtor which is pending on the date on which that debtor is declared bankrupt and which concerns a claim against that debtor which must be satisfied from the proceeds of the liquidation in bankruptcy, is automatically stayed.

Enforcement of Civil Liability Judgments Under Dutch Law

We are advised that there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a judgment rendered by any federal or state court in the United States in such matters cannot automatically be enforced in the Netherlands. An application will have to be made to the competent Dutch Court in order to obtain a judgment that can be enforced in the Netherlands. The Dutch courts can in principle be expected to give conclusive effect to a final and enforceable judgment of a competent United States court in respect of the contractual obligations under the relevant document without re-examination or re-litigation, but would require (i) that the relevant court in the United States had jurisdiction in the matter in accordance with standards that are generally accepted internationally, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy of the Netherlands or the European Union, and (iv) that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that such earlier decision can be recognized in the Netherlands, but the court will in either case have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Furthermore, a Dutch court may reduce the amount of damages granted by a federal or state court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil or other liability in an original action commenced in the Netherlands and predicated solely upon United States federal securities laws.

Corporate Benefit Under Dutch Law

If a Dutch company, such as Holdings or AerCap Aviation Solutions B.V., enters into a transaction (such as the granting of the Holdings Guarantee or the AerCap Aviation Guarantee), the relevant transaction may be nullified by the Dutch company or its liquidator in bankruptcy and, as a consequence, may not be valid, binding and enforceable against it, if that transaction is not within the company’s corporate objects and the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is within the corporate objects of the relevant company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but all relevant circumstances, including whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted or the security was given and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is put at risk by conducting such transaction.

It is unclear whether a transaction can be nullified for being a transgression of the corporate objects of a company if that transaction is expressly permitted according to the wording of the objects clause in the articles of association of that company. In a recent decision a Dutch court of appeal ruled that circumstances such as the absence of corporate benefit are in principle not relevant if the relevant transaction is expressly permitted according to the objects clause in the articles of association of the company. However, there is no decision of the Dutch Supreme Court confirming this, and therefore there can be no assurance that a transaction that is expressly permitted according to the objects clause in the articles of association of a company cannot be nullified for being a transgression of the corporate objects of that company. The objects clauses in the articles of association of Holdings and AerCap Aviation Solutions B.V. include providing security for debts of legal entities and other companies.

If the Holdings Guarantee or the AerCap Aviation Guarantee or any other guarantee of the Notes were held to be unenforceable, it could adversely affect your ability to collect any amounts you are owed in respect of the Notes.

Fraudulent Conveyance Under Dutch Law

Dutch law contains specific provisions dealing with fraudulent transfer or conveyance both in and outside of bankruptcy: the so-called actio pauliana provisions. The actio pauliana protects creditors against acts that are prejudicial to them. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having similar effect) can be challenged in or outside bankruptcy of the relevant debtor and may be nullified by the liquidator in bankruptcy (curator) of the relevant debtor or, outside bankruptcy, by any of the creditors of the relevant debtor, if: (i) the debtor performed such acts without a pre-existing legal obligation to do so (onverplicht); (ii) the creditor concerned (or, in the case of the debtor’s bankruptcy, any creditor) was prejudiced as a consequence of the act; and (iii) at the time the act was performed both the debtor and the counterparty to the transaction knew or should have known that one or more of its creditors (existing or future) would be prejudiced, unless the act was entered into for no consideration (om niet), in which case such knowledge of the counterparty is not necessary for a successful challenge on grounds of fraudulent transfer or conveyance. For certain types of transactions that are entered into within one year before (a) the declaration of the bankruptcy (if the transaction is challenged in bankruptcy), or (b) the moment the transaction is challenged by a creditor (if the transaction is challenged outside bankruptcy), the debtor and the counterparty to the transaction are legally presumed to have knowledge of the fact that the transaction will prejudice the debtor’s creditors (subject to evidence of the contrary). In addition, the liquidator in bankruptcy of a debtor may nullify that debtor’s performance of any due and payable obligation if (i) at the time of such performance the payee (hij die betaling ontving) knew that a request for bankruptcy of that debtor had been filed, or (ii) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor’s other creditors. If the granting of the Holdings Guarantee or AerCap Aviation Guarantee or any other transaction entered into by Holdings or AerCap Aviation Solutions B.V. at any time in connection with the issuance of the Notes involves a fraudulent conveyance that does not qualify for any valid defense under Dutch law, then the granting of the Holdings Guarantee or the AerCap Aviation Guarantee or any such other transaction may be nullified. As a result of a successful challenge, holders of the Notes may not enjoy the benefit of the Holdings Guarantee or the AerCap Aviation Guarantee. In addition, under such circumstances, holders of the Notes might be held liable for any damages incurred by prejudiced creditors of Holdings or AerCap Aviation Solutions B.V. as a result of the fraudulent conveyance.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and, in certain instances, holding of the Notes by (i) employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts or other arrangements that are subject to Section 4975 of the Code (including an individual retirement account (“IRA”) and a Keogh plan) or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” (within the meaning of regulations issued by the U.S. Department of Labor (the “DOL”), set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA of any such plan, account or arrangement described in clause (i) or (ii) (each of the foregoing described in clause (i), (ii) or (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

When considering an investment in the Notes with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

Plan fiduciaries should consider the fact that none of the Issuers, the guarantors, the underwriters or certain of their respective affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to purchase and/or hold the Notes in connection with the initial offer and sale. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to such decision to purchase and/or hold the Notes.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

The purchase and/or holding of Notes by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Included among these statutory exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions (including, without limitation, a sale and purchase of securities) between a Covered Plan and a party in interest so long as (i) such party in interest is treated as such solely by reason of providing services to the Covered Plan, (ii) such party in interest is not a fiduciary which renders investment advice, or has or exercises discretionary authority or control, with respect to the plan assets involved in such transaction, or an affiliate of any such person and (iii) the Covered Plan neither receives less than nor pays more than “adequate consideration” (as defined in such Sections) in connection with such transaction. In addition, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the purchase and/or holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering purchasing and/or holding the Notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Government plans, foreign plans and certain church plans, while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such plans should consult with their counsel before acquiring the Notes.

Representations

Accordingly, by its acceptance of a Note, each purchaser and holder of Notes, and subsequent transferee of a Note will be deemed to have represented and warranted that either (i) such purchaser or subsequent transferee is not, and is not using the assets of, a Plan to acquire or hold the Note or (ii) the purchase and holding of a Note by such purchaser or transferee does not, and will not, constitute a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing and/or holding the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the Notes should consult and rely on their own counsel and advisers as to whether an investment in the Notes is suitable for the Plan.

UNDERWRITING

We are offering the Notes described in this prospectus supplement through the underwriters named below. Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of Notes listed next to its name in the following table at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriter	Principal Amount of 2023 Notes	Principal Amount of 2024 Notes	Principal Amount of 2024 NC1 Notes	Principal Amount of 2026 Notes	Principal Amount of 2028 Notes	Principal Amount of 2032 Notes	Principal Amount of 2033 Notes	Principal Amount of 2041 Notes	Principal Amount of Floating Rate Notes
Citigroup Global Markets Inc.	$262,500,000	$487,500,000	$150,000,000	$562,500,000	$562,500,000	$600,000,000	225,000,000	$225,000,000	$75,000,000
Goldman Sachs & Co. LLC	262,500,000	487,500,000	150,000,000	562,500,000	562,500,000	600,000,000	225,000,000	225,000,000	75,000,000
BofA Securities, Inc.	87,500,000	162,500,000	50,000,000	187,500,000	187,500,000	200,000,000	75,000,000	75,000,000	25,000,000
Barclays Capital Inc.	87,500,000	162,500,000	50,000,000	187,500,000	187,500,000	200,000,000	75,000,000	75,000,000	25,000,000
Credit Agricole Securities (USA) Inc.	87,500,000	162,500,000	50,000,000	187,500,000	187,500,000	200,000,000	75,000,000	75,000,000	25,000,000
Deutsche Bank Securities Inc.	87,500,000	162,500,000	50,000,000	187,500,000	187,500,000	200,000,000	75,000,000	75,000,000	25,000,000
J.P. Morgan Securities LLC	87,500,000	162,500,000	50,000,000	187,500,000	187,500,000	200,000,000	75,000,000	75,000,000	25,000,000
Mizuho Securities USA LLC	87,500,000	162,500,000	50,000,000	187,500,000	187,500,000	200,000,000	75,000,000	75,000,000	25,000,000
Morgan Stanley & Co. LLC	87,500,000	162,500,000	50,000,000	187,500,000	187,500,000	200,000,000	75,000,000	75,000,000	25,000,000
RBC Capital Markets, LLC	87,500,000	162,500,000	50,000,000	187,500,000	187,500,000	200,000,000	75,000,000	75,000,000	25,000,000
Santander Investment Securities Inc.	87,500,000	162,500,000	50,000,000	187,500,000	187,500,000	200,000,000	75,000,000	75,000,000	25,000,000
BNP Paribas Securities Corp.	61,250,000	113,750,000	35,000,000	131,250,000	131,250,000	140,000,000	52,500,000	52,500,000	17,500,000
Credit Suisse Securities (USA) LLC	61,250,000	113,750,000	35,000,000	131,250,000	131,250,000	140,000,000	52,500,000	52,500,000	17,500,000
HSBC Securities (USA) Inc.	61,250,000	113,750,000	35,000,000	131,250,000	131,250,000	140,000,000	52,500,000	52,500,000	17,500,000
TD Securities (USA) LLC	61,250,000	113,750,000	35,000,000	131,250,000	131,250,000	140,000,000	52,500,000	52,500,000	17,500,000
Truist Securities, Inc.	61,250,000	113,750,000	35,000,000	131,250,000	131,250,000	140,000,000	52,500,000	52,500,000	17,500,000
Wells Fargo Securities, LLC	61,250,000	113,750,000	35,000,000	131,250,000	131,250,000	140,000,000	52,500,000	52,500,000	17,500,000
MUFG Securities Americas Inc.	31,500,000	58,500,000	18,000,000	67,500,000	67,500,000	72,000,000	27,000,000	27,000,000	9,000,000
SG Americas Securities, LLC	31,500,000	58,500,000	18,000,000	67,500,000	67,500,000	72,000,000	27,000,000	27,000,000	9,000,000
Fifth Third Securities, Inc.	7,000,000	13,000,000	4,000,000	15,000,000	15,000,000	16,000,000	6,000,000	6,000,000	2,000,000

Total	$1,750,000,000	$3,250,000,000	$1,000,000,000	$3,750,000,000	$3,750,000,000	$4,000,000,000	$1,500,000,000	$1,500,000,000	$500,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the Notes if they buy any of them. The underwriters will sell the Notes to the public when and if the underwriters buy the Notes from us. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or part.

The underwriters have advised us that they propose initially to offer the Notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement and may offer the Notes to certain dealers at such price less a concession not in excess of 0.150% of the principal amount of the 2023 Notes, 0.200% of the principal amount of the 2024 Notes, 0.200% of the principal amount of the 2024 NC1 Notes, 0.300% of the principal amount of the 2026 Notes, 0.315% of the principal amount of the 2028 Notes, 0.350%

of the principal amount of the 2032 Notes, 0.400% of the principal amount of the 2033 Notes, 0.525% of the principal amount of the 2041 Notes and 0.150% of the principal amount of the Floating Rate Notes. The underwriters may allow, and such dealers may reallow, a concession with respect to the Notes not in excess of 0.100% of the principal amount of the 2023 Notes, 0.150% of the principal amount of the 2024 Notes, 0.150% of the principal amount of the 2024 NC1 Notes, 0.150% of the principal amount of the 2026 Notes, 0.200% of the principal amount of the 2028 Notes, 0.200% of the principal amount of the 2032 Notes, 0.250% of the principal amount of the 2033 Notes, 0.315% of the principal amount of the 2041 Notes and 0.100% of the principal amount of the Floating Rate Notes to certain other dealers. After the initial public offering of the Notes, the public offering price and other selling terms may be changed.

We estimate that our share of the total expenses of the offering, excluding the underwriting discounts, will be approximately $2,700,000.

We have agreed to indemnify the underwriters, severally, against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We have agreed that we and the guarantors will not, for the period from the date of the underwriting agreement through and including the closing date of this offering, without the prior written consent of Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us, any guarantor, or any controlled affiliate of us or a guarantor, directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by us or any guarantor (other than the Notes to be issued on the issue date, any debt securities issued pursuant to a euro medium term notes program or otherwise to raise cash to finance the GECAS Transaction and debt securities issued to GE pursuant to the Transaction Agreement).

The Notes are new issues of securities with no established trading market. Other than the Global Exchange Market of Euronext Dublin, the Notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active trading market for the Notes will develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and certain of their affiliates are full service financial institutions and have provided from time to time, and may provide in the future, various services including sales and trading, investment and commercial banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Certain of the underwriters or their affiliates are acting, and will continue to act, as arrangers, agents or lenders under our and our affiliates’ various credit facilities and other debt agreements. Certain affiliates of the underwriters have provided commitments under the Bridge Credit Agreement and the Term Loan Credit Agreement, which commitments are expected to be reduced on a dollar-for-dollar basis with the proceeds from this offering.

If any of the underwriters or their affiliates has a lending relationship with us or our affiliates, we understand that (1) certain of those underwriters or their affiliates routinely hedge, (2) certain of the underwriters are likely to hedge or otherwise reduce and (3) certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions may adversely affect future trading prices of the Notes offered hereby.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

We expect that the Notes will be delivered against payment therefor on or about October 29, 2021, which will be the sixth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+6”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will initially settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the second business day before the date of delivery should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement, the accompanying prospectus (including any amendment thereto) or the information included or incorporated herein by reference contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2 of UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

Furthermore, this prospectus supplement and any other material in relation to the Notes described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of the UK Prospectus Regulation (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Ireland

The Notes are not being offered or sold to any person, underwritten or placed in Ireland except in conformity with the provisions of (a) the European Union (Markets in Financial Instruments) Regulations 2017, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No 648/2012 and all implementing measures, delegated acts and guidance in respect thereof, and the provisions of the Investor Compensation Act 1998, (b) the 2014 Act, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (c) the Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any other rules made or guidelines issued under Section 1363 of the 2014 Act by the Central Bank of Ireland and (d) if applicable, the Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules made or guidelines issued under Section 1370 of the 2014 Act by the Central Bank of Ireland.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The underwriters will be required to represent and agree that the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any Notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The Notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the Notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)

you warrant and agree that you will not offer any of the Notes for resale in Australia within 12 months of those Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the

Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Notes will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York and United States federal law), McCann FitzGerald, Dublin, Ireland (with respect to Irish law), NautaDutilh N.V., Rotterdam, the Netherlands (with respect to Dutch law), Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware (with respect to Delaware law) and Smith, Gambrell & Russell, LLP, Los Angeles, California (with respect to California law). Certain legal matters with respect to the Notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of AerCap Holdings N.V. and its subsidiaries as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and AerCap Holdings N.V.’s management’s assessment of the effectiveness of internal control over financial reporting (which is included in AerCap Holdings N.V.’s management’s annual report on internal control over financial reporting) as of December 31, 2020 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

The audited historical financial statements of GE Capital Aviation Services included in exhibit 99.1 to AerCap Holdings N.V.’s Report on Form 6-K dated October 19, 2021, have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

PROSPECTUS

AerCap Ireland Capital Designated Activity Company

AerCap Global Aviation Trust

Debt securities (guaranteed to the extent provided herein)

AerCap Ireland Capital Designated Activity Company (the “Irish Issuer”) and AerCap Global Aviation Trust (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers”), each a wholly owned subsidiary of AerCap Holdings N.V., may offer and sell from time to time debt securities as separate series in amounts, at prices and on terms to be determined at the time of sale. The debt securities may consist of debentures, notes or other types of debt. For each offering, a prospectus supplement will accompany this prospectus and will contain the specific terms of the series of debt securities for which this prospectus is being delivered.

The Issuers may sell debt securities to or through one or more underwriters or dealers, and also may sell debt securities directly to other purchasers or through agents. The accompanying prospectus supplement will set forth information regarding the underwriters or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents and their controlling persons.

This prospectus may not be used for sales of securities unless it is accompanied by a prospectus supplement.

Investing in the debt securities to be offered by this prospectus and any applicable prospectus supplement involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, any risk factors included in any accompanying prospectus supplement and in the reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, before you make an investment in our debt securities.

Neither the SEC nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 19, 2021.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is not included or delivered with this prospectus.

We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests should be directed to AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, or by telephoning us at +353 1 819 2010.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC on Form F-3, utilizing a “shelf” registration process, relating to the debt securities and guarantees described in this prospectus. Under this shelf registration process, the Issuers may, from time to time, sell the debt securities described in this prospectus and any applicable prospectus supplement in one or more offerings. Each time the Issuers sell debt securities, they will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the offering price of the debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement relating to any specific offering of debt securities, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before you decide to invest in any of the debt securities.

This prospectus and any accompanying prospectus supplements, or any free writing prospectus, do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplements, any free writing prospectus or in any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.

Unless indicated otherwise or the context otherwise requires, references in this prospectus to the terms “our,” “us,” “we,” “AerCap” or the “Company” include AerCap Holdings N.V. and its subsidiaries as a combined entity.

Currency amounts in this prospectus are stated in U.S. dollars, unless indicated otherwise.

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COMPANY INFORMATION

AerCap is the global leader in aircraft leasing. Our ordinary shares are listed on The New York Stock Exchange (the “NYSE”) under the ticker symbol “AER.” Our headquarters is located in Dublin, and we have offices in Shannon, Los Angeles, Singapore, Amsterdam, Shanghai and Abu Dhabi. We also have representative offices at the world’s largest aircraft manufacturers, Boeing in Seattle and Airbus in Toulouse.

AerCap Holdings N.V.

AerCap Holdings N.V., the Parent Guarantor, was incorporated in the Netherlands with registered number 34251954 on July 10, 2006 as a public limited company under the Dutch Civil Code. The Parent Guarantor’s principal executive offices are located at AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, its general telephone number is +353 1 819 2010, and its website address is www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, such website is not a part of this prospectus. Puglisi & Associates is the Parent Guarantor’s authorized representative in the United States. The address of Puglisi & Associates is 850 Liberty Avenue, Suite 204, Newark, DE 19711 and their general telephone number is +1 (302) 738-6680.

AerCap Ireland Capital Designated Activity Company

AerCap Ireland Capital Designated Activity Company, the Irish Issuer, was incorporated in Ireland with registered number 535682 on November 22, 2013 as a private limited company under the Companies Acts 1963 to 2013 and was converted to a designated activity company on October 7, 2016 under Part 16 of the Companies Act 2014. The registered office of the Irish Issuer is at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland (telephone number +353 61 723600).

AerCap Global Aviation Trust

AerCap Global Aviation Trust, the U.S. Issuer, is a statutory trust formed on February 5, 2014 with registration number 5477349 under the Delaware Statutory Trust Act, 12 Del. C.§§ 3801 et.seq. (the “Delaware Act”), pursuant to a trust agreement between the Irish Issuer and Wilmington Trust, National Association, as the Delaware Trustee. The principal office of the U.S. Issuer is at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland (telephone number +353 61 723600).

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RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy such securities, you should read and carefully consider the risks and uncertainties discussed in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 2, 2021 and in Part II, Item 1 of our interim financial reports contained in our Reports on Form 6-K subsequently filed under the Exchange Act and incorporated by reference herein, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents, including our Reports on Form 6-K, that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in the debt securities. If any of those risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, we may be unable to make required payments of principal of, or premiums, if any, and interest on, the debt securities.

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FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

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the severity, extent and duration of the Covid-19 pandemic, including the impact of Covid-19 vaccine distribution and vaccination rates, and the rate of recovery in air travel, the aviation industry and global economic conditions; the potential impacts of the pandemic and responsive government actions on our business and results of operations, financial condition and cash flows;

•	the availability of capital to us and to our customers and changes in interest rates;

•	the ability of our lessees and potential lessees to make lease payments to us;

•	our ability to successfully negotiate aircraft purchases, sales and leases, to collect outstanding amounts due and to repossess aircraft under defaulted leases, and to control costs and expenses;

•	changes in the overall demand for commercial aircraft leasing and aircraft management services;

•	the effects of terrorist attacks on the aviation industry and on our operations;

•	the economic condition of the global airline and cargo industry and economic and political conditions;

•	development of increased government regulation, including travel restrictions, regulation of trade and the imposition of import and export controls, tariffs and other trade barriers;

•	competitive pressures within the industry;

•	the negotiation of aircraft management services contracts;

•	regulatory changes affecting commercial aircraft operators, aircraft maintenance, engine standards, accounting standards and taxes; and

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the risks described or referred to in “Risk Factors” in this prospectus or any prospectus supplement, in our Annual Report on Form 20-F for the year ended December 31, 2020 and in our Reports on Form 6-K.

The words “believe”, “may”, “will”, “aim”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under “Risk Factors” herein, any prospectus supplement, in our Annual Report on Form 20-F for the year ended December 31, 2020 incorporated by reference herein and in our Reports on Form 6-K incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, including the exhibits and schedules thereto, with the SEC under the Securities Act, and the rules and regulations thereunder, for the registration of the debt securities that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents that we filed as exhibits to the registration statement, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other documents.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also file Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

You may read and copy any document we file with or furnish to the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC’s Internet website at www.sec.gov. We will provide each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, Attention: Compliance Officer, or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus.

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INCORPORATION BY REFERENCE

The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	AerCap’s Annual Report on Form 20-F for the year ended December 31, 2020, as filed with the SEC on March 2, 2021; and

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AerCap’s Reports on Form 6-K, furnished to the SEC on March 10, 2021 (solely with respect to the first three paragraphs contained therein), March  12, 2021 (solely with respect to exhibit 99.3), April  2, 2021 (solely with respect to the first two paragraphs contained therein), April  28, 2021, May 12, 2021, July  29, 2021 and October 19, 2021.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports made on Form 6-K that we furnish to the SEC, prior to the filing of a post-effective amendment to the registration statement that contains this prospectus that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be incorporated by reference in this prospectus and be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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USE OF PROCEEDS

Unless the prospectus supplement states otherwise, we intend to use the proceeds from the sale of the securities to acquire, invest in, finance or refinance aircraft assets, to repay indebtedness and for other general corporate purposes.

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DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities covered by this prospectus may be issued under one or more indentures. Unless otherwise specified in the applicable prospectus supplement, the trustee under the applicable indenture will be The Bank of New York Mellon Trust Company, N.A. The particular terms of the debt securities offered and their guarantees, if any, will be outlined in a prospectus supplement. The discussion of such terms in the prospectus supplement is subject to, and qualified in its entirety by, reference to all provisions in the applicable indenture and any applicable supplemental indenture.

As noted above, the debt securities may be guaranteed by AerCap and one or more of AerCap’s subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors.

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CERTAIN IRISH, DUTCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES

The material Irish, Dutch and U.S. federal income tax consequences relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in a prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to other purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriters, dealers or agents;

•	compensation of any underwriters, dealers or agents;

•	the net proceeds to us;

•	the purchase price of the debt securities;

•	the initial public offering price of the debt securities; and

•	any exchange on which the securities will be listed.

Underwriters

If we use underwriters in the sale, they will acquire the debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase the debt securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of the debt securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and direct sales

We may sell debt securities directly or through agents that we designate, at a fixed price or prices which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. The prospectus supplement will name any agent involved in the offering and sale and will state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with institutional investors and delayed delivery

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities from it pursuant to contracts providing for payment and delivery on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. These institutional investors include:

•	commercial and savings banks;

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•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs the validity of the arrangements or the performance by us or the institutional investor.

Indemnification

Agreements that we enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments that they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market making

Unless otherwise noted in the applicable prospectus supplement, each series of debt securities will be a new issue of securities without an established trading market. Various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

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ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER IRISH LAW

As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States (the “Relevant Court”) will be enforced by the courts in Ireland if the following general requirements are met:

(a)	the Irish court is satisfied (on the basis of Irish conflicts of laws) that the Relevant Court was a court of competent jurisdiction;

(b)	the judgment has not been obtained or alleged to have been obtained by fraud or a trick;

(c)	the decision of the Relevant Court and the enforcement thereof was not and would not be contrary to natural or constitutional justice under Irish law;

(d)	the enforcement of the judgment would not be contrary to public policy as understood by the Irish court or constitute the enforcement of a judgment of a penal or revenue nature;

(e)	the judgment is not inconsistent with a judgment of the Irish courts in respect of the same matter;

(f)	the judgment is final and conclusive and is a judgment against the relevant company for a debt or definite sum of money;

(g)	the procedural rules of the Relevant Court and the Irish courts have been observed;

(h)

no fresh evidence is adduced by any party thereto which could not have been discovered prior to the judgment of the Relevant Court by reasonable diligence by such party and which shows such judgment to be erroneous; and

(i)	there is a practical benefit to the party in whose favor the judgment of the Relevant Court is made in seeking to have that judgment enforced in Ireland.

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ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER DUTCH LAW

We are advised that there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a judgment rendered by any federal or state court in the United States in such matters cannot automatically be enforced in the Netherlands. An application will have to be made to the competent Dutch Court in order to obtain a judgment that can be enforced in the Netherlands. The Dutch courts can in principle be expected to give conclusive effect to a final and enforceable judgment of a competent United States court in respect of the contractual obligations under the relevant document without re-examination or re-litigation, but would require (i) that the relevant court in the United States had jurisdiction in the matter in accordance with standards that are generally accepted internationally, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy of the Netherlands or the European Union, and (iv) that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that such earlier decision can be recognized in the Netherlands, but the court will in either case have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Furthermore, a Dutch court may reduce the amount of damages granted by a federal or state court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil or other liability in an original action commenced in the Netherlands and predicated solely upon United States federal securities laws.

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LEGAL MATTERS

The validity of the debt securities will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York and United States federal law), McCann FitzGerald, Dublin, Ireland (with respect to Irish law), NautaDutilh N.V., Rotterdam, the Netherlands (with respect to Dutch law), Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware (with respect to Delaware law) and Smith, Gambrell  & Russell, LLP, Los Angeles, California (with respect to California law).

EXPERTS

The consolidated financial statements of AerCap Holdings N.V. and its subsidiaries as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and AerCap Holdings N.V.’s management’s assessment of the effectiveness of internal control over financial reporting (which is included in AerCap Holdings N.V.’s management’s annual report on internal control over financial reporting) as of December 31, 2020 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

The audited historical financial statements of GE Capital Aviation Services, the aviation leasing business of General Electric Company, incorporated in this prospectus by reference to AerCap Holdings N.V.’s Report on Form 6-K dated October 19, 2021, have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

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DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Dutch law, AerCap is permitted to purchase directors’ and officers’ insurance. AerCap carries such insurance. In addition, the articles of association of AerCap Holdings N.V., the constitution of the Irish Issuer and the trust agreement relating to the U.S. Issuer each include indemnification of their respective directors and officers against liabilities, including judgments, fines and penalties, as well as against associated reasonable legal expenses and settlement payments, to the extent this is allowed under Dutch, Irish or U.S. law, respectively. To be entitled to indemnification, these persons must not have engaged in an act or omission of willful misconduct or bad faith. Insofar as such indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the applicable registrant pursuant to the foregoing provisions, AerCap has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the said Act and is therefore unenforceable.

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